    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 1997

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          THE PERKIN-ELMER CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                NEW YORK                                    3826                                   06-0490270
    (State or other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                   Identification No.)

                            ------------------------

                                761 MAIN AVENUE
                        NORWALK, CONNECTICUT 06859-0001
                                 (203) 762-1000
       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)
                         ------------------------------

                                WILLIAM B. SAWCH
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                761 MAIN AVENUE
                        NORWALK, CONNECTICUT 06859-0001
                                 (212) 762-1000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                         ------------------------------

                                   COPIES TO:

             RICHARD A. GARVEY, ESQ.                               RUFUS C. KING, ESQ.
            SIMPSON THACHER & BARTLETT                       TESTA, HURWITZ & THIBEAULT, LLP
               425 LEXINGTON AVENUE                                  125 HIGH STREET
                NEW YORK, NY 10017                                  HIGH STREET TOWER
                                                                     BOSTON, MA 02110

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this Registration Statement is declared effective.

    If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
             TITLE OF EACH CLASS OF                   AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING     REGISTRATION
         SECURITIES TO BE REGISTERED(1)              REGISTERED(2)            UNIT              PRICE(3)             FEE(3)
Common Stock of the par value of one dollar
  ($1.00) per share (including Junior
  Participating Preferred Stock Purchase
  Rights)(4).....................................   6,011,072 shares     Not applicable      Not applicable        $29,052.62

(1) This Registration Statement relates to securities of the Registrant issuable to holders of common stock, par value $.01 per share ("PerSeptive Common Stock"), of PerSeptive Biosystems, Inc., a Delaware corporation ("PerSeptive"), in the proposed merger of a wholly-owned subsidiary of the Registrant with and into PerSeptive (the "Merger").

(2) The amount of Common Stock, par value $1.00 per share, of the Registrant ("Perkin-Elmer Common Stock") to be registered has been determined on the basis of the maximum exchange ratio in the Merger (0.1926 of a share of Perkin-Elmer Common Stock for each outstanding share of PerSeptive Common Stock) and the maximum aggregate number of shares of PerSeptive Common Stock (31,210,135) to be exchanged in the Merger for shares of Perkin-Elmer Common Stock, assuming solely for the purpose of calculating the registration fee that (i) all outstanding PerSeptive stock options are exercised prior to the effective time of the Merger, (ii) all outstanding warrants exercisable into shares of PerSeptive Common Stock are exercised prior to the effective time of the Merger, (iii) all outstanding shares of Series A Redeemable Convertible Stock of PerSeptive are converted prior to the effective time of the Merger and (iv) all outstanding 8 1/4% Convertible Subordinated Notes Due 2001 of PerSeptive are converted prior to the effective time of the Merger.

(3) Calculated, pursuant to Rule 457(f)(1), based on the market value of shares of PerSeptive Common Stock to be converted in the Merger, computed in accordance with Rule 457(c) on the basis of the average of the high and low prices per share of the PerSeptive Common Stock on the Nasdaq National Market on October 27, 1997. In accordance with Rule 457(b), the total registration fee of $106,102.64 has been reduced by $77,050.02, which was paid on September 12, 1997, at the time of the filing under the Securities Exchange Act of 1934, as amended, of preliminary copies of PerSeptive's proxy materials included herein. Therefore, the registration fee payable upon filing of this Registration Statement is $29,052.62.

(4) Includes associated rights (the "Rights") to purchase 1/100 of a share of the Registrant's Participating Preferred Stock. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates representing Perkin-Elmer Common Stock and will be transferred only with such shares of Perkin-Elmer Common Stock.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          PERSEPTIVE BIOSYSTEMS, INC.

                                PROXY STATEMENT
                            ------------------------

                          THE PERKIN-ELMER CORPORATION

                                   PROSPECTUS

    This Proxy Statement/Prospectus is being furnished to the stockholders of PerSeptive BioSystems, Inc., a Delaware corporation ("PerSeptive"), in connection with the solicitation of proxies by the Board of Directors of PerSeptive (the "PerSeptive Board") for use at the special meeting of stockholders of PerSeptive to be held on December 4, 1997, at 9:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, 20th Floor, Boston, Massachusetts 02110 (including any adjournments or postponements thereof, the "Special Meeting").

    At the Special Meeting, the holders of shares of common stock, par value $0.01 per share, of PerSeptive ("PerSeptive Common Stock") will consider and vote upon the approval and adoption of the Agreement and Plan of Merger, dated as of August 23, 1997 (the "Merger Agreement"), among The Perkin-Elmer Corporation, a New York corporation ("Perkin-Elmer"), Seven Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Perkin-Elmer ("Merger Sub"), and PerSeptive, with respect to the merger of Merger Sub with and into PerSeptive upon the terms and subject to the conditions thereof (the "Merger"). Pursuant to the Merger Agreement, each share of PerSeptive Common Stock issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time of the Merger"), together with the associated PerSeptive Right (as defined herein), will be converted into the right to receive a fraction of a share of Common Stock, par value $1.00 per share, of Perkin-Elmer ("Perkin-Elmer Common Stock"), together with the associated fraction of a Perkin-Elmer Right (as defined herein), equal to the amount obtained by dividing $13.00 by the average of the closing sale prices per share of Perkin-Elmer Common Stock as reported on the New York Stock Exchange Composite Transactions Tape for the 20 trading days immediately preceding the second trading day prior to the Effective Time of the Merger and rounding to the nearest 1/10,000th, provided that such amount shall not be less than 0.1486 nor more than 0.1926.

    The PerSeptive Board is recommending that the stockholders of PerSeptive vote for the approval and adoption of the Merger Agreement, pursuant to which PerSeptive would become a wholly-owned subsidiary of Perkin-Elmer and stockholders of PerSeptive would become stockholders of Perkin-Elmer.

    This Proxy Statement/Prospectus also serves as a Prospectus of Perkin-Elmer under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of Perkin-Elmer Common Stock issuable in connection with the Merger. The Perkin-Elmer Common Stock is listed for trading on the New York Stock Exchange, Inc. (the "NYSE") and the Pacific Stock Exchange (the "PSE"). On October 27, 1997, the closing sale price of Perkin-Elmer Common Stock as reported in the NYSE Composite Transactions Tape was $60 3/4.

    HOLDERS OF PERSEPTIVE COMMON STOCK SHOULD CAREFULLY READ THIS PROXY STATEMENT/ PROSPECTUS, INCLUDING THE MATERIALS IT INCORPORATES BY REFERENCE AND THE MATERIAL UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 15.

    This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to stockholders of PerSeptive on or about October 31, 1997.
                            ------------------------
     THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR
      DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
       OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
              ADEQUACY OF THIS PROXY STATEMENT/ PROSPECTUS. ANY
                     REPRESENTATION TO THE CONTRARY IS A
                                                 CRIMINAL OFFENSE.
                            ------------------------

          THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS OCTOBER 30, 1997.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
AVAILABLE INFORMATION......................................................................................           1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................           1

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS............................................................           3

SUMMARY....................................................................................................           4
    The Special Meeting....................................................................................           4
    The Parties............................................................................................           5
    The Merger.............................................................................................           5
    Selected Historical and Unaudited Pro Forma Combined Financial Data....................................          10
    Comparative Stock Prices...............................................................................          12
    Comparative Per Share Data.............................................................................          13

RISK FACTORS...............................................................................................          15

THE SPECIAL MEETING........................................................................................          17
    Date, Time and Place...................................................................................          17
    Matters To Be Considered at the Special Meeting........................................................          17
    Vote Required..........................................................................................          17
    Voting of Proxies......................................................................................          17
    Revocability of Proxies................................................................................          18
    Record Date; Stock Entitled to Vote; Quorum............................................................          18
    Solicitation of Proxies................................................................................          18

THE PARTIES................................................................................................          19
    The Perkin-Elmer Corporation...........................................................................          19
    PerSeptive Biosystems, Inc.............................................................................          19
    Seven Acquisition Corp.................................................................................          19

THE MERGER.................................................................................................          20
    General................................................................................................          20
    Background of the Merger...............................................................................          20
    Reasons for the Merger.................................................................................          23
    Recommendation of the PerSeptive Board.................................................................          25
    Opinion of Financial Advisor to PerSeptive.............................................................          25
    Structure of the Merger................................................................................          30
    Merger Consideration...................................................................................          30
    Effective Time of the Merger...........................................................................          30
    Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares.......................          31
    Representations and Warranties.........................................................................          31
    Conduct of Business Pending Merger.....................................................................          32
    No Solicitation........................................................................................          33
    Conditions to the Consummation of the Merger...........................................................          33
    Stock Exchange Listings................................................................................          35
    Regulatory Approvals Required..........................................................................          35
    Termination............................................................................................          36
    Termination Fee........................................................................................          36
    Amendment and Waiver...................................................................................          36
    Expenses...............................................................................................          37
    Effect on Employee Benefits, Stock Plans and Stock Options.............................................          37

                                                                                                                PAGE
                                                                                                                -----
    Effect on Warrants.....................................................................................          37
    Effect on Convertible Notes............................................................................          38
    Certain United States Federal Income Tax Consequences..................................................          38
    Anticipated Accounting Treatment.......................................................................          40
    Interests of Certain Persons in the Merger.............................................................          40
    Stock Option Agreement.................................................................................          41
    Amendment to PerSeptive Rights Agreement...............................................................          43
    Resale of Perkin-Elmer Common Stock....................................................................          43
    No Appraisal Rights....................................................................................          43

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS................................................          44

DESCRIPTION OF PERKIN-ELMER CAPITAL STOCK..................................................................          51
    General................................................................................................          51
    Common Stock...........................................................................................          51
    Preferred Stock........................................................................................          51

COMPARISON OF STOCKHOLDER RIGHTS...........................................................................          52
    Authorized Capital.....................................................................................          52
    Directors..............................................................................................          52
    Charter and By-Law Amendments..........................................................................          53
    Cumulative Voting......................................................................................          53
    Stockholder Meeting Procedures.........................................................................          54
    Voting by Stockholders.................................................................................          54
    Affiliated Transactions................................................................................          55
    Rights Plans...........................................................................................          56
    Indemnification and Limitation of Liability............................................................          60
    Appraisal Rights.......................................................................................          63
    Right To Examine Stockholder List......................................................................          64
    Interested Director Transactions.......................................................................          64

EXPERTS....................................................................................................          64

LEGAL OPINIONS.............................................................................................          64

STOCKHOLDER PROPOSALS......................................................................................          65

ANNEXES

Annex I   Agreement and Plan of Merger
Annex II  Stock Option Agreement
Annex III  Opinion of PaineWebber

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATIONS OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PERKIN-ELMER OR PERSEPTIVE. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION OR TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PERKIN-ELMER OR PERSEPTIVE SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

    Perkin-Elmer and PerSeptive are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Perkin-Elmer has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act with respect to the Perkin-Elmer Common Stock to be issued to holders of PerSeptive Common Stock pursuant to the Merger Agreement. The Registration Statement and the exhibits thereto, as well as the reports, proxy statements and other information filed by Perkin-Elmer and PerSeptive with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's Regional Offices in New York (Suite 1300, Seven World Trade Center, New York, New York 10048) and in Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Recent materials filed by Perkin-Elmer and PerSeptive also may be accessed electronically by means of the Commission's homepage on the Internet at http://www.sec.gov. In addition, the Perkin-Elmer Common Stock is listed on the NYSE and the PSE, and material filed by Perkin-Elmer can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and of the PSE, 301 Pine Street, San Francisco, California 94104. The PerSeptive Common Stock and PerSeptive's Class G Warrants are quoted on the Nasdaq National Market and the Nasdaq SmallCap Market, respectively, and material filed by PerSeptive can be inspected at the offices of The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, a portion of which has been omitted in accordance with the rules and regulations of the Commission.

    Statements contained in this Proxy Statement/Prospectus, or in any document incorporated in this Proxy Statement/Prospectus by reference, as to the contents of any contract or other document referred to herein or therein are qualified in all respects by reference to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document incorporated herein by reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by Perkin-Elmer (File No. 1-4389) and PerSeptive (File No. 0-20032) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

         1. Perkin-Elmer's Annual Report on Form 10-K for the fiscal year ended June 30, 1997;

         2. Perkin-Elmer's Current Report on Form 8-K dated August 23, 1997 and filed on August 26, 1997;

         3. The descriptions of the Perkin-Elmer Common Stock and the rights to purchase Participating Preferred Stock, par value $1.00 per share, of Perkin-Elmer (the "Perkin-Elmer Rights"), set forth in Perkin-Elmer's Registration Statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such descriptions;

         4. PerSeptive's Annual Report on Form 10-K for the fiscal year ended September 30, 1996;

         5. PerSeptive's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 28, 1996, March 29, 1997 and June 28, 1997;

         6. PerSeptive's Current Report on Form 8-K dated April 16, 1997 and filed on April 18, 1997;

         7. PerSeptive's Current Report on Form 8-K dated August 22, 1997 and filed on August 26, 1997;

         8. PerSeptive's Current Report on Form 8-K dated August 23, 1997 and filed on August 26, 1997;

         9. The description of the PerSeptive Common Stock set forth in PerSeptive's Registration Statement on Form 8-A dated May 29, 1992 filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

        10. The description of the PerSeptive's Series B Junior Participating Preferred Stock Purchase Rights (the "PerSeptive Rights") contained in the Registration Statement on Form 8-A dated March 2, 1995 filed pursuant to
    Section 12 under the Exchange Act, and any amendment or report filed for the purpose of updating such description.

    All documents and reports filed by Perkin-Elmer or PerSeptive pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/ Prospectus.

    The foregoing incorporation by reference shall not be deemed to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED THEREIN BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF PERSEPTIVE COMMON STOCK TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, IN THE CASE OF DOCUMENTS RELATING TO PERKIN-ELMER, TO THE PERKIN-ELMER CORPORATION, 761 MAIN AVENUE, NORWALK, CONNECTICUT 06859 (TELEPHONE NUMBER (203) 762-1000), ATTENTION:
SECRETARY OR, IN THE CASE OF DOCUMENTS RELATING TO PERSEPTIVE, TO PERSEPTIVE BIOSYSTEMS, INC., 500 OLD CONNECTICUT PATH, FRAMINGHAM, MASSACHUSETTS 01701 (TELEPHONE NUMBER (508) 383-7700), ATTENTION: JEFFREY R. MOORE, VICE PRESIDENT-TREASURY OPERATIONS. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, REQUESTS SHOULD BE RECEIVED BY NOVEMBER 26, 1997.

                DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

    Certain statements in this Proxy Statement/Prospectus (and the documents incorporated herein by reference) and its attachments are forward-looking. These may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential," among others. These forward-looking statements are based on the current expectations of Perkin-Elmer and PerSeptive. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, Perkin-Elmer and PerSeptive note that a variety of factors could cause Perkin-Elmer's and PerSeptive's actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of Perkin-Elmer and PerSeptive include (1) complexity and uncertainty regarding the development of new high-technology products; (2) loss of market share through competition; (3) introduction of competing products or technologies by other companies; (4) pricing pressures from competitors and/or customers; (5) changes in the life science or analytical instrument industries; (6) changes in the pharmaceutical, environmental, research or chemical markets; (7) variable government funding in key geographical regions; (8) the ability of Perkin-Elmer and PerSeptive to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; (9) the loss of key employees; (10) fluctuations in foreign currency exchange rates; and (11) the matters discussed under "Risk Factors" below and other factors that might be described from time to time in filings of Perkin-Elmer and PerSeptive with the Commission.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES HERETO. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES HERETO IN THEIR ENTIRETY.

THE SPECIAL MEETING

DATE, TIME AND PLACE....  The Special Meeting will be held at 9:00 a.m., local time, on
                          December 4, 1997 at the offices of Testa, Hurwitz & Thibeault,
                          LLP, 125 High Street, 20th Floor, Boston, Massachusetts 02110.

MATTERS TO BE CONSIDERED
  AT THE SPECIAL
  MEETING...............  At the Special Meeting, holders of PerSeptive Common Stock will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement.

RECORD DATE.............  The record date for the Special Meeting is the close of business in New York on October 9, 1997 (the "Record Date"). See "The
                          Special Meeting-- Record Date; Stock Entitled to Vote; Quorum."

VOTE REQUIRED...........  The approval and adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the shares of PerSeptive Common Stock outstanding on the Record Date.

                          Holders of PerSeptive Common Stock as of the Record Date are
                          entitled to one vote per share on each matter to be voted on at the Special Meeting. The approval and adoption of the Merger
                          Agreement does not require the approval of the holders of any other outstanding securities of PerSeptive, including shares of
                          PerSeptive's preferred stock. See "The Special Meeting--Vote
                          Required."

SECURITY OWNERSHIP
  OF MANAGEMENT
  AND OTHERS............  As of the Record Date, directors and executive officers of
                          PerSeptive and their affiliates beneficially owned and were entitled to vote 641,260 shares of PerSeptive Common Stock, which represented approximately 2.83% of the shares of PerSeptive
                          Common Stock outstanding on the Record Date. Each PerSeptive director and executive officer has indicated his or her present intention to vote, or cause to be voted, the PerSeptive Common
                          Stock so owned by him or her for approval and adoption of the
                          Merger Agreement. See "The Special Meeting--Vote Required."

THE PARTIES

THE PERKIN-ELMER
  CORPORATION...........  Perkin-Elmer is a New York corporation engaged primarily in the development, manufacturing and marketing on a worldwide basis of life science and analytical instruments and consumables used in markets such as pharmaceuticals, biotechnology, environmental testing, food, agriculture and chemical manufacturing.
                          Perkin-Elmer's operations are organized in two industry segments:
                          life sciences and analytical instruments. The life science segment is comprised of biochemical instrument systems and associated consumable products for life science research and related applications. These automated systems are used for synthesis, amplification, purification, isolation, analysis and sequencing of nucleic acids, proteins and other biological molecules. The analytical instruments segment is comprised of equipment and systems used for determining the composition and molecular structure of chemical substances (both organic and inorganic), data handling devices and real time process analysis systems to monitor process quality and environmental purity.
                          Perkin-Elmer had revenues of $1.28 billion in fiscal year 1997.

                          Perkin-Elmer's principal executive offices are located at 761
                          Main Avenue, Norwalk, Connecticut 06859-0001 and its telephone number is (203) 762-1000.

PERSEPTIVE BIOSYSTEMS,
  INC...................  PerSeptive is a Delaware corporation that develops, manufactures, and markets proprietary consumable products and instrumentation systems for the purification, analysis and synthesis of
                          biomolecules. PerSeptive's enabling products are used in the life science industry to reduce the time and cost required for the discovery, development and manufacture of pharmaceutical
                          products. PerSeptive's product lines are based on its patented core technologies in the fields of chromatography, immunoassay, solid-phase synthesis, biological mass spectrometry and
                          microfluidic assay devices. PerSeptive had revenues of $86 million in fiscal year 1996.

                          PerSeptive's principal executive offices are located at 500 Old
                          Connecticut Path, Framingham, Massachusetts 01701 and its
                          telephone number is (508) 383-7700.

SEVEN ACQUISITION
  CORP..................  Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Perkin-Elmer that was formed solely for the purpose of entering into the Merger Agreement and consummating the
                          Merger.

THE MERGER

RECOMMENDATION OF THE
  PERSEPTIVE BOARD;
  REASONS FOR THE
  MERGER................  The PerSeptive Board has determined that the terms of the Merger
                          Agreement and the Stock Option Agreement (as defined herein) and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the stockholders of
                          PerSeptive. The PerSeptive Board has, by unanimous vote of all directors, approved the Merger Agreement and the Stock Option
                          Agreement and the transactions contemplated thereby and
                          recommends that PerSeptive's stockholders vote to approve and adopt the Merger Agreement. See "The Merger--Recommendation of
                          the PerSeptive Board."

                          In making its determination to approve the Merger Agreement, the
                          Stock Option Agreement and the transactions contemplated thereby, the PerSeptive Board considered a number of factors described under "The Merger--Reasons for the Merger--PerSeptive." In making its determination to approve the Merger Agreement, the Stock
                          Option Agreement and the transactions contemplated thereby, the
                          Perkin-Elmer Board considered a number of factors described under
                          "The Merger-- Reasons for the Merger--Perkin-Elmer."

OPINION OF FINANCIAL
  ADVISOR TO
  PERSEPTIVE............  PaineWebber Incorporated ("PaineWebber"), the financial advisor to PerSeptive, delivered to the PerSeptive Board its written opinion, dated August 23, 1997, to the effect that, as of the date of such opinion, the Merger Consideration (as defined in the
                          Merger Agreement) is fair, from a financial point of view, to the holders of PerSeptive Common Stock (other than Perkin-Elmer and its affiliates). The full text of the opinion of PaineWebber, which sets forth the assumptions made, the procedures followed, matters considered and limitations on the review undertaken, is attached to this Proxy Statement/Prospectus as Annex III. HOLDERS
                          OF PERSEPTIVE COMMON STOCK ARE URGED TO READ THIS OPINION
                          CAREFULLY IN ITS ENTIRETY.

                          For information on the assumptions made, matters considered and limits of the review by PaineWebber, see "The Merger--Opinion of
                          Financial Advisor to PerSeptive."

EFFECTS OF THE MERGER...  At the Effective Time of the Merger, Merger Sub will merge with and into PerSeptive, with PerSeptive surviving the Merger as a wholly-owned subsidiary of Perkin-Elmer (PerSeptive, as the surviving corporation in the Merger, the "Surviving
                          Corporation").

                          At the Effective Time of the Merger, subject to certain
                          exceptions as described herein with respect to shares owned by
                          Perkin-Elmer, PerSeptive or their respective subsidiaries, each outstanding share of PerSeptive Common Stock (including shares of
                          Common Stock issuable upon conversion of the Series A Redeemable
                          Convertible Preferred Stock of PerSeptive (the "Series A
                          Preferred Stock") as described under "The Merger--Merger
                          Consideration") will be automatically converted into a fraction of a share of Perkin-Elmer Common Stock equal to the Exchange
                          Ratio (as defined below), together with the appropriate fraction of a Perkin-Elmer Right attached thereto, except that cash will be paid in lieu of fractional shares of Perkin-Elmer Common
                          Stock. The "Exchange Ratio" means $13.00 divided by the average of the closing sale prices of Perkin-Elmer Common Stock on the
                          NYSE Composite Transactions Tape on each of the 20 consecutive trading days immediately preceding the second trading day prior to the Effective Time of the Merger, PROVIDED that the Exchange
                          Ratio will not be less than 0.1486 nor more than 0.1926. For so long as the foregoing 20-trading day average price per share of
                          Perkin-Elmer Common Stock is not more than $87.50 nor less than
                          $67.50, the application of the Exchange Ratio will result in an adjustment of the fraction of a share of Perkin-Elmer Common
                          Stock to be received for each share of PerSeptive Common Stock.
                          However, the fraction of a share of Perkin-Elmer Common Stock to be received for each share of PerSeptive Common Stock shall not be increased above 0.1926 if such 20-trading day

                          average is less than $67.50, nor shall such fraction be decreased below 0.1486 if such 20-trading day average is more than $87.50.
                          See "The Merger--Merger Consideration" and "--Conversion of
                          Shares; Procedures for Exchange of Certificates; Fractional
                          Shares."

CONDITIONS TO THE
  MERGER................  The obligations of Perkin-Elmer and Merger Sub, on the one hand, and PerSeptive, on the other hand, to consummate the Merger are subject to various conditions, including obtaining PerSeptive stockholder approval of the Merger Agreement at the Special
                          Meeting; the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
                          as amended (the "HSR Act"), and the receipt of regulatory
                          approvals under the laws of certain foreign jurisdictions; the effectiveness of the Registration Statement; approval for listing on the NYSE and the PSE, subject to official notice of issuance, of the shares of Perkin-Elmer Common Stock to be issued pursuant to the Merger; receipt of opinions of counsel dated the date of the closing of the Merger (the "Closing Date") in respect of certain federal income tax consequences of the Merger; and
                          receipt of accountants' letters to the effect that the Merger qualifies for "pooling of interests" accounting treatment. See
                          "The Merger--Conditions to the Consummation of the Merger."

REGULATORY APPROVALS
  REQUIRED..............  The Merger is subject to expiration of the waiting period under the HSR Act. Certain aspects of the Merger will require
                          notifications to, and/or approvals from, certain other foreign governmental authorities. Each of Perkin-Elmer and PerSeptive filed a premerger notification under the HSR Act with the Federal
                          Trade Commission (the "FTC") and the Antitrust Division of the
                          Department of Justice (the "DOJ"). On October 24, 1997
                          Perkin-Elmer and PerSeptive received a request from the DOJ for additional information, in connection with which the waiting period under the HSR Act was extended until the twentieth day following the provision of such information. See "The
                          Merger--Regulatory Approvals Required."

TERMINATION.............  The Merger Agreement may be terminated at any time prior to the
                          Effective Time of the Merger, whether before or after approval and adoption by the stockholders of PerSeptive, (i) by mutual written consent of Perkin-Elmer and PerSeptive, (ii) by either party if (A) any governmental authority shall have taken any action permanently enjoining, restraining or otherwise
                          prohibiting the Merger, (B) the Merger shall not have been consummated on or before January 31, 1998 or (C) the approval of stockholders of PerSeptive required for consummation of the
                          Merger shall not have been obtained at the Special Meeting, (iii)
                          by Perkin-Elmer, if the PerSeptive Board shall have withdrawn or adversely modified its approval or recommendation of the Merger
                          Agreement, or recommended, or failed to recommend rejection of, a third party Transaction Proposal (as defined under "The
                          Merger--No Solicitation") or (iv) by PerSeptive, if in compliance with the Merger Agreement, the PerSeptive Board shall have concluded based on written advice (or advice confirmed in
                          writing) of outside counsel that in order to avoid acting
                          contrary to its fiduciary duties it must withdraw or modify its recommendation of the Merger Agreement. See "The
                          Merger--Termination."

TERMINATION FEE.........  PerSeptive has agreed to pay Perkin-Elmer a termination fee of
                          $11,000,000 if (i) the Merger Agreement shall have been
                          terminated and (A) prior to

                          such termination a person or group (other than Perkin-Elmer,
                          Merger Sub or any other affiliates of Perkin-Elmer) shall have become the owner of more than 15% of the PerSeptive Common Stock then outstanding or (B) (1) prior to such termination a person or group shall have made a Transaction Proposal and (2) prior to
                          August 23, 1998, PerSeptive shall have consummated or agreed to consummate a Transaction Proposal or (ii) the Merger Agreement is
                          terminated under certain other circumstances. See "The
                          Merger--Termination," "--Termination Fee" and "--No
                          Solicitation."

CERTAIN UNITED STATES
  FEDERAL INCOME TAX
  CONSEQUENCES..........  The Merger is intended to be a tax-free reorganization so that no material amount of gain or loss will be recognized by
                          Perkin-Elmer, Merger Sub or PerSeptive, and no gain or loss will be recognized by PerSeptive stockholders, except in respect of cash received by holders of PerSeptive Common Stock in lieu of fractional shares of Perkin-Elmer Common Stock. Perkin-Elmer and
                          PerSeptive have received the opinions, each dated the date hereof, of Simpson Thacher & Bartlett and Testa, Hurwitz &
                          Thibeault, LLP, respectively, to the effect that, among other things, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986,
                          as amended (the "Code"). Consummation of the Merger is
                          conditioned upon delivery of opinions of counsel to the same effect dated as of the Closing Date. See "The Merger-- Certain
                          United States Federal Income Tax Consequences" and "--Conditions
                          to the Consummation of the Merger."

ANTICIPATED ACCOUNTING
  TREATMENT.............  The Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. It is a condition to consummation of the Merger that Perkin-Elmer shall have received a letter from Price Waterhouse LLP (the independent accountants of Perkin-Elmer) confirming that the Merger will qualify for pooling of interests accounting treatment if consummated in accordance with the Merger Agreement, that PerSeptive shall have received a letter from Coopers & Lybrand L.L.P. (the independent accountants of PerSeptive) confirming that PerSeptive is eligible to be acquired in a transaction accounted for using pooling of interests accounting treatment and that such letters shall not have been withdrawn. See "The Merger--Anticipated Accounting
                          Treatment" and "-- Conditions to the Consummation of the Merger."

INTERESTS OF CERTAIN
  PERSONS IN THE
  MERGER................  Consummation of the Merger will result in certain employees of
                          PerSeptive becoming eligible for certain benefits in the event their employment is terminated and in the accelerated vesting of certain employee stock options. In addition, Perkin-Elmer and the
                          Surviving Corporation have agreed to indemnify, and maintain directors' and officers' insurance covering, directors and officers of PerSeptive following the Merger. See "The
                          Merger--Effect on Employee Benefit and Stock Plans" and
                          "--Interests of Certain Persons in the Merger."

STOCK OPTION
  AGREEMENT.............  Concurrently with and as a condition to entering into the Merger
                          Agreement, Perkin-Elmer and PerSeptive entered into a Stock
                          Option

                          Agreement, dated as of August 23, 1997 (the "Stock Option
                          Agreement"), pursuant to which PerSeptive has granted to
                          Perkin-Elmer the option to purchase up to an aggregate of
                          4,478,308 shares of PerSeptive Common Stock (subject to
                          adjustment under certain circumstances) at a price of $13.00 per share. The option may be exercised only upon the termination of the Merger Agreement under circumstances that would entitle
                          Perkin-Elmer (presently or in the future) to receive a
                          termination fee. No such circumstances exist as of the date hereof. Upon the occurrence of certain events (none of which has occurred as of the date hereof), the Stock Option Agreement requires PerSeptive, upon request of Perkin-Elmer or any holder of PerSeptive Common Stock issued upon exercise of the option, to repurchase the option and/or any shares previously issued upon exercise thereof. The aggregate profits that Perkin-Elmer may receive pursuant to the termination fee provisions of the Merger
                          Agreement and the provisions of the Stock Option Agreement are subject to certain limitations specified in the Stock Option
                          Agreement. See "The Merger--Stock Option Agreement."

NO APPRAISAL RIGHTS.....  No holder of PerSeptive Common Stock will have any appraisal rights under Delaware law in connection with, or as a result of, the matters to be acted upon at the Special Meeting. See "The
                          Merger--No Appraisal Rights."

COMPARISON OF
  STOCKHOLDER RIGHTS....  The rights of stockholders of PerSeptive currently are determined by reference to the Delaware General Corporation Law (the
                          "DGCL"), PerSeptive's Amended and Restated Certificate of
                          Incorporation, as amended (the "PerSeptive Charter"), and
                          PerSeptive's Amended and Restated By-laws, as amended (the
                          "PerSeptive By-Laws"). At the Effective Time of the Merger,
                          stockholders of PerSeptive will become stockholders of
                          Perkin-Elmer. As a result, their rights as stockholders will then be determined by reference to the New York Business Corporation
                          Law (the "NYBCL"), Perkin-Elmer's Restated Certificate of
                          Incorporation (the "Perkin-Elmer Charter"), and Perkin-Elmer's
                          By-laws (the "Perkin-Elmer By-Laws"). See "Description of
                          Perkin-Elmer Capital Stock" and "Comparison of Stockholder
                          Rights."

      SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

    The following selected historical financial data of Perkin-Elmer and PerSeptive have been derived from the respective historical consolidated financial statements, and should be read in conjunction with such historical consolidated financial statements and the notes thereto, which are incorporated herein by reference in this Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference." The selected unaudited pro forma combined financial data have been derived from, or prepared on a basis consistent with, the unaudited pro forma condensed combined financial statements and should be read in conjunction with such pro forma statements and notes thereto, which are included on pages 44-50, in this Proxy Statement/Prospectus. Pro forma data for fiscal year 1997 combine Perkin-Elmer's financial data for the fiscal year ended June 30, 1997 with PerSeptive's financial data for the nine months ended June 28, 1997 and the three months ended September 30, 1996.

    The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated, nor is it necessarily indicative of future results or financial position.

(IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                    FOR THE YEARS ENDED JUNE 30,
                                                        -----------------------------------------------------
                                                          1997       1996       1995       1994       1993
                                                        ---------  ---------  ---------  ---------  ---------
HISTORICAL--PERKIN-ELMER
Net revenues..........................................  $1,276,766 $1,162,949 $1,063,506 $1,024,467 $1,011,297
Income from operations before special items...........    128,789     94,317     68,659     73,978     60,860
    Per share of common stock.........................       2.88       2.17       1.61       1.66       1.35
Special items, net of taxes(1)........................    (13,634)   (80,373)    (1,782)    --        (36,416)
Income from continuing operations.....................    115,155     13,944     66,877     73,978     24,444
    Per share of common stock.........................       2.58        .32       1.57       1.66        .54
Weighted average shares and equivalent shares.........     44,679     43,747     42,644     44,673     44,953
Total assets at end of period.........................  1,104,798    941,324    888,842    884,500    851,070
Long-term obligations at end of period................     33,599        890     34,124     34,270      7,069
Shareholders' equity at end of period.................    436,872    323,442    304,700    290,432    306,605
Dividends per share...................................        .68        .68        .68        .68        .68

                                                      FOR THE NINE MONTHS
                                                             ENDED              FOR THE YEARS ENDED SEPTEMBER 30,
                                                      --------------------  ------------------------------------------
                                                      JUNE 28,   JUNE 29,
                                                        1997       1996       1996       1995       1994       1993
                                                      ---------  ---------  ---------  ---------  ---------  ---------

                                                          (UNAUDITED)
HISTORICAL--PERSEPTIVE
Net revenues........................................  $  70,174  $  66,702  $  86,018  $  89,429  $  46,055  $  14,966
Loss from operations before special items...........     (8,766)   (12,184)   (16,322)    (5,111)   (19,331)    (3,219)
    Per share of common stock.......................       (.46)      (.89)     (1.13)      (.63)     (1.64)      (.31)
Special items, net of taxes(2)......................     26,600    (18,333)   (34,145)   (15,459)   (14,681)    --
Income (loss) from continuing operations............     17,834    (30,517)   (50,467)   (20,570)   (34,012)    (3,219)
    Per share of common stock.......................        .78      (2.08)     (3.22)     (1.88)     (2.88)      (.31)
Weighted average shares and equivalent shares.......     21,388     15,412     16,296     12,340     11,903     10,240
Total assets at end of period.......................    137,300    124,614    121,655    138,209    137,246     54,888
Long-term obligations at end of period..............     32,243     33,780     33,165     32,559     27,230        137
Shareholders' equity at end of period...............     67,243     52,780     50,285     65,107     40,349     50,658
Dividends per share.................................     --         --         --         --         --         --

                                                                                 FOR THE YEARS ENDED JUNE 30,
                                                                                -------------------------------
                                                                                  1997       1996       1995
                                                                                ---------  ---------  ---------
PRO FORMA--PERKIN-ELMER
Net revenues..................................................................  $1,366,256 $1,248,967 $1,152,935
Income from operations before special items...................................    115,885     77,995     63,548
    Per share of common stock.................................................       2.35       1.64       1.39
Special items, net of taxes(3)................................................     (2,846)  (114,518)   (17,241)
Income (loss) from continuing operations......................................    113,039    (36,523)    46,307
    Per share of common stock.................................................       2.29       (.77)      1.02
Weighted average shares and equivalent shares.................................     49,308     47,436     45,617
Total assets at end of period.................................................  1,242,098  1,062,979  1,027,051
Long-term obligations at end of period........................................     65,842     34,055     66,683
Shareholders' equity at end of period.........................................    493,115    373,727    369,807

------------------------------

(1) Perkin-Elmer's results for fiscal years 1997, 1996 and 1995 included net before-tax restructuring charges of $13.0 million, $71.6 million and $23.0 million, respectively, and before-tax gains on the sale of investments of $37.4 million, $11.7 million and $20.8 million, respectively. Other special items affecting comparability included acquired research and development charges of $26.8 million and $27.1 million in fiscal 1997 and 1996, respectively; a $7.5 million before-tax charge in fiscal 1997 for the impairment of assets; and a $41.0 million charge in fiscal 1993 for the merger with Applied Biosystems, Inc.

(2) In January 1997, PerSeptive exchanged its 34% equity interest in ChemGenics Pharmaceuticals, Inc. for an approximate 6% equity interest in Millennium Pharmaceuticals, Inc. ("Millennium") and $4.0 million in cash and realized a gain on the subsequent sale of a portion of its investment in Millennium of $.8 million resulting in an aggregate gain of approximately $26.6 million. Other charges of $9.9 million ($4.8 million through the nine months ended June 29, 1996) recorded as part of cost of goods sold during the fiscal year ended September 30, 1996 related to various actions taken to realign the current product offering and to write-off certain manufacturing-related assets. Other charges of $24.2 million ($13.5 million through the nine months ended June 29, 1996) recorded as part of operating expenses during the fiscal year ended September 30, 1996 related to various matters including the write-off of in-process research and development in connection with the acquisition of PerSeptive Technologies II Corporation ("PTC-II"), the write-off of certain intangibles related to acquisitions reported in prior fiscal years and additional provisions for estimated litigation costs associated with certain matters including ongoing patent litigation. Charges of $15.5 million for the fiscal year ended September 30, 1995 included charges associated with PerSeptive's settlement of shareholder litigation related to the restatement of its consolidated financial statements for the fiscal year ended September 30, 1993 and the first three quarters of fiscal 1994 and in-process research and development charges related to the purchase of the outstanding shares of PerIsis II Development Corporation. Other charges of $14.7 million in the fiscal year ended September 30, 1994 reflect the write-off of in-process research and development in connection with the acquisition of PTC-II effective December 28, 1993 and Vestec Corporation in the fiscal year ended September 30, 1994.

(3) Pro forma income from continuing operations before special items excludes the historical special items described in footnotes (1) and (2) above.

                            COMPARATIVE STOCK PRICES

    The Perkin-Elmer Common Stock is listed on the NYSE and the PSE (symbol:
"PKN") and the PerSeptive Common Stock is quoted on the Nasdaq National Market (symbol: "PBIO"). See "The Merger--Stock Exchange Listings." The following table sets forth, for the calendar quarters indicated, the high and low prices per share of Perkin-Elmer Common Stock as reported on the NYSE Composite Transactions Tape and of PerSeptive Common Stock on the Nasdaq National Market.

                                                                                   PERKIN-ELMER COMMON     PERSEPTIVE COMMON STOCK
                                                                                          STOCK
                                                                                 ------------------------  -----------------------
CALENDAR QUARTER                                                                    HIGH         LOW          HIGH         LOW
-------------------------------------------------------------------------------  ----------  ------------  -----------    -----
1995
    First Quarter..............................................................  $      297/8 $      253/4 $       63/4 $       41/8
    Second Quarter.............................................................         371/4        29           125/8         53/8
    Third Quarter..............................................................         38          311/2         121/8         83/4
    Fourth Quarter.............................................................         401/4        331/8        111/8         83/8
1996
    First Quarter..............................................................  $      541/2 $      375/8 $       93/8 $       57/8
    Second Quarter.............................................................         561/4        465/8        107/8         63/4
    Third Quarter..............................................................         581/8        441/4        103/8         65/8
    Fourth Quarter.............................................................         617/8        521/2         73/4         55/8
1997
    First Quarter..............................................................  $    771/8   $    577/8   $     93/4   $     53/4
    Second Quarter.............................................................       811/8        603/8         81/16        45/8
    Third Quarter..............................................................       861/8        721/8        125/8         57/8
    Fourth Quarter (through October 27, 1997)..................................       74           603/4        121/4        107/8

    On August 22, 1997, the last trading day before the public announcement of the Merger Agreement, the closing prices of Perkin-Elmer Common Stock and PerSeptive Common Stock as reported on the NYSE Composite Transactions Tape and the Nasdaq National Market, respectively, were $78.0625 per share and $10.625 per share, respectively. The pro forma equivalent per share value of the PerSeptive Common Stock as of August 22, 1997 was $13 per share. See "The Merger--Merger Consideration."

    On October 27, 1997, the closing prices of Perkin-Elmer Common Stock and PerSeptive Common Stock as reported on the NYSE Composite Transactions Tape and the Nasdaq National Market, respectively, were $60 3/4 per share and $10 7/8 per share, respectively. The pro forma equivalent per share value of the PerSeptive Common Stock based on the average of the closing sale prices per share of Perkin-Elmer Common Stock for the 20 consecutive trading days ending October 27, 1997 was $13 per share.

    Stockholders are urged to obtain current quotations for the market prices of the Perkin-Elmer Common Stock and the PerSeptive Common Stock. No assurance can be given as to the market price of the Perkin-Elmer Common Stock or the PerSeptive Common Stock at the Effective Time of the Merger.

                           COMPARATIVE PER SHARE DATA

    The following table sets forth certain historical per share data of Perkin-Elmer and PerSeptive and unaudited pro forma combined per share data after giving effect to the Merger on a pooling of interests accounting basis assuming 0.1926 of a share of Perkin-Elmer Common Stock (the maximum exchange ratio provided in the Merger Agreement) is issued in exchange for each share of PerSeptive Common Stock outstanding. In addition, the pro forma data reflects the conversion of all shares of Series A Preferred Stock outstanding into shares of Perkin-Elmer Common Stock assuming a conversion price equal to the closing price of PerSeptive Common Stock at the end of the periods as of which such pro forma information is presented. If an assumed exchange ratio of 0.1486 of a share of Perkin-Elmer Common Stock for each share of PerSeptive Common Stock (the minimum exchange ratio provided in the Merger Agreement) were utilized in effecting the Merger, pro forma combined income per share of Perkin-Elmer for the year ended June 30, 1997 would increase to $2.35 and equivalent pro forma combined income per share of PerSeptive for such period would decrease to $.35. Pro Forma data for fiscal year 1997 combine Perkin-Elmer's financial information for the fiscal year ended June 30, 1997 with PerSeptive's financial information for the nine months ended June 28, 1997 and the three months ended September 30, 1996. This data should be read in conjunction with the selected historical and unaudited pro forma financial data, the unaudited pro forma condensed combined financial statements and the separate historical consolidated financial statements of Perkin-Elmer and PerSeptive and notes thereto included elsewhere in this Proxy Statement/Prospectus or incorporated herein by reference. The unaudited pro forma combined financial data is not necessarily indicative of the combined financial position or operating results that would have been achieved had the transaction been in effect at the beginning of the periods presented and should not be construed as representative of future operations.

    Equivalent pro forma combined PerSeptive per share amounts are calculated by multiplying the pro forma Perkin-Elmer per share amounts and historical dividends per Perkin-Elmer share by the maximum exchange ratio so that the per share amounts are equated to the respective values for one share of PerSeptive Common Stock.

                                                                                             FOR THE YEARS ENDED JUNE 30,
                                                                                            -------------------------------
                                                                                              1997       1996       1995
                                                                                            ---------  ---------  ---------
HISTORICAL--PERKIN-ELMER
Income from continuing operations.........................................................  $    2.58  $     .32  $    1.57
Dividends.................................................................................  $     .68  $     .68  $     .68
Book value at end of period...............................................................  $    9.97

                                                                         FOR THE NINE         FOR THE YEARS ENDED SEPTEMBER
                                                                         MONTHS ENDED                      30,
                                                                   ------------------------  -------------------------------
                                                                    JUNE 28,     JUNE 29,
                                                                      1997         1996        1996       1995       1994
                                                                   -----------  -----------  ---------  ---------  ---------

                                                                         (UNAUDITED)
HISTORICAL--PERSEPTIVE
Income (loss) from continuing operations.........................   $     .78    $   (2.08)  $   (3.22) $   (1.88) $   (2.88)
Dividends........................................................   $      --    $      --   $      --  $      --  $      --
Book value at end of period......................................   $    3.13                $    2.36

                                                                                           FOR THE YEARS ENDED JUNE 30,
                                                                                          -------------------------------
                                                                                            1997       1996       1995
                                                                                          ---------  ---------  ---------
PRO FORMA COMBINED PER PERKIN-ELMER SHARE
Income (loss) from continuing operations................................................  $    2.29  $    (.77) $    1.02
Book value..............................................................................  $   10.21

                                                                                             FOR THE YEARS ENDED JUNE 30,
                                                                                            -------------------------------
                                                                                              1997       1996       1995
                                                                                            ---------  ---------  ---------
EQUIVALENT PRO FORMA COMBINED PER PERSEPTIVE SHARE
Income (loss) from continuing operations..................................................  $     .44  $    (.15) $     .20
Dividends.................................................................................  $     .13  $     .13  $     .13
Book value................................................................................  $    1.97

                                  RISK FACTORS

    PERSEPTIVE STOCKHOLDERS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS, WHEN EVALUATING PERKIN-ELMER AND ITS BUSINESS (INCLUDING THE BUSINESS OF PERSEPTIVE FOLLOWING THE MERGER) IN CONNECTION WITH THEIR VOTE ON APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    DEPENDENCE ON NEW PRODUCTS; RAPID TECHNOLOGICAL CHANGE. The life sciences and analytical instrumentation markets are characterized by rapid technological change and frequent new product introductions. Perkin-Elmer's future success will depend on its ability to enhance its current products and to develop and introduce, on a timely basis, new products that address the evolving needs of its customers. There can be no assurance that Perkin-Elmer will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products or product enhancements. There can be no assurance that new products that are developed will adequately meet the requirements of the marketplace and achieve market acceptance. Failure, for technological or other reasons, to develop and introduce products in a timely manner in response to changing market environments or customer requirements, could have a material adverse effect on Perkin-Elmer's business, financial condition and results of operations.

    SUBSTANTIAL COMPETITION. The markets for products of Perkin-Elmer are highly competitive, and certain of Perkin-Elmer's competitors are larger and have greater financial and other resources than Perkin-Elmer. Perkin-Elmer expects substantial competition in the future with respect to existing and planned products and especially with respect to efforts to develop and introduce products in new markets. New product announcements, pricing changes, strategic alliances and other actions by competitors could adversely affect Perkin-Elmer. There can be no assurance that developments by others will not render Perkin-Elmer's products or technologies obsolete or non-competitive.

    DEPENDENCE ON CUSTOMERS' CAPITAL SPENDING POLICIES. Perkin-Elmer's customers include pharmaceutical, environmental, research and chemical companies, and the capital spending policies of these companies can have a significant effect on the demand for Perkin-Elmer's products. Such policies are based on a wide variety of factors, including the resources available to make such purchases, the spending priorities among various types of research equipment and the policies regarding capital expenditures during recessionary periods. Any decrease in capital spending by Perkin-Elmer's customers could have a material adverse effect on its business, financial condition and results of operations.

    PATENTS AND PROPRIETARY TECHNOLOGY. Perkin-Elmer's ability to compete may be affected by its ability to protect proprietary information and technology and to obtain necessary licenses on commercially reasonable terms. Changes in the interpretation of copyright or patent law could expand or reduce the extent to which Perkin-Elmer or its competitors are able to protect their intellectual property or require changes in the designs of products which could have an adverse effect on Perkin-Elmer. There can be no assurance that Perkin-Elmer will not be made a party to litigation regarding intellectual property matters in the future. Perkin-Elmer has from time to time been notified that it may be infringing certain patents and other intellectual property rights of others. It may be necessary or desirable in the future to obtain licenses relating to one or more products or relating to current or future technologies, and there can be no assurance that Perkin-Elmer will be able to obtain these licenses or other rights on commercially reasonable terms. In addition, there can be no assurance that technology which is licensed to Perkin-Elmer will be protected by the owners thereof from use by competitors. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. There can be no assurance that Perkin-Elmer will be able to protect its intellectual property successfully.

    TRADE SECRETS. Perkin-Elmer also relies on trade secret and copyright law, employee and third-party nondisclosure agreements and other protective measures to protect its intellectual property rights pertaining to its products and technology. There can be no assurance that these agreements and measures will provide meaningful protection of Perkin-Elmer's trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure or that others will not independently develop substantially equivalent proprietary technologies.

    DEPENDENCE OF CUSTOMERS ON GOVERNMENT SPONSORED RESEARCH. A substantial portion of Perkin-Elmer's sales are to customers at universities or research laboratories whose funding is dependent upon both the level and timing of funding from government sources. As a result, the timing and amount of revenues from these sources may vary significantly due to factors that can be difficult to forecast. Although research funding has increased during the past several years, grants have, in the past, been frozen for extended periods or have otherwise become unavailable to various institutions, sometimes without advance notice. Furthermore, budgetary pressures, particularly in the United States and Japan, may result in reduced allocations to government agencies that fund research and development activities. If government funding necessary to purchase Perkin-Elmer's products were to become unavailable to researchers for any extended period of time or if overall research funding were to decrease, Perkin-Elmer's business, financial condition and results of operations could be materially adversely affected.

    NEED TO ATTRACT AND RETAIN KEY EMPLOYEES. Perkin-Elmer is highly dependent on the principal members of its management and scientific staff. The loss of the services of one or more of these key employees could have a material adverse effect on Perkin-Elmer. Perkin-Elmer believes that its future success will depend in large part upon its ability to attract and retain highly skilled scientific, managerial and marketing personnel. Competition for such personnel is intense. There can be no assurance that Perkin-Elmer will be successful in attracting or retaining such personnel.

    CURRENCY EXCHANGE RISKS; INTERNATIONAL SALES AND OPERATIONS. Approximately 62% of Perkin-Elmer's net revenues during the fiscal year ended June 30, 1997 were derived from sales to customers outside of the United States. The majority of these sales were consummated in the relevant customer's local currency. As a result, Perkin-Elmer's reported and anticipated operating results and cash flows are subject to fluctuations due to material changes in foreign currency exchange rates that are beyond Perkin-Elmer's control. International sales and operations may also be adversely affected by the imposition of governmental controls, export license requirements, restrictions on the export of critical technology, political and economic instability, trade restrictions, changes in tariffs and taxes, difficulties in staffing and managing international operations and general economic conditions.

    POTENTIAL DIFFICULTIES IN IMPLEMENTING BUSINESS STRATEGY. Perkin-Elmer's strategy to integrate and develop the businesses of Perkin-Elmer and PerSeptive following the Merger involves a number of elements that management may not be able to implement as expected. For example, Perkin-Elmer may encounter operational difficulties in the integration of manufacturing or other facilities of the two companies such that expected cost savings may not be realized. In addition, technological advances resulting from the integration of technologies of Perkin-Elmer and PerSeptive may not be achieved as successfully or as rapidly as currently anticipated, if at all. The consolidation of operations, technologies and marketing and distribution methods present significant managerial challenges. There can be no assurance that such actions will be accomplished as successfully or as rapidly as currently anticipated.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE

    The Special Meeting will be held at 9:00 a.m. local time, on December 4, 1997, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, 20th Floor, Boston, Massachusetts 02110.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

    At the Special Meeting, holders of PerSeptive Common Stock will be asked to consider and vote upon the approval and adoption of the Merger Agreement and such other matters as may properly be brought before the Special Meeting.

    THE PERSEPTIVE BOARD HAS, BY UNANIMOUS VOTE OF ALL DIRECTORS, APPROVED THE MERGER AGREEMENT, THE STOCK OPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

VOTE REQUIRED

    The approval and adoption of the Merger Agreement will require the affirmative vote of the holders of record of a majority of the shares of PerSeptive Common Stock outstanding on the Record Date.

    Holders of record of PerSeptive Common Stock on the Record Date are each entitled to one vote per share on each matter to be considered at the Special Meeting. Holders of other outstanding securities of PerSeptive, including PerSeptive's preferred stock, are not entitled to vote on the approval and adoption of the Merger Agreement.

    As of the Record Date, directors and executive officers of PerSeptive and their affiliates beneficially owned and were entitled to vote 641,260 shares of PerSeptive Common Stock, which represented approximately 2.83% of the shares of PerSeptive Common Stock outstanding on the Record Date. Each PerSeptive director and executive officer has indicated his or her present intention to vote the PerSeptive Common Stock so owned by him or her for approval and adoption of the Merger Agreement.

VOTING OF PROXIES

    Shares represented by all properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holders thereof. Properly executed proxies which do not contain voting instructions will be voted in favor of the Merger Agreement.

    PerSeptive intends to count shares of PerSeptive Common Stock present in person at the Special Meeting but not voting, and shares of PerSeptive Common Stock for which they have received proxies but with respect to which holders of shares have abstained on any matter, as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business.

    For voting purposes at the Special Meeting, only shares affirmatively voted in favor of approval and adoption of the Merger Agreement will be counted as favorable votes for such approval and adoption. The failure to submit a proxy (or to vote in person) or the abstention from voting with respect to such approval and adoption will have the same effect as a vote against approval and adoption of the Merger Agreement. Broker nonvotes will also have the same effect as a vote against the approval and adoption of the Merger Agreement.

    It is not expected that any matter other than those referred to herein will be brought before the Special Meeting. If, however, other matters are properly presented for a vote, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

    The persons named as proxies by a PerSeptive stockholder may propose and vote for one or more adjournments of the Special Meeting to permit further solicitations of proxies in favor of approval and adoption of the Merger Agreement; PROVIDED, HOWEVER, that no proxy which is voted against the approval and adoption of the Merger Agreement will be voted in favor of any such adjournment.

REVOCABILITY OF PROXIES

    The grant of a proxy on the enclosed form does not preclude a stockholder from voting in person. A stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of PerSeptive a duly executed revocation of proxy, by submitting a duly executed proxy bearing a later date or by appearing and voting in person at the Special Meeting. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

    Only holders of record of PerSeptive Common Stock and Series A Preferred Stock on the Record Date will be entitled to notice of, and only holders of record of PerSeptive Common Stock on the Record Date will be entitled to vote at, the Special Meeting. On the Record Date, 22,660,951 shares of PerSeptive Common Stock were issued and outstanding and held by approximately 681 holders of record.

    A majority of the shares of PerSeptive Common Stock outstanding on the Record Date must be represented in person or by proxy at the Special Meeting in order for a quorum to be present for purposes of voting on approval and adoption of the Merger Agreement.

SOLICITATION OF PROXIES

    PerSeptive will bear the cost of the solicitation of proxies from its stockholders, except that Perkin-Elmer and PerSeptive will share equally the cost of filing, printing and distributing the Registration Statement and this Proxy Statement/Prospectus. In addition to solicitation by mail, the directors, officers and employees of PerSeptive may solicit proxies from stockholders of PerSeptive by telephone or telegram or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and PerSeptive will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

    Morrow & Co., Inc., a professional proxy solicitation firm, has been engaged to provide customary proxy solicitation services for a fee of $6,000 plus expenses.

    STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER AGREEMENT IS APPROVED AND ADOPTED BY PERSEPTIVE'S STOCKHOLDERS AND THE MERGER IS CONSUMMATED, TRANSMITTAL FORMS AND INSTRUCTIONS WILL BE SENT FOR THE EXCHANGE OF SHARES OF PERSEPTIVE COMMON STOCK.

                                  THE PARTIES

THE PERKIN-ELMER CORPORATION

    Perkin-Elmer is a New York corporation engaged primarily in the development, manufacturing and marketing on a worldwide basis of life science and analytical instruments and consumables used in markets such as pharmaceuticals, biotechnology, environmental testing, food, agriculture and chemical manufacturing. Perkin-Elmer had revenues of $1.28 billion in fiscal year 1997.

    Perkin-Elmer's operations are organized in two industry segments: life sciences and analytical instruments.

    LIFE SCIENCES. In the life sciences, Perkin-Elmer offers a comprehensive line of life science systems, which includes instruments, analytical software and chemical reagents for life science research and other applied markets. These systems are used for the synthesis, amplification, purification, isolation and analysis of nucleic acids, proteins and other biological molecules and include instruments utilizing polymerase chain reaction technology.

    ANALYTICAL INSTRUMENTS. In analytical instruments, Perkin-Elmer is one of the world's largest producers of systems which utilize numerous chemical, physical and materials analysis techniques to define the characteristics and composition of a broad range of materials. These systems, used to analyze and measure the environment, to conduct research in biotechnology, and to assure the safety and purity of pharmaceuticals and materials of industrial interest, are used in a wide range of markets for research, development and manufacturing.

    Perkin-Elmer's principal executive offices are located at 761 Main Avenue, Norwalk, Connecticut 06859-0001 and its telephone number is (203) 762-1000.

PERSEPTIVE BIOSYSTEMS, INC.

    PerSeptive is a Delaware corporation that develops, manufactures and markets proprietary consumable products and instrumentation systems for the purification, analysis and synthesis of biomolecules. PerSeptive's enabling products are used in the life science industry to reduce the time and cost required for the discovery, development and manufacture of pharmaceutical products. PerSeptive's product lines are based on its patented core technologies in the fields of chromatography, immunoassay, solid-phase synthesis, biological mass spectrometry and microfluidic assay devices. PerSeptive had revenues of $86 million in fiscal year 1996.

    PerSeptive's principal executive offices are located at 500 Old Connecticut Path, Framingham, Massachusetts 01701 and its telephone number is (508) 383-7700.

SEVEN ACQUISITION CORP.

    Merger Sub is a Delaware corporation organized in 1997 as a wholly-owned subsidiary of Perkin-Elmer solely for the purpose of entering into the Merger Agreement and effecting the Merger.

                                   THE MERGER

GENERAL

    THIS SECTION OF THE PROXY STATEMENT/PROSPECTUS DESCRIBES CERTAIN ASPECTS OF THE PROPOSED MERGER, INCLUDING THE PRINCIPAL TERMS OF THE MERGER AGREEMENT AND THE STOCK OPTION AGREEMENT. COPIES OF THE MERGER AGREEMENT AND THE STOCK OPTION AGREEMENT ARE ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEXES I AND II, RESPECTIVELY, AND ARE INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION SET FORTH BELOW OF THE TERMS OF THE MERGER AGREEMENT AND THE STOCK OPTION AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE THERETO. ALL STOCKHOLDERS OF PERSEPTIVE ARE URGED TO READ THE MERGER AGREEMENT AND THE STOCK OPTION AGREEMENT IN THEIR ENTIRETY.

BACKGROUND OF THE MERGER

    As further discussed under "--Reasons for the Merger--Perkin-Elmer," Perkin-Elmer had been considering expansion in the life science system market on an ongoing basis since its acquisition of Applied Biosystems, Inc. in 1993. These analyses, which included periodic reviews of a number of companies in this market, including PerSeptive, intensified following the election of Tony L. White as Perkin-Elmer's Chairman, President and Chief Executive Officer in September 1995.

    In April 1996, Mr.White, together with Dr. Peter Barrett, Vice President Corporate Planning and Business Development of Perkin-Elmer, and Dr. Michael Hunkapiller, Senior Vice President and President of the Applied Biosystems Division met with Dr. Noubar Afeyan, PerSeptive's Chairman and Chief Executive Officer, to introduce themselves to PerSeptive and become acquainted with its business. Following this meeting, Drs. Barrett and Afeyan met in May to discuss a possible business relationship between Perkin-Elmer and PerSeptive, such as a technical collaboration or strategic alliance. As a result of such meeting, and subsequent discussions, Perkin-Elmer and PerSeptive entered into a confidentiality agreement dated May 30, 1996 in order to explore potential areas of mutual interest.

    In June 1996, Dr. Afeyan made a presentation regarding PerSeptive to members of senior management of Perkin-Elmer, including Drs. Barrett and Hunkapiller. Following various communications between Dr. Afeyan and representatives of Perkin-Elmer, Dr. Afeyan wrote to Drs. Barrett and Hunkapiller in August 1996 to suggest a possible strategic alliance between Perkin-Elmer and PerSeptive that would involve an exchange of certain assets between the two companies relating to Perkin-Elmer's protein synthesis business and PerSeptive's DNA-related businesses.

    In response to Dr. Afeyan's letter, various discussions took place between representatives of Perkin-Elmer and PerSeptive during the fall of 1996 regarding the possible asset exchange transaction. The companies exchanged financial information in furtherance of these discussions. Although Perkin-Elmer concluded that an asset exchange transaction would not be in the best interests of its stockholders, the information gained during these discussions suggested to Perkin-Elmer's management that the two companies were complementary and could benefit from a strategic business combination. These conclusions were discussed with Dr. Afeyan and John F. Smith, President of PerSeptive, at a meeting with Mr. White and other members of senior management of Perkin-Elmer in early November 1996. Around this time, Morgan Stanley & Co. Incorporated ("Morgan Stanley"), which had advised Perkin-Elmer in the Applied Biosystems acquisition and had provided ongoing financial advice to Perkin-Elmer since that time, was requested to formally assist Perkin-Elmer's management in its analysis of PerSeptive.

    In early November 1996, Dr. Afeyan met with certain members of the PerSeptive Board to inform them of his discussions with Mr. White. Since no proposal had been made by Perkin-Elmer, no formal action was taken; however, the directors agreed that if Dr. Afeyan believed that it would be in the best interests of PerSeptive's stockholders to continue preliminary discussions and exchange additional information with Perkin-Elmer representatives, he should do so. About this time, PerSeptive also held preliminary discussions with PaineWebber regarding PerSeptive's retention of PaineWebber in connection with the Perkin-Elmer discussions.

    On December 13, 1996, a Perkin-Elmer management team led by Dr. Barrett met in Boston, Massachusetts, with Dr. Afeyan and representatives of Morgan Stanley and PaineWebber, and Dr. Afeyan gave a presentation regarding PerSeptive's strategy, technology and product portfolio. No substantive discussion of the terms or structure of any possible transaction took place at this meeting. Prior to this meeting, Perkin-Elmer and PerSeptive executed an amended confidentiality agreement covering information provided by PerSeptive. During December 1996 and January 1997, additional information was exchanged by the parties.

    On January 27, 1997, Morgan Stanley discussed its preliminary valuation with Perkin-Elmer management. On February 6, 1997, Mr. White, Dr. Barrett and Stephen
O. Jaeger, then Vice President and Chief Financial Officer of Perkin-Elmer, met with Dr. Afeyan in Waltham, Massachusetts, and Mr. White indicated Perkin-Elmer's preliminary interest in a stock-for-stock business combination with PerSeptive at a proposed price per share of PerSeptive Common Stock of $9.00. No understandings were reached at that meeting. However, both parties continued to review a strategic business combination and numerous conversations occurred between the parties' financial advisors to discuss the possible terms and structure of such a combination.

    On February 10, 1997, Mr. White wrote a letter to Dr. Afeyan indicating Perkin-Elmer's preliminary interest in pursuing a business combination transaction and provisionally targeting a valuation package for such transaction that would include shares of Perkin-Elmer Common Stock with a value of $8.50 per share of PerSeptive Common Stock plus a contingent value right designed to bring the total potential value to $11.33 per share of PerSeptive Common Stock. The contingent value right was proposed as a possible means of addressing the divergent views of management of Perkin-Elmer and PerSeptive at that time regarding the fair value of PerSeptive and, as proposed, would have provided for an additional payment to PerSeptive stockholders if following the business combination PerSeptive met certain performance targets and the Perkin-Elmer Common Stock did not appreciate. As an alternative, Mr. White reaffirmed Perkin-Elmer's preliminary interest in a stock-for-stock exchange, without a contingent value right, valued at $9.00 per share of PerSeptive Common Stock. Dr. Afeyan discussed Mr. White's preliminary proposal with the PerSeptive Board and with representatives of PaineWebber. Without taking formal action, the PerSeptive Board determined that, although $9.00 per share represented a substantial premium over the then-current market price for PerSeptive Common Stock, it did not adequately reflect fair value. Accordingly, in a letter dated February 14, 1997, Dr. Afeyan informed Mr. White that the PerSeptive Board would have difficulty recommending a transaction within the parameters of Mr. White's letter. Formal discussions between the two companies terminated at that time.

    Although there was no formal communication between management of Perkin-Elmer and PerSeptive over the following four months, Perkin-Elmer continued to believe that a merger or other combination transaction was in the best interests of the companies, and the companies' financial advisors continued to discuss a possible transaction.

    On June 19, 1997, Perkin-Elmer's senior management presented an analysis of a possible combination transaction to the Perkin-Elmer Board. This presentation included a review of PerSeptive's business and financial performance as well as a range of possible values for negotiating such a transaction. Based on this presentation, the Perkin-Elmer Board instructed management to pursue further discussions with PerSeptive. On June 20, 1997, Mr. White sent a letter to Dr. Afeyan and the PerSeptive Board indicating Perkin-Elmer's continued interest in a combination transaction structured as a stock-for-stock transaction or cash purchase at a price of between $9.00 and $10.00 per share of PerSeptive Common Stock.

    At a special meeting of the PerSeptive Board on June 25, 1997, the PerSeptive Board discussed Mr. White's letter and the history of discussions between Perkin-Elmer and PerSeptive. The PerSeptive Board ratified the retention of PaineWebber, effective February 14, 1997, as its financial advisor in connection with its discussions with Perkin-Elmer. No other formal action was taken at the meeting, except that the PerSeptive Board requested that PaineWebber prepare a financial analysis of the preliminary proposal and its potential value to PerSeptive's stockholders. On June 30, 1997, the PerSeptive Board met with representatives of PaineWebber, who reviewed PaineWebber's preliminary financial analyses of PerSeptive, Perkin-Elmer and the proposed transaction. No formal action was taken at this meeting. On July 8, 1997, the PerSeptive Board met again to discuss the preliminary proposal. Although the PerSeptive Board determined that the price range set forth in Mr. White's June 20, 1997 letter did not represent the fair value of PerSeptive, the PerSeptive Board agreed that Dr. Afeyan should respond in writing to Mr. White to suggest that further discussions be held.

    On July 10, 1997, Dr. Afeyan responded to Mr. White on behalf of the PerSeptive Board and suggested a meeting between senior management of Perkin-Elmer and PerSeptive. On July 17, 1997, Dr. Afeyan and Mr. Smith, together with representatives of PaineWebber, made a business presentation to members of senior management of Perkin-Elmer and representatives of Morgan Stanley regarding the financial condition and performance and prospects of PerSeptive.

    In a letter dated July 29, 1997, Mr. White wrote to Dr. Afeyan and the PerSeptive Board setting forth a final proposal that the companies enter into a tax-free, stock-for-stock merger to be accounted for as a pooling-of-interests, in which PerSeptive stockholders would receive Perkin-Elmer Common Stock having a value of $13.00 per share. The letter requested a response by August 4, 1997.

    At a special meeting of the PerSeptive Board held on July 31, 1997, the PerSeptive Board discussed Mr. White's letter. Representatives of PaineWebber reviewed their most recent discussions with Morgan Stanley and a financial analysis of Perkin-Elmer's most recent proposal. The directors discussed Perkin-Elmer's proposal in detail, including the potential risks and benefits to PerSeptive of the proposed transaction and of various alternatives to the proposed transaction. No formal action was taken at this meeting except that the directors agreed that Dr. Afeyan and Mr. Smith should contact Perkin-Elmer to initiate discussions with a view to determining whether a definitive agreement within the parameters of Mr. White's letter could be reached.

    On August 4, 1997, Dr. Afeyan and Mr. Smith met with Mr. White and discussed Perkin-Elmer's proposal. At the conclusion of the meeting, the principals agreed that each party should immediately begin a due diligence review and that their legal advisors should commence negotiation of a definitive merger agreement.

    Throughout the next three weeks, representatives of and advisors to Perkin-Elmer and PerSeptive conducted their financial and legal due diligence reviews, and, commencing on August 13, 1997, their respective counsel began negotiating the terms of the Merger Agreement and Stock Option Agreement. On August 19, 1997, representatives of Morgan Stanley met with senior management of Perkin-Elmer to discuss the preliminary results of Morgan Stanley's financial analysis of the transaction.

    On August 21, 1997, at a regular meeting of the Perkin-Elmer Board, members of Perkin-Elmer's senior management presented their recommendations with respect to the Merger. At this meeting Perkin-Elmer's management again discussed with the Perkin-Elmer Board its assessment of the historical financial performance of Perkin-Elmer and PerSeptive, the prospects of PerSeptive and the combined company and the potential benefits to be derived from the Merger. The Perkin-Elmer Board and senior management discussed the structure of the Merger as well as issues concerning the combination of operations, retention of management and regulatory approvals. Management also advised the Perkin-Elmer Board of the nature and scope of all substantive issues required to be resolved prior to the finalization of a definitive merger agreement. Morgan Stanley then presented the results of its financial analysis of the transaction. Following discussion, the Perkin-Elmer Board unanimously approved the transactions contemplated by the Merger Agreement and the Stock Option Agreement, subject to completion of definitive documentation and due diligence and delegated authority to certain members of senior management to complete such definitive documentation and due diligence.

    The PerSeptive Board discussed the status of negotiations at a special meeting on August 20, 1997 and met again on August 21, 1997 with PerSeptive's legal counsel and representatives of PaineWebber. The PerSeptive Board and representatives of PaineWebber reviewed in detail the terms of the proposed Merger Agreement and Stock Option Agreement. The PerSeptive Board again discussed the potential risks and benefits of the proposed Merger to PerSeptive's stockholders and other long-term alternatives for PerSeptive (see "--Reasons for the Merger--PerSeptive"). No formal action was taken at this meeting except that further efforts toward reaching a definitive agreement were authorized.

    Over the next two days, executives of Perkin-Elmer and PerSeptive and their respective legal and financial advisors held numerous telephone conferences to resolve remaining issues and finalize the Merger Agreement, the Stock Option Agreement and all related documents. The PerSeptive Board met again on August 23, 1997, at which time PerSeptive's management informed the PerSeptive Board that all terms of the Merger Agreement and the Stock Option Agreement had been satisfactorily finalized, subject to approval of the PerSeptive Board. Representatives of PaineWebber presented their financial analyses, reviewed at prior PerSeptive Board meetings, and delivered PaineWebber's opinion to the effect that, as of such date, the Merger Consideration (as defined in the Merger Agreement) was fair, from a financial point of view, to the holders of PerSeptive Common Stock (other than Perkin-Elmer and its affiliates). Following discussion, the Merger Agreement and the Stock Option Agreement were unanimously approved by the PerSeptive Board and the agreements were signed by the parties shortly thereafter.

REASONS FOR THE MERGER

    PERKIN-ELMER. In evaluating the proposed Merger, the Perkin-Elmer Board reviewed presentations from its management and advisors, including the presentation of its financial advisor, Morgan Stanley. In reaching its determination to approve the Merger Agreement, the Stock Option Agreement and the transactions contemplated thereby, the Perkin-Elmer Board considered a number of factors, including the factors listed below.

    - The Perkin-Elmer Board's belief that the Merger would permit Perkin-Elmer to achieve its strategic goal of significantly expanding Perkin-Elmer's presence in the life sciences and drug discovery markets.

    - The Perkin-Elmer Board's belief that the complementary technology and products of Perkin-Elmer and PerSeptive could be combined in a manner that would allow customers to streamline the process and reduce the time and cost of pharmaceutical drug discovery and development, thereby improving the competitive position of the combined company.

    - The Perkin-Elmer Board's view that the integration of PerSeptive's protein analysis and purification technology with Perkin-Elmer's genetic analysis systems would enable the combined company to provide an integrated platform that would allow customers to accelerate their understanding of disease mechanisms and to target therapeutic intervention for the monitoring and treatment of disease.

    - The Perkin-Elmer Board's determination that the combination of PerSeptive's products and technologies with Perkin-Elmer's sales, service and support infrastructure would provide increased opportunities for revenue growth.

    - The Perkin-Elmer Board's view that operating efficiencies and cost reductions could result from the integration of the facilities and operations of Perkin-Elmer and PerSeptive.

    - The Perkin-Elmer Board's determination that a business combination with PerSeptive would provide opportunities beyond those reasonably available through internal growth by permitting Perkin-Elmer to acquire a developed portfolio of products and technologies providing a base from which the combined company could accelerate development of advanced systems for the large scale study of protein and protein networks known as "proteomics".

    - The terms and conditions of the Merger Agreement and the Stock Option Agreement, including the form and amount of consideration, and the representations, warranties, covenants and conditions contained in such agreements.

    - Current market conditions, historical market prices and trading information with respect to the PerSeptive Common Stock and the Perkin-Elmer Common Stock and the presentation of Perkin-Elmer's financial advisor, Morgan Stanley.

    - The Perkin-Elmer Board's expectation that the Merger would be accounted for as a pooling of interests for financial accounting purposes, thereby minimizing the dilutive effect of the Merger on Perkin-Elmer's existing stockholders.

None of the foregoing factors or groups of factors had particular prominence in the decision of the Perkin-Elmer Board to approve the Merger Agreement, the Merger, the Stock Option Agreement and the other transactions contemplated thereby, and none was assigned any specific or relative weight.

    PERSEPTIVE. The PerSeptive Board unanimously approved the terms and provisions of the Merger Agreement, the Stock Option Agreement and the transactions contemplated thereby, including the Merger, at a special meeting held on August 23, 1997. In evaluating the Merger Agreement, the Stock Option Agreement and the transactions contemplated thereby and arriving at its approval, the PerSeptive Board considered a number of factors, including the factors listed below.

    - The PerSeptive Board's belief that the Merger would result in the creation of a combined company with significantly greater resources, a more integrated multi-technology product offering and greater management, sales, service and marketing capabilities than those of PerSeptive alone, and would enable the combined company to compete more effectively with competitors having greater resources and broader product offerings than PerSeptive alone.

    - The PerSeptive Board's belief that the Merger would provide PerSeptive with the potential to expand the market presence of its products globally through Perkin-Elmer's existing sales force and existing international sales and distribution channels and its determination that, on its own, PerSeptive would need to either substantially invest in building its own sales force or enter into potentially costly distribution arrangements.

    - The PerSeptive Board's belief that the Merger would provide increased access to capital needed for growth.

    - The combined company's financial and management resources, which the PerSeptive Board determined would facilitate relationships and enhance credibility with existing and prospective customers.

    - The complementary nature of the product and technology offerings of PerSeptive and Perkin-Elmer, which the PerSeptive Board believes would improve the combined company's competitive position by offering its customers a more fully integrated portfolio of products than either company could offer alone or than its competitors currently offer, thereby enabling customers to compress the time and reduce the costs of pharmaceutical drug discovery and development.

    - The PerSeptive Board's view that the combined company's greater financial stability and improved long-term prospects would enable it to attract and retain talented employees more easily than PerSeptive could alone.

    - The PerSeptive Board's determination that the combination of the complementary technologies and research and development teams of PerSeptive and Perkin-Elmer would lead to more rapid product development cycles and to product development improvements.

    - The PerSeptive Board's belief that cost and operating efficiencies could be achieved through the integration of operations of PerSeptive and Perkin-Elmer.

    - The intent that the transaction qualify as a tax-free reorganization so that no taxable gain or loss would be recognized by the PerSeptive stockholders on the exchange of their shares of PerSeptive Common Stock for Perkin-Elmer Common Stock.

    - The potential future appreciation in the value of the Perkin-Elmer Common Stock that PerSeptive's stockholders would receive in exchange for their shares of PerSeptive Common Stock, although there is no assurance that any such appreciation will materialize, or that the value of the Perkin-Elmer Common Stock will not decline.

    - Current market conditions, historical market prices and trading information with respect to the PerSeptive Common Stock and the Perkin-Elmer Common Stock.

    - Other long-term alternatives for PerSeptive, including the possibility of remaining independent, pursuing other transaction structures or the potential of being acquired by another company.

    - The PerSeptive Board's belief, based on its assessment of the negotiations, that a higher exchange ratio could not be achieved through continued negotiations with Perkin-Elmer.

    - The PerSeptive Board's belief that the results of financial analyses performed by management and PaineWebber were consistent with the consideration to be received by PerSeptive stockholders and the relative valuation of Perkin-Elmer and PerSeptive in the Merger.

    - The opinion of PaineWebber to the effect that, as of the date of such opinion, the Merger Consideration (as defined in the Merger Agreement) is fair, from a financial point of view, to the holders of PerSeptive Common Stock (other than Perkin-Elmer and its affiliates).

None of the foregoing factors or group of factors had particular prominence in the decision of the PerSeptive Board to approve the Merger Agreement, the Merger, the Stock Option Agreement and the other transactions contemplated thereby and none was assigned any specific or relative weight.

    The PerSeptive Board also considered negative factors relating to the Merger, including (a) the risk that the benefits sought in the Merger would not be fully achieved, (b) the risk that the Merger would not be consummated, (c) the effect of the public announcement of the Merger on PerSeptive's sales and operating results and (d) other risks described above under "Risk Factors." The PerSeptive Board believed that these risks were outweighed by the potential benefits to be gained by the Merger.

RECOMMENDATION OF THE PERSEPTIVE BOARD

    FOR THE REASONS STATED ABOVE, THE PERSEPTIVE BOARD HAS DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE STOCK OPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF PERSEPTIVE'S STOCKHOLDERS. THE PERSEPTIVE BOARD HAS, BY UNANIMOUS VOTE OF ALL DIRECTORS, APPROVED THE MERGER AGREEMENT AND THE STOCK OPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT PERSEPTIVE'S STOCKHOLDERS APPROVE AND ADOPT THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR TO PERSEPTIVE

    THE FULL TEXT OF THE OPINION OF PAINEWEBBER, DATED AUGUST 23, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX III TO THIS PROXY STATEMENT/PROSPECTUS. HOLDERS OF PERSEPTIVE COMMON STOCK ARE URGED TO READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY. THE SUMMARY OF THE PAINEWEBBER OPINION SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    PerSeptive retained PaineWebber as its exclusive financial advisor in connection with the Merger. In connection with such engagement, PerSeptive requested that PaineWebber render an opinion as to whether or not the Merger Consideration (as defined in the Merger Agreement) is fair, from a financial point of view, to the holders of PerSeptive Common Stock (other than Perkin-Elmer and its affiliates).

    In connection with the PerSeptive Board's consideration of the Merger Agreement, PaineWebber delivered its written opinion, dated August 23, 1997 (the "Opinion"), to the effect that, as of such date, and based upon its review and assumptions and subject to the limitations summarized below, the Merger Consideration is fair, from a financial point of view, to the holders of PerSeptive Common Stock (other than Perkin-Elmer and its affiliates). The Opinion was directed to, and prepared at the request and for the information of, the PerSeptive Board and does not constitute a recommendation to any holder of PerSeptive Common Stock as to how any such stockholder should vote with respect to the Merger.

    In arriving at its Opinion, PaineWebber, among other things: (i) reviewed, among other public information, PerSeptive's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended September 30, 1996 and PerSeptive's Form 10-Q and the related unaudited financial information for the nine months ended June 30, 1997; (ii) reviewed, among other public information, Perkin-Elmer's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended June 30, 1996 and the related unaudited financial information for the fiscal year ended June 30, 1997; (iii) reviewed certain information, including financial forecasts (including, with respect to PerSeptive, internally prepared financial forecasts and, with respect to Perkin-Elmer, certain publicly available estimates of future performance, which estimates were discussed with members of senior management of Perkin-Elmer (collectively, the "Projections")), relating to the business, earnings, cash flow, assets and prospects of PerSeptive and Perkin-Elmer, furnished to PaineWebber by or on behalf of PerSeptive and Perkin-Elmer, respectively; (iv) conducted discussions with members of senior management of PerSeptive and Perkin-Elmer concerning their respective businesses and prospects; (v) conducted discussions with members of senior management of PerSeptive concerning information relating to certain strategic, financial and operational benefits anticipated by such management to result from the Merger; (vi) compared the historical market prices and trading activity for PerSeptive Common Stock and Perkin-Elmer Common Stock with those of certain other publicly traded companies which PaineWebber deemed relevant; (vii) compared the financial position and operating results of PerSeptive and Perkin-Elmer with those of certain other publicly traded companies which PaineWebber deemed relevant; (viii) compared the financial terms of the Merger with the financial terms of certain other business combinations which PaineWebber deemed relevant; (ix) considered the potential pro forma effects of the Merger on Perkin-Elmer; (x) reviewed a draft of the Merger Agreement in the form presented to the PerSeptive Board at its August 23, 1997 meeting; and (xi) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as PaineWebber deemed necessary, including PaineWebber's assessment of regulatory, general economic, market and monetary conditions.

    In preparing the Opinion, PaineWebber relied on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to PaineWebber by or on behalf of PerSeptive and Perkin-Elmer, and PaineWebber did not assume any responsibility to independently verify such information. With respect to the Projections, PaineWebber assumed, with PerSeptive's consent, that they were reasonably prepared on bases reflecting the best currently available estimates as to the future performance of PerSeptive and Perkin-Elmer, respectively. PaineWebber did not undertake an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of PerSeptive or Perkin-Elmer, nor was PaineWebber furnished with any such evaluations or appraisals. PaineWebber also assumed, with the consent of PerSeptive, that (i) all material assets and liabilities (contingent or otherwise, known or unknown) of PerSeptive and Perkin-Elmer are as set forth in their respective financial statements; and (ii) the Merger will be accounted for under the pooling-of-interests method of accounting and will qualify as a tax-free reorganization under the Code. The Opinion was based upon regulatory, economic, monetary and market conditions existing on the date thereof. Furthermore, PaineWebber expressed no opinion as to the price or trading ranges at which PerSeptive Common Stock or Perkin-Elmer Common Stock will trade after the date of the Opinion. The Opinion does not address the relative merits of the Merger and other transactions or business strategies that may have been discussed by the PerSeptive Board as alternatives to the Merger, or the decision of the PerSeptive Board to proceed with the Merger. PaineWebber did not, and was not requested to, solicit third party indications of interest in acquiring all or part of PerSeptive. PerSeptive did not place any limitations upon PaineWebber with respect to the procedures followed or factors considered in rendering the Opinion.

    The following paragraphs summarize the significant analyses performed by PaineWebber in arriving at the Opinion.

    HISTORICAL STOCK PERFORMANCE. PaineWebber reviewed trading prices for the shares of PerSeptive Common Stock. This stock performance review indicated that for PerSeptive's latest twelve months ("LTM") ended August 22, 1997, the low and high closing prices were $4.63 and $11.13, respectively. PaineWebber also reviewed the following PerSeptive stock price averages over the following periods prior to August 22, 1997: (i) latest 10 trading day average--$9.99, (ii) latest 20 trading day average--$9.71, (iii) latest 30 trading day average--$9.02, (iv) latest 60 trading day average--$7.67, (v) latest 90 trading day average--$7.12 and (vi) latest 180 trading day average--$7.10.

    PaineWebber also reviewed trading prices for the shares of Perkin-Elmer Common Stock. This stock performance review indicated that for Perkin-Elmer's LTM ended August 22, 1997, the low and high closing prices were $50.13 and $86.13, respectively. PaineWebber also reviewed the following Perkin-Elmer stock price averages over the following periods prior to August 22, 1997: (i) latest 10 trading day average-- $79.61, (ii) latest 20 trading day average--$81.13,
(iii) latest 30 trading day average--$81.98, (iv) latest 60 trading day average--$80.31, (v) latest 90 trading day average--$78.10 and (vi) latest 180 trading day average--$72.34.

    SELECTED COMPARABLE PUBLIC COMPANY ANALYSIS. Using publicly available information, PaineWebber compared selected historical and projected financial, operating and stock market performance data of PerSeptive and Perkin-Elmer to the corresponding data of the PerSeptive Comparable Companies and the Perkin-Elmer Comparable Companies (each as defined below), respectively. The PerSeptive Comparable Companies consisted of Perkin-Elmer; Beckman Instruments, Inc.; Bio-Rad Laboratories, Inc.; Dionex Corporation; Millipore Corporation; Molecular Devices Corporation; Molecular Dynamics, Inc.; Thermo Instrument Systems Inc.; and Waters Corporation (collectively, the "PerSeptive Comparable Companies"). The Perkin-Elmer Comparable Companies consisted of each of the PerSeptive Comparable Companies (other than Perkin-Elmer), Amgen Inc.; Biogen, Inc.; Genentech, Inc.; Incyte Pharmaceuticals, Inc.; and Life Technologies, Inc. (collectively, the "Perkin-Elmer Comparable Companies").

    PaineWebber reviewed, among other information, the PerSeptive Comparable Companies' multiples of total enterprise value (market value plus total debt less cash and cash equivalents) to (i) LTM net revenue, (ii) LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") and (iii) LTM earnings before interest and taxes ("EBIT"). PaineWebber also reviewed, among other information, the PerSeptive Comparable Companies' multiples of market value to
(i) LTM net income, (ii) calendar year 1997 earnings per share ("EPS") and (iii) calendar year 1998 EPS. All calendar year 1997 and 1998 EPS results were based on publicly available estimates from First Call Research. As of August 22, 1997, the PerSeptive Comparable Companies' (i) LTM net revenue multiples ranged from 0.82x to 4.55x (3.06x mean), (ii) LTM EBITDA multiples ranged from 6.2x to 33.2x (16.7x mean), (iii) LTM EBIT multiples ranged from 9.3x to 46.4x (21.6x mean),
(iv) LTM net income multiples ranged from 13.4x to 47.1x (25.3x mean), (v) calendar year 1997 EPS multiples ranged from 12.7x to 42.5x (25.3x mean) and
(vi) calendar year 1998 EPS multiples ranged from 11.8x to 30.8x (20.2x mean).

    Based on an assumed price of $13.00 for each outstanding share of PerSeptive Common Stock, PerSeptive's implied multiples, calculated on the same basis as the PerSeptive Comparable Companies, were as follows: (i) LTM net revenue--3.71x and (ii) calendar year 1998 EPS--19.7x. Calendar year 1997 and 1998 EPS were based on estimates provided by PerSeptive management. PerSeptive's LTM EBITDA,

LTM EBIT, LTM net income and calendar year 1997 EPS were negative and therefore a multiple analysis was not meaningful for these variables.

    With respect to Perkin-Elmer and the Perkin-Elmer Comparable Companies, utilizing the same analysis, PaineWebber compared multiples of total enterprise value to LTM revenue, EBITDA and EBIT. PaineWebber also compared multiples of market value to LTM net income, and estimated 1997 and 1998 calendar year EPS. Perkin-Elmer's 1997 and 1998 calendar year earnings per share were based on the Projections. As of August 22, 1997, the Perkin-Elmer Comparable Companies' (i) LTM net revenue multiples ranged from 0.82x to 8.03x (4.05x mean), (ii) LTM EBITDA multiples ranged from 6.2x to 33.2x (17.1x mean), (iii) LTM EBIT multiples ranged from 9.3x to 46.4x (21.8x mean), (iv) LTM net income multiples ranged from 13.4x to 47.1x (25.9x mean), (v) calendar year 1997 EPS multiples ranged from 12.7x to 60.3x (28.1x mean) and (vi) calendar year 1998 EPS multiples ranged from 11.8x to 55.6x (24.3x mean).

    Based upon the closing price per share of the Perkin-Elmer Common Stock on August 22, 1997 of $78.06, Perkin-Elmer's implied multiples, calculated on the same basis as the Perkin-Elmer Comparable Companies, were as follows: (i) LTM net revenue--2.63x, (ii) LTM EBITDA--16.7x, (iii) LTM EBIT-- 21.9x, (iv) LTM net income--27.2x, (v) calendar year 1997 EPS--24.5x and (vi) calendar year 1998 EPS-- 20.2x.

    SELECTED COMPARABLE MERGERS AND ACQUISITIONS ANALYSIS. PaineWebber reviewed publicly available financial information for selected mergers and acquisitions involving instrumentation companies that are affiliated with the life sciences sector. The selected mergers and acquisitions PaineWebber analyzed included (acquiror/target): Reed Elsevier/MDL Information Systems; Millipore Corporation/Amicon Inc. (WR Grace & Co.); Pall Corp/Gelman Sciences; Waters Corporation/TA Instruments; Lawter International Inc./Hach Company; PerSeptive/Millipore Corporation--BioSearch Division; Arrow International Inc./Kontron Instruments Inc.; Thermo Instrument Systems Inc./Spectrum--Physics Analytical, Inc.; Perkin-Elmer/Applied Biosystems Inc.; Millipore Corporation/Extrel Corporation (Waters Corporation); Thermo Electron Corporation/International Technidyne Corporation; Link Analytical/The Nucleus; and Thermo Instrument Systems Inc./Finnigan Corporation (collectively, the "Comparable Transactions").

    PaineWebber reviewed the consideration paid (based on stock prices on the day prior to the announcement of the transaction) in the Comparable Transactions and calculated multiples of total enterprise value to the target's LTM (latest twelve months prior to the announcement of the transaction) net revenue, EBITDA and EBIT. PaineWebber also reviewed multiples of the consideration paid to the target's LTM net income and book value. The Comparable Transactions (i) LTM net revenue multiples ranged from 0.97x to 5.27x (2.12x mean), (ii) LTM EBITDA multiples ranged from 7.6x to 58.8x (19.1x mean), (iii) LTM EBIT multiples ranged from 9.4x to 34.0x (21.0x mean), (iv) LTM net income multiples ranged from 16.3x to 46.1x (30.4x mean) and (v) book value multiples ranged from 0.9x to 9.4x (4.2x mean).

    DISCOUNTED CASH FLOW ANALYSIS. PaineWebber analyzed PerSeptive based on an unleveraged discounted cash flow analysis of the projected financial performance of PerSeptive. Such projected financial performance was based upon a five-year forecast for PerSeptive provided by PerSeptive management. The discounted cash flow analysis determined the discounted present value of the unleveraged after-tax cash flows generated over the five-year period and then added a terminal value based upon a range of net revenue, EBITDA and EBIT multiples from 2.00x to 3.50x, 11.0x to 17.0x and 15.0x to 21.0x, respectively. The unleveraged after-tax cash flows and terminal value were discounted using a range of discount rates from 35.0% to 50.0%.

    With respect to Perkin-Elmer, PaineWebber analyzed Perkin-Elmer based on an unleveraged discounted cash flow analysis of the Projections. The discounted cash flow analysis determined the discounted present value of the unleveraged after-tax cash flow generated over the five-year period and then added a terminal value based upon a range of net revenue, EBITDA and EBIT multiples from 2.00x to 3.50x, 11.0x to 17.0x and 15.0x to 21.0x, respectively. The unleveraged after-tax cash flows and terminal value were discounted using a range of discount rates from 12.5% to 20.0%.

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    PREMIUMS PAID ANALYSIS.  PaineWebber reviewed purchase price per share premiums paid in 118 publicly-disclosed cash and stock merger transactions in non-financial industries announced and completed since January 1, 1994 involving the purchase of the entire target with market value between $150.0 million and $300.0 million. This analysis indicated median premiums to the target's closing stock price one day, one week and four weeks prior to the announcement of the transaction of 34.6%, 38.8% and 45.0%, respectively. The implied premiums paid to PerSeptive (based on an assumed price of $13.00 per share) one day, one week and four weeks prior to August 22, 1997 were 22.4%, 28.4% and 67.7%, respectively. PaineWebber also reviewed the closing stock prices of the PerSeptive Common Stock one day, one week and four weeks prior to July 29, 1997, the date on which the offer was made by Perkin-Elmer, resulting in implied premiums of 57.6%, 67.7% and 108.0%, respectively.

    PRO FORMA MERGER ANALYSIS. PaineWebber performed an analysis of the potential pro forma effect of the Merger on Perkin-Elmer's EPS for the fiscal years 1998 and 1999. In performing this analysis, PaineWebber assumed, with PerSeptive's consent, (i) the Merger would be accounted for under the pooling-of-interests method of accounting and (ii) synergies may be achieved as a result of the Merger. PaineWebber then combined the projected operating results of PerSeptive (provided by PerSeptive management) with the Projections to arrive at the combined company projected net income. PaineWebber divided this by the pro forma fully diluted shares outstanding to arrive at a combined company fully diluted EPS. PaineWebber then compared the combined company EPS to Perkin-Elmer's EPS based on the Projections to determine the pro forma impact on Perkin-Elmer's EPS.

    The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, PaineWebber believes that its analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Opinion. In its analyses, PaineWebber made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of PerSeptive and Perkin-Elmer. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty and neither PerSeptive, Perkin-Elmer nor PaineWebber assumes responsibility for the accuracy of such analyses and estimates.

    PerSeptive selected PaineWebber to be its financial advisor in connection with the Merger because PaineWebber is a prominent investment banking and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes.

    Pursuant to an engagement letter between PerSeptive and PaineWebber dated as of February 14, 1997, PaineWebber earned a fee of $500,000 for rendering the Opinion. In addition, PaineWebber will receive a fee, payable upon completion of the Merger, equal to approximately $2,800,000 (assuming a price per share of Perkin-Elmer Common Stock equal to the market price as of the date of this Proxy Statement/ Prospectus). If the foregoing fee becomes payable, the $500,000 paid for the Opinion will be deducted from such fee. In addition, PaineWebber will be reimbursed for certain of its related expenses. PaineWebber will not be entitled to any additional fees or compensation in the event the Merger is not approved or otherwise consummated. PerSeptive also agreed, under separate agreement, to indemnify PaineWebber, its affiliates and each of its directors, officers, agents and employees and each person, if any, controlling PaineWebber or any of its affiliates against certain liabilities, including liabilities under federal securities laws.

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    In the ordinary course of PaineWebber's business, PaineWebber may actively trade the securities of PerSeptive and Perkin-Elmer for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities.

STRUCTURE OF THE MERGER

    Subject to the terms and conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time of the Merger, Merger Sub will merge with and into PerSeptive. PerSeptive will be the Surviving Corporation in the Merger, and will continue its corporate existence under Delaware law as a wholly-owned subsidiary of Perkin-Elmer. At the Effective Time of the Merger, the separate corporate existence of Merger Sub will terminate. The Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time of the Merger, will be the Certificate of Incorporation of the Surviving Corporation, and the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time of the Merger, will be the By-Laws of the Surviving Corporation.

MERGER CONSIDERATION

    Upon consummation of the Merger, except as described below, each outstanding share of PerSeptive Common Stock, other than shares held in PerSeptive's treasury or held by Perkin-Elmer, Merger Sub or any subsidiary of Perkin-Elmer or PerSeptive, will be automatically converted into the right to receive a fraction of a share of Perkin-Elmer Common Stock equal to the Exchange Ratio, which is defined as the amount obtained by dividing $13.00 by the average of the closing sale prices per share of Perkin-Elmer Common Stock on the NYSE Composite Transactions Tape on each of the 20 consecutive trading days immediately preceding the second trading day prior to the Effective Time of the Merger, rounded to the nearest 1/10,000th, PROVIDED that such amount shall not be less than 0.1486 nor more than 0.1926 (except that cash will be paid in lieu of fractional shares as described under "--Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares" below). For so long as the foregoing 20-trading day average price per share of Perkin-Elmer Common Stock is not more than $87.50 nor less than $67.50, the application of the Exchange Ratio will result in an adjustment of the fraction of a share of Perkin-Elmer Common Stock to be received for each share of PerSeptive Common Stock. However, the fraction of a share of Perkin-Elmer Common Stock to be received for each share of PerSeptive Common Stock shall not be increased above 0.1926 if such 20-trading day average is less than $67.50, nor shall such fraction be decreased below 0.1486 if such 20-trading day average is more than $87.50.

    The Exchange Ratio was determined through arm's-length negotiations between Perkin-Elmer and PerSeptive.

    Immediately prior to the Effective Time of the Merger, each issued and outstanding share of Series A Preferred Stock shall, pursuant to Section 3(b) of the Certificate of Designations with respect to the Series A Preferred Stock, be converted into that number of shares of PerSeptive Common Stock determined by dividing $10,000 by the average Closing Price (as defined in Section 7 of such Certificate of Designations) of such PerSeptive Common Stock for each of the ten trading days ending on the fifth business day immediately prior to the Effective Time of the Merger, and each such share of PerSeptive Common Stock issued upon such conversion shall be converted in the Merger as set forth above.

    Any shares of PerSeptive Common Stock owned immediately prior to the Effective Time of the Merger by Perkin-Elmer, PerSeptive or any of their subsidiaries will be cancelled.

EFFECTIVE TIME OF THE MERGER

    The Effective Time of the Merger will be the time of the filing of a Certificate of Merger of Merger Sub with and into PerSeptive with the Secretary of State of the State of Delaware or such later time as is permissible in accordance with the DGCL and as is specified in such Certificate of Merger. The filing of the Certificate of Merger will occur on the second business day after satisfaction of the conditions to consummation of the Merger set forth in the Merger Agreement, unless another date is agreed to in writing by Perkin-Elmer and PerSeptive. See "--Conditions to the Consummation of the Merger" below.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

    The conversion of PerSeptive Common Stock into Perkin-Elmer Common Stock will occur automatically at the Effective Time of the Merger.

    As soon as practicable after the Effective Time of the Merger, BankBoston, N.A., in its capacity as exchange agent (the "Exchange Agent"), will send a transmittal form to each former PerSeptive stockholder. The transmittal form will contain instructions with respect to the surrender of certificates previously representing PerSeptive Common Stock (or Series A Preferred Stock converted into PerSeptive Common Stock as described above) to be exchanged for Perkin-Elmer Common Stock (together with the attached Perkin-Elmer Rights).

    PERSEPTIVE COMMON STOCKHOLDERS SHOULD NOT FORWARD PERSEPTIVE COMMON STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. PERSEPTIVE COMMON STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

    After the Effective Time of the Merger, each certificate that previously represented shares of PerSeptive Common Stock (including shares of PerSeptive Common Stock issued upon conversion of Series A Preferred Stock) will represent only the shares of Perkin-Elmer Common Stock into which such shares were converted in the Merger and the right to receive cash in lieu of fractional shares of Perkin-Elmer Common Stock as described below.

    Holders of certificates previously representing PerSeptive Common Stock (including shares of PerSeptive Common Stock issued upon conversion of Series A Preferred Stock) will not be paid dividends or distributions declared or made after the Effective Time of the Merger on the shares of Perkin-Elmer Common Stock into which such shares have been converted, and will not be paid cash in lieu of fractional shares of Perkin-Elmer Common Stock, until such certificates are surrendered to the Exchange Agent for exchange. When such certificates are surrendered, any unpaid dividends and any cash in lieu of fractional shares of Perkin-Elmer Common Stock payable as described below will be paid without interest.

    All shares of Perkin-Elmer Common Stock issued upon conversion of shares of PerSeptive Common Stock (including shares of PerSeptive Common Stock issued upon conversion of Series A Preferred Stock), together with any cash paid in lieu of any fractional shares of Perkin-Elmer Common Stock, shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of PerSeptive Common Stock.

    No fractional shares of Perkin-Elmer Common Stock will be issued to any PerSeptive stockholder upon surrender of certificates previously representing PerSeptive Common Stock. In lieu of such fractional shares that would otherwise be issued, Perkin-Elmer will pay an amount in cash equal to the product obtained by multiplying the fractional share interest to which such holder would otherwise be entitled by the average of the closing price for a share of Perkin-Elmer Common Stock on the NYSE Composite Transactions Tape for the ten trading days immediately preceding the Effective Time of the Merger.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains customary mutual representations and warranties of Perkin-Elmer and Merger Sub, on the one hand, and PerSeptive, on the other hand, relating to, among other things, (a) corporate organization and similar corporate matters; (b) the capital structures of each of PerSeptive, Perkin-Elmer and Merger Sub; (c) authorization, execution, delivery, performance and enforceability of the Merger Agreement and the Stock Option Agreement and related matters; (d) documents filed by each of PerSeptive and Perkin-Elmer with the Commission and the accuracy of information contained therein;

(e) the accuracy of information supplied by each of PerSeptive and Perkin-Elmer in connection with the Registration Statement and this Proxy Statement/Prospectus; (f) the absence of material adverse changes prior to the date of execution of the Merger Agreement; (g) compliance with applicable laws and the absence of material litigation; (h) votes required for the Merger; (i) the absence of actions that would prevent using the pooling of interests method to account for the Merger; (j) the delivery of opinions of financial advisors;
(k) ownership of stock of the other party; and (l) brokers' and finders' fees. The Merger Agreement also contains additional customary representations and warranties of PerSeptive relating to, among other things, (a) labor matters and matters relating to retirement and other employee plans and to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (b) filing of tax returns and payment of taxes; (c) title to properties; (d) environmental matters; (e) certain contracts and debt instruments; (f) intellectual property; and (g) the inapplicability of Section 203 of the DGCL relating to business combinations with interested stockholders, to the Merger Agreement and related agreements and transactions.

CONDUCT OF BUSINESS PENDING MERGER

    Pursuant to the Merger Agreement, PerSeptive has agreed (except as permitted by Perkin-Elmer) to carry on its business in the ordinary course of business consistent with past practice. PerSeptive has also agreed that, pending the Merger, neither it nor any of its subsidiaries will: (a) declare dividends or make distributions on its capital stock, split, combine or reclassify such capital stock or authorize or issue any securities in lieu of capital stock or, subject to certain exceptions, acquire shares of capital stock of PerSeptive or any subsidiary or securities convertible into or exercisable for such capital stock; (b) subject to certain exceptions, authorize, issue or encumber shares of capital stock of PerSeptive or any subsidiary or securities convertible into or exercisable for such capital stock; (c) amend the PerSeptive Charter, the PerSeptive By-Laws or comparable documents or the PerSeptive Rights Agreement (as defined under "Comparison of Stockholder Rights--Rights Plans" below); (d) acquire any business; (e) subject to certain exceptions, sell, lease, license, mortgage or otherwise encumber assets having a value in excess of $100,000 individually or $1,000,000 in the aggregate; (f) subject to certain limited exceptions, (i) incur indebtedness or guarantee obligations, issue debt securities, enter into "keep well" agreements or enter into any arrangement having the economic effect of any of the foregoing or (ii) make any loans, advances, capital contributions or investments; (g) acquire assets, other than inventory in the ordinary course of business consistent with past practice, or make capital expenditures, except capital expenditures which, individually or in the aggregate, do not exceed $1,000,000; (h) satisfy any claims, liabilities or obligations, except (x) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date of the Merger Agreement or (y) litigation claims to the extent permitted in the Merger Agreement; (i) adopt a plan of complete or partial liquidation; (j) enter into or amend any collective bargaining agreement; (k) change any material accounting principle, except as required by generally accepted accounting principles; (l) settle any litigation, other than settlements that do not provide for injunctive relief and where the amount paid does not exceed $150,000 individually or $500,000 for all such settlements; (m) enter into transactions with affiliates; (n) sell any common stock of Millennium; (o) subject to certain exceptions, transfer intellectual property rights; (p) enter into or amend agreements granting exclusive rights with respect to its products or technology; or (q) authorize, or commit or agree to take, any of the foregoing actions.

    In addition, Perkin-Elmer agreed that pending the Merger, it will not (a) declare or pay dividends on its capital stock, other than regular quarterly cash dividends, or split, combine or reclassify its capital stock; (b) amend the Perkin-Elmer Charter or the Perkin-Elmer By-Laws in a manner that would be materially adverse to holders of Perkin-Elmer Common Stock (it being understood that an increase in the authorized number of shares of Perkin-Elmer Common Stock or other capital stock of Perkin-Elmer would not be deemed to be materially adverse to holders of Perkin-Elmer Common Stock); or (c) authorize, or commit or agree to take, any of the foregoing actions.

NO SOLICITATION

    The Merger Agreement provides that neither PerSeptive nor any of its subsidiaries will (whether directly or indirectly through advisors, agents or other intermediaries), nor will PerSeptive or any of its subsidiaries authorize or permit any of its or their officers, directors, agents, representatives, advisors or subsidiaries to, (a) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any person (other than Merger Sub or Perkin-Elmer) relating to (i) any acquisition or purchase of 15% or more of the consolidated assets of PerSeptive and its subsidiaries or of over 15% of any class of equity securities of PerSeptive or any of its subsidiaries, (ii) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any Person (as defined under "Termination Fee" below) beneficially owning 15% or more of any class of equity securities of PerSeptive or any of its subsidiaries, (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving PerSeptive or any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 15% of the consolidated assets of PerSeptive other than the transactions contemplated by the Merger Agreement, or (iv) any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger (collectively, "Transaction Proposals"), or agree to or endorse any Transaction Proposal, or (b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any other person (other than Merger Sub or Perkin-Elmer) to do or seek any of the foregoing; PROVIDED, HOWEVER, that PerSeptive is not prohibited (either directly or indirectly through advisors, agents or other intermediaries) from (i) furnishing information pursuant to an appropriate confidentiality letter (no less favorable to PerSeptive in any material respect than the confidentiality agreement between PerSeptive and Perkin-Elmer and a copy of which shall be provided for informational purposes only to Perkin-Elmer) concerning PerSeptive and its businesses, properties or assets to a third party who has made a bona fide Transaction Proposal, (ii) engaging in discussions or negotiations with such a third party who has made a bona fide Transaction Proposal, (iii) following receipt of a bona fide Transaction Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its stockholders, (iv) following receipt of a bona fide Transaction Proposal, failing to make or withdrawing or modifying its recommendation of the Merger Agreement and the transactions contemplated thereby and/or (v) taking any action required to be taken by PerSeptive pursuant to a non-appealable, final order by any court of competent jurisdiction, but in each case referred to in the foregoing clauses (i) through
(v) only to the extent that the PerSeptive Board shall have concluded in good faith on the basis of written advice (or advice confirmed in writing) from outside counsel that the failure to take such action would be contrary to the fiduciary duties of the PerSeptive Board to the stockholders of PerSeptive under applicable law; PROVIDED, FURTHER, that PerSeptive has agreed in the Merger Agreement that, to the extent that it may do so without acting in a manner contrary to its fiduciary duties under applicable law, the PerSeptive Board will not take any of the foregoing actions referred to in clauses (i) through (iv) until after reasonable notice to Perkin-Elmer and that the PerSeptive Board will continue to advise Perkin-Elmer after taking such action and, in addition, if the PerSeptive Board receives a Transaction Proposal, then PerSeptive shall promptly inform Perkin-Elmer of the material terms and conditions of such proposal and the identity of the person making it.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

    Each party's obligation to effect the Merger is subject to the following conditions:

    (a) The stockholders of PerSeptive shall have approved and adopted the Merger Agreement.

    (b) The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

    (c) No order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

    (d) The Registration Statement shall have become effective and shall not be the subject of any stop order or proceedings seeking a stop order, and any material state securities laws applicable to the registration and qualification of the Perkin-Elmer Common Stock issuable or required to be reserved pursuant to the Merger Agreement shall have been complied with.

    (e) The shares of Perkin-Elmer Common Stock issuable or required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE and the PSE upon official notice of issuance.

    (f) Perkin-Elmer shall have received a letter from Price Waterhouse LLP to the effect that the Merger qualifies for pooling of interests accounting treatment if consummated in accordance with the Merger Agreement, PerSeptive shall have received a letter from Coopers & Lybrand L.L.P. to the effect that PerSeptive is eligible to be acquired in a transaction to be accounted for using pooling of interests accounting treatment and such letters shall not have been withdrawn.

    In addition, each party's obligation to effect the Merger is subject to the satisfaction by the other party of the following conditions:

    (a) The representations and warranties of the other party shall be true and correct, in each case, as of the date of the Merger Agreement and, if and to the extent such representations and warranties speak as of a later date, as of such later date, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" (as defined in the Merger Agreement)) would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

    (b) The other party shall have performed in all material respects all obligations required to be performed by it prior to the Effective Time of the Merger.

    (c) The other party shall have received certain agreements from its affiliates required by the Merger Agreement.

    (d) The other party shall have received an opinion of counsel to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) Perkin-Elmer, Merger Sub and PerSeptive will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

    The obligation of Perkin-Elmer and Merger Sub to effect the Merger is subject to the satisfaction of the following additional conditions:

    (a) Perkin-Elmer and Merger Sub shall have received evidence, in form and substance reasonably satisfactory, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of (i) any United States federal or state governmental authorities and governmental authorities in Germany, Japan, France, the United Kingdom or any political subdivision thereof or (ii) any other governmental authorities or third parties as are necessary in connection with the transactions contemplated by the Merger Agreement have been obtained, except in the case of clause (ii) where the failure to obtain such licenses, permits, consents, approvals, authorizations, qualifications and orders could not, individually or in the aggregate with all other failures, reasonably be expected to have a Material Adverse Effect with respect to PerSeptive.

    (b) There shall not be pending or threatened by any governmental authority, any suit, action or proceeding, (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or the Stock Option Agreement or seeking to obtain any damages that could reasonably be expected to have a Material Adverse Effect with respect to PerSeptive, (ii) seeking to prohibit or limit the ownership or operation of any material portion of the business or assets of PerSeptive and its subsidiaries taken as a whole or to dispose of or hold separate any material portion of the business or assets of PerSeptive and its subsidiaries taken as a whole, as a result of the Merger or any of the other transactions contemplated by the Merger Agreement or the Stock Option Agreement, (iii) seeking to impose limitations on the ability of Perkin-Elmer to acquire or hold, or exercise full rights of ownership of, any shares of the common stock of the Surviving Corporation, including, without limitation, the right to vote such common stock or (iv) seeking to prohibit Perkin-Elmer or any of its subsidiaries from effectively controlling in any material respect the business or operations of PerSeptive and its subsidiaries taken as a whole. No suit, action or proceeding by any other person shall be pending that seeks any of the relief or remedies described in clauses (i) through (iv) of the immediately preceding sentence as to which there is a reasonable possibility of success or that otherwise could reasonably be expected to have a Material Adverse Effect with respect to PerSeptive.

    (c) No triggering event shall have occurred with respect to the PerSeptive Rights, and the PerSeptive Rights shall not have become nonredeemable and shall not become nonredeemable upon consummation of the Merger.

STOCK EXCHANGE LISTINGS

    It is a condition to the Merger that the shares of Perkin-Elmer Common Stock to be issued in the Merger be authorized for listing on the NYSE and the PSE upon official notice of issuance. The PerSeptive Common Stock is currently quoted on the Nasdaq National Market.

REGULATORY APPROVALS REQUIRED

    Consummation of the Merger is subject to the expiration of the waiting period provided under the HSR Act. Under the HSR Act, the Merger cannot be consummated until notifications have been given and certain information has been furnished to the FTC and the DOJ and specified waiting period requirements have been satisfied. Perkin-Elmer and PerSeptive each filed with the FTC and the DOJ a Notification and Report Form for Certain Mergers and Acquisitions with respect to the Merger on September 26, 1997. During the course of the initial waiting period, Perkin-Elmer and PerSeptive and their respective counsel had a number of conversations with members of the staff of the DOJ in response to staff inquiries pertaining to the Merger. On October 24, 1997 both Perkin-Elmer and PerSeptive received a request from the DOJ for additional information, in connection with which the waiting period was extended until the twentieth day following the provision of such information. After expiration of the waiting period, the Merger may be consummated unless the FTC or the DOJ seeks to prevent consummation of the Merger by obtaining an injunction from a court or the parties agree to delay the expiration of the waiting period.

    The FTC and the DOJ frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. At any time before or after the Special Meeting, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking the divestiture of substantial assets of Perkin-Elmer or PerSeptive or any of their respective subsidiaries. Perkin-Elmer and PerSeptive believe that the Merger is in compliance with the antitrust laws. In light of the request for additional information and prior staff inquiries, however, there can be no assurance that DOJ scrutiny of the Merger will not result in a delay in the consummation of the Merger or other adverse consequences.

    The Merger is also subject to premerger notification requirements under the German Merger Control Law. Under such law, the merger cannot be consummated until one month after filing of a premerger notification with the German Federal Cartel Office. During that period, the Federal Cartel Office may prohibit the merger or request additional information and extend such waiting period by up to four additional months. Perkin-Elmer filed the required notification on October 10, 1997.

    The Merger cannot proceed in the absence of requisite regulatory approvals. See "--Conditions to Consummation of the Merger" and "--Termination." There can be no assurance that such regulatory approvals will be obtained on a timely basis.

TERMINATION

    The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger: (a) by mutual consent of Perkin-Elmer and PerSeptive; (b) by either Perkin-Elmer or PerSeptive if any governmental authority shall have taken any final, nonappealable action permanently enjoining, restraining or otherwise prohibiting the Merger; (c) by either Perkin-Elmer or PerSeptive if the Merger shall not have been consummated on or before January 31, 1998 (other than due to the failure of the party seeking to terminate the Merger Agreement to perform its obligations thereunder); (d) by either Perkin-Elmer or PerSeptive if the holders of a majority of the outstanding shares of PerSeptive Common Stock fail to approve and adopt the Merger Agreement at the Special Meeting; (e) by Perkin-Elmer, if PerSeptive or the PerSeptive Board shall have (1) withdrawn, modified or amended in any respect adverse to Perkin-Elmer its approval or recommendation of the Merger Agreement or any of the transactions contemplated thereby, (2) failed as promptly as practicable after the Registration Statement is declared effective to mail this Proxy Statement/Prospectus to its stockholders or failed to include such recommendation therein, (3) recommended any Transaction Proposal from a person other than Perkin-Elmer or any of its affiliates, (4) resolved to do any of the foregoing or (5) in response to the commencement of any tender offer or exchange offer for more than 15% of the outstanding shares of PerSeptive Common Stock, not recommended rejection of such tender offer or exchange offer; or (f) by PerSeptive, if, in compliance with the requirements described under "No Solicitation" above, the PerSeptive Board concludes in good faith, based on written advice (or advice confirmed in writing) from outside counsel, that in order to avoid acting in a manner contrary to the fiduciary duties of the PerSeptive Board to PerSeptive's stockholders under the DGCL, the PerSeptive Board must not make or must withdraw or modify its recommendation of the Merger Agreement and the PerSeptive Board does not make or withdraws or modifies such recommendation.

TERMINATION FEE

    PerSeptive has agreed to pay Perkin-Elmer a fee of $11,000,000 upon the occurrence of either of the following events:

        (i) the Merger Agreement is terminated in accordance with its terms (except pursuant to clause (b) under "Termination" above) and either of the following shall have occurred: (A) prior to such termination, any corporation (including PerSeptive or any of its subsidiaries or affiliates), partnership, person, other entity or "group" (as referred to in Section 13(d)(3) of the Exchange Act), other than Perkin-Elmer, Merger Sub or any other affiliates of Perkin-Elmer (collectively, "Persons"), shall have become the beneficial owner of more than 15% of the outstanding shares of PerSeptive Common Stock; or (B)(x) prior to such termination, any Person shall have made, or proposed, communicated or disclosed in a manner which is or otherwise becomes public (including being known by stockholders of PerSeptive owning of record or beneficially in the aggregate 5% or more of the outstanding shares of PerSeptive Common Stock) a bona fide intention to make a Transaction Proposal (as defined under "No Solicitation" above), including by making such a Transaction Proposal, and (y) on or prior to August 23, 1998, PerSeptive either consummates with a Person a transaction the proposal of which would otherwise qualify as a Transaction Proposal or enters into a definitive agreement with a Person with respect to a transaction the proposal of which would otherwise qualify as a Transaction Proposal (whether or not such Person is the Person referred to in clause (x) above); or

        (ii) the Merger Agreement is terminated as described in clause (e) or
    (f) set forth under "Termination" above.

AMENDMENT AND WAIVER

    The Merger Agreement may be amended by the parties in writing at any time before or after approval thereof by PerSeptive's stockholders; PROVIDED that after such approval, no amendment of the Merger Agreement may be effected that by law requires further approval by PerSeptive's stockholders without the further approval of such stockholders.

EXPENSES

    Except for the termination fee payable as described under "Termination Fee" above, and except for certain expenses of the Surviving Corporation that Perkin-Elmer has agreed to pay in the event the Merger is consummated, the parties to the Merger Agreement have agreed that all costs and expenses incurred in connection with the Merger Agreement and the Stock Option Agreement will be paid by the party incurring such expenses, except that the cost of filing, printing and distributing the Registration Statement and this Proxy Statement/Prospectus will be borne equally by Perkin-Elmer and PerSeptive.

EFFECT ON EMPLOYEE BENEFITS, STOCK PLANS AND STOCK OPTIONS

    BENEFIT PLANS. Perkin-Elmer has agreed, during the one year period following the Effective Time of the Merger, to cause the Surviving Corporation to maintain employee benefit plans (as defined in Section 3(3) of ERISA) for the benefit of employees of PerSeptive or its subsidiaries that are no less favorable in the aggregate than those provided under the benefit plans of PerSeptive in effect on the date of the Merger Agreement. Perkin-Elmer has also agreed to waive limitations as to preexisting conditions, exclusions and waiting periods with respect to participation by PerSeptive's employees in applicable Perkin-Elmer benefit plans following the Effective Time of the Merger and to provide credit for amounts paid by PerSeptive employees prior to the Effective Time of the Merger in satisfying co-payments and deductibles under Perkin-Elmer's welfare plans.

    STOCK OPTIONS. The Merger Agreement provides that, after the Effective Time of the Merger, each outstanding option to purchase PerSeptive Common Stock granted prior to the Effective Time of the Merger pursuant to PerSeptive's 1989 Stock Plan, 1992 Non-Employee Director Stock Option Plan, 1992 Stock Plan and 1997 Non-Qualified Stock Plan (the "PerSeptive Stock Plans"), whether vested or unvested, will be deemed to constitute an option to acquire the same number of shares of Perkin-Elmer Common Stock as the holder of such option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time of the Merger, at a price per share equal to the aggregate exercise price for the shares of PerSeptive Common Stock otherwise purchasable pursuant to such option divided by the number of full shares of Perkin-Elmer Common Stock deemed purchasable pursuant to such option, PROVIDED that in the case of incentive stock options, the option price, number of shares purchasable and other terms and conditions of such option will be determined in order to comply with applicable provisions of the Code.

    Due to certain acceleration provisions contained therein, all stock options granted pursuant to the PerSeptive Stock Plans (other than options granted pursuant to the 1992 Non-Employee Director Stock Option Plan) will become immediately vested and exercisable immediately prior to the Effective Time of the Merger and will remain exercisable for the duration of the term of such stock options.

EFFECT ON WARRANTS

    At the Effective Time of the Merger, each warrant exercisable into PerSeptive Common Stock outstanding and unexercised will cease to represent a right to acquire shares of PerSeptive Common Stock and will be converted automatically into a warrant to purchase such number of shares of Perkin-Elmer Common Stock as the holder of such warrant would have been entitled to receive pursuant to the Merger had such holder exercised such warrant in full immediately prior to the Effective Time of the Merger, at a price per share equal to the aggregate exercise price for the shares of PerSeptive Common Stock otherwise purchasable pursuant to such warrant divided by the number of full shares of Perkin-Elmer Common Stock deemed purchasable pursuant to such warrant, and subject to future adjustments in accordance with the terms of such warrant.

EFFECT ON CONVERTIBLE NOTES

    Pursuant to the terms of the Merger Agreement and the indenture (the "Convertible Notes Indenture") with respect to PerSeptive's 8 1/4% Convertible Notes Due 2001 (the "Convertible Notes"), prior to the Effective Time of the Merger, PerSeptive and Perkin-Elmer will enter into a supplemental indenture providing that each holder of Convertible Notes outstanding at the Effective Time of the Merger will have the right to convert such Convertible Notes into the number of shares of Perkin-Elmer Common Stock which would be receivable at the Effective Time of the Merger by a holder of the number of shares of PerSeptive Common Stock deliverable upon conversion of such Convertible Notes immediately prior to the Effective Time of the Merger, and subject to future adjustments of the conversion price of the Convertible Notes as are provided for in the Convertible Notes Indenture. Such supplemental indenture will also provide that from and after the Effective Time of the Merger, Perkin-Elmer will become jointly and severally liable with the Surviving Corporation with respect to the obligations to the pay principal of, premium, if any, and interest on, the Convertible Notes when due.

    Perkin-Elmer is currently considering the optional redemption in full of the Convertible Notes upon consummation of the Merger. Pursuant to the Convertible Notes Indenture, the redemption price payable in connection with such a redemption would be 104.71% of the principal amount of the Convertible Notes, plus accrued interest thereon to the redemption date. In the event Perkin-Elmer elects not to effect an optional redemption of the Convertible Notes, pursuant to the Convertible Notes Indenture, the Surviving Corporation will be required to make an offer within 30 days after the Effective Time of the Merger to repurchase all Convertible Notes from the holders thereof for a cash repurchase price equal to 100% of the principal amount thereof plus accrued interest thereon to the repurchase date.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is a summary of certain material United States federal income tax consequences of the Merger to a stockholder of PerSeptive who holds PerSeptive Common Stock as a capital asset (a "Holder"). This discussion is based on the Code and regulations, rulings and decisions in effect on the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretation. This discussion does not deal with all federal income tax consequences that may result from the Merger, including the survival or availability of any tax attributes or elections of PerSeptive as a result of the Merger, and does not address the tax consequences of other transactions effectuated prior to, at the time of or after the Merger (whether or not such transactions are in connection with the Merger), including, without limitation, the exercise of options or similar rights to purchase stock, the exchange, assumption or substitution of options or similar rights to purchase PerSeptive Common Stock for rights to purchase Perkin-Elmer Common Stock, or the exchange of PerSeptive capital stock for PerSeptive Common Stock. This discussion is for general information only, and does not address all aspects of federal income taxation that may be applicable to a Holder subject to special treatment under the Code (including, but not limited to, banks, tax-exempt organizations, insurance companies, dealers in securities or foreign currency, and holders who are not United States persons (as defined in section 7701(a)(30) of the Code) or who acquired shares of PerSeptive Common Stock pursuant to the exercise of an employee stock option or otherwise as compensation). In addition, this discussion does not address the state, local or foreign tax consequences of the Merger.

    TAX OPINIONS. As of the date of this Proxy Statement/Prospectus, Simpson Thacher & Bartlett and Testa, Hurwitz & Thibeault, LLP have advised Perkin-Elmer and PerSeptive, respectively, that in their opinion, and on the basis of facts, representations and assumptions set forth or referred to in such opinions, for United States federal income tax purposes, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that each of Perkin-Elmer, Merger Sub and PerSeptive will be a party to the reorganization within the meaning of Section 368(b) of the Code (the "Tax Opinions"). Consummation of the Merger is conditioned upon the receipt by Perkin-Elmer and PerSeptive of opinions of such counsel dated as of the Closing Date to the same effect as the foregoing Tax Opinions.

No ruling has been sought from the Internal Revenue Service as to the United States federal income tax consequences of the Merger, and the opinions of counsel will not be binding upon the Internal Revenue Service or any court.

    TAX TREATMENT OF HOLDERS AND OF PERKIN-ELMER, MERGER SUB AND
PERSEPTIVE. The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code, and Perkin-Elmer, Merger Sub and PerSeptive are each intended to constitute a party to the reorganization under
Section 368(b) of the Code. Subject to the limitations and qualifications described herein, and assuming that the Merger so qualifies and that Perkin-Elmer, Merger Sub and PerSeptive constitute parties to the reorganization under Section 368(b) of the Code, the following is a summary of the general federal income tax consequences of the Merger to a Holder and to Perkin-Elmer, Merger Sub and PerSeptive:

    No gain or loss will be recognized by a Holder upon the exchange of his or her PerSeptive Common Stock solely for Perkin-Elmer Common Stock, except that a Holder who receives cash proceeds in lieu of a fractional share interest in Perkin-Elmer Common Stock will recognize gain or loss equal to the difference between such proceeds and the tax basis allocated to the fractional share interest. Such gain or loss will constitute capital gain or loss. Under recently enacted legislation, capital gains of individuals derived in respect of capital assets are eligible for reduced rates of taxation depending upon the holding period of such capital assets. Holders should consult their own tax advisors with respect to the tax consequences of the new legislation.

    The tax basis of the Perkin-Elmer Common Stock received by a Holder will be the same as such Holder's basis in the PerSeptive Common Stock surrendered in exchange therefor, decreased by the tax basis allocated to any fractional share interest exchanged for cash.

    The holding period of the Perkin-Elmer Common Stock received by a Holder will include the period during which the PerSeptive Common Stock surrendered in exchange therefor was held.

    Neither Perkin-Elmer, Merger Sub nor PerSeptive will recognize a material amount of gain or loss as a result of the Merger.

    As discussed above, the Tax Opinions are subject to certain assumptions and qualifications and are based on the truth and accuracy of certain representations made by Perkin-Elmer, Merger Sub and PerSeptive, including representations by the respective managements of Perkin-Elmer, Merger Sub and PerSeptive, including representations by PerSeptive and Perkin-Elmer that they have no knowledge of any plan or intention on the part of PerSeptive's stockholders to sell or otherwise dispose of shares of Perkin-Elmer Common Stock received in the Merger that would reduce the PerSeptive stockholders' ownership of Perkin-Elmer Common Stock to a number of shares having a value, as of the Effective Time of the Merger, of less than 50% of the aggregate fair market value, immediately prior to the Merger, of all the outstanding shares of PerSeptive stock.

    If the assumptions and representations referred to above were not true and accurate, the Merger could be disqualified as a reorganization under Section 368 of the Code. In that case, a Holder would recognize gain or loss with respect to each share of PerSeptive Common Stock surrendered equal to the difference between such Holder's tax basis in such shares and the fair market value, as of the Effective Time of the Merger, of the Perkin-Elmer Common Stock received in exchange therefor. In such event, a Holder's basis in the Perkin-Elmer Common Stock so received would equal its fair market value and his holding period for such stock would begin the day after the Merger.

    Holders will be required to retain records and file with their U.S. federal income tax returns a statement setting forth certain facts relating to the Merger.

    BACKUP WITHHOLDING. Certain noncorporate Holders may be subject to backup withholding at a rate of 31% on cash payments received in lieu of a fractional share interest in Perkin-Elmer Common Stock. Backup withholding will not apply, however, to a Holder who (i) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal to be delivered to PerSeptive stockholders following consummation of the Merger, (ii) provides a certificate of foreign status on Form W-8, or (iii) is otherwise exempt from backup withholding.

    EACH HOLDER IS URGED TO CONSULT HIS OR HER TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER.

ANTICIPATED ACCOUNTING TREATMENT

    The Merger is expected to qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Perkin-Elmer and PerSeptive will be carried forward to the combined corporation at their recorded amounts; income of the combined corporation will include income of Perkin-Elmer and PerSeptive for the entire fiscal year in which the combination occurs; and the reported income of the separate companies for prior periods will be combined and restated as income of the combined corporation.

    The Merger Agreement provides that it is a condition to the consummation of the Merger that Perkin-Elmer shall have received a letter from Price Waterhouse LLP (the independent accountants of Perkin-Elmer) to the effect that the Merger qualifies for pooling of interests accounting treatment if consummated in accordance with the Merger Agreement, that PerSeptive shall have received a letter from Coopers & Lybrand L.L.P. (the independent accountants of PerSeptive) to the effect that PerSeptive is eligible to be acquired in a transaction to be accounted for using pooling of interests accounting treatment and that such letters shall not have been withdrawn.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain members of the PerSeptive Board and the management of PerSeptive may be deemed to have certain interests in the Merger in addition to their interests generally as stockholders of PerSeptive. The PerSeptive Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

    EMPLOYMENT AGREEMENTS. Noubar B. Afeyan, the Chief Executive Officer and Chairman of the Board of PerSeptive, and John F. Smith, the President of PerSeptive, are each party to employment agreements with PerSeptive which, among other provisions, provide that if the officer party thereto terminates his employment with PerSeptive for "Good Reason" (as defined in such employment agreements) after the occurrence of a "Change in Control" (as defined in such employment agreements), such officer will be entitled to severance described in such employment agreements. The severance payable to Dr. Afeyan pursuant to his employment agreement with PerSeptive consists of (a) cash payments equal to 24 months of his then current salary, payable over 24 months, (b) up to 24 months health insurance continuation and (c) two times the highest cash bonus Dr. Afeyan received in the three years prior to the termination of his employment. The severance payable to Mr. Smith pursuant to his employment agreement with PerSeptive consists of (i) continuation of his then current salary for the period from the date Mr. Smith terminates his employment through July 16, 2000 and (ii) a cash bonus for each fiscal year of PerSeptive that ends after the termination of Mr. Smith's employment up to and including PerSeptive's fiscal year ending September 30, 2000 equal to the highest cash bonus received prior to such termination.

    The Merger constitutes a "Change in Control" as defined in these employment agreements. In connection with the execution of the Merger Agreement, Dr. Afeyan entered into a letter agreement with PerSeptive amending the foregoing provisions of his employment agreement to provide that absent a material breach of the employment agreement by PerSeptive, Dr. Afeyan will not terminate his employment for Good Reason for a period of six months following the Effective Time of the Merger.

    INDEMNIFICATION AND DIRECTORS' AND OFFICERS' INSURANCE. The Merger Agreement provides that the Surviving Corporation and Perkin-Elmer will indemnify each person who is or was or who becomes eligible for indemnification pursuant to the PerSeptive Charter and the PerSeptive By-Laws pertaining to events occurring prior to the Effective Time of the Merger or to liabilities arising out of the Merger Agreement, in each case to the extent that PerSeptive would have been permitted under the PerSeptive Charter and the PerSeptive By-Laws to provide such indemnification, and will also cause to be maintained for six years after the Effective Time of the Merger directors' and officers' liability insurance coverage on terms no less advantageous than those contained in policies currently maintained by PerSeptive; PROVIDED that Perkin-Elmer will not be required to spend annually in excess of 150% of the annual premiums paid as of the date of the Merger Agreement by PerSeptive.

    EMPLOYEE STOCK OPTIONS. As described more fully under "--Effect on Employee Benefits, Stock Plans and Stock Options," at the Effective Time of the Merger, each outstanding option to purchase PerSeptive Common Stock (1) will convert into an option to purchase Perkin-Elmer Common Stock and (2) except for options issued under the 1992 Non-Employee Director Stock Option Plan, will fully vest and become immediately exercisable and remain exercisable in accordance with the terms of such option.

STOCK OPTION AGREEMENT

    Concurrently with the execution and delivery of the Merger Agreement, and as a condition and inducement thereto, Perkin-Elmer and PerSeptive entered into the Stock Option Agreement pursuant to which PerSeptive granted Perkin-Elmer an option to purchase up to an aggregate of 4,478,308 shares of PerSeptive Common Stock (subject to adjustments under certain circumstances) at a price per share in cash of $13.00.

    The following is a summary of certain provisions of the Stock Option Agreement which is attached as Annex II to this Proxy Statement/Prospectus and is incorporated herein by reference. The following summary is qualified in its entirety by reference to the Stock Option Agreement.

    EXERCISE OF THE OPTION. The option is exercisable only upon the occurrence of a "Purchase Event", which is defined in the Stock Option Agreement to mean the termination of the Merger Agreement under any circumstance which would entitle Perkin-Elmer to receive the termination fee described above under "Termination Fee," PROVIDED, HOWEVER, that a Purchase Event shall occur upon the occurrence of an event described in clause (i)(B)(x) under "Termination Fee" above notwithstanding the absence of an event described under clause (i)(B)(y) thereunder.

    ADJUSTMENT OF NUMBER OF SHARES. The number and type of securities subject to the option and the exercise price of the option will be adjusted for any change in the PerSeptive Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, such that Perkin-Elmer will receive (upon exercise of the option) the same number and type of securities as if the option had been exercised immediately prior to the occurrence of such event (or the record date therefor). The number of shares of PerSeptive Common Stock subject to the option will also be adjusted in the event PerSeptive issues additional shares of PerSeptive Common Stock at a price per share less than $13.00, such that the number of shares of PerSeptive Common Stock subject to the option represents 19.9% of the PerSeptive Common Stock then outstanding, without giving effect to shares subject to or issued pursuant to the option.

    SUBSTITUTE OPTION. In the event PerSeptive enters into any agreement to (A) merge or consolidate with any person other than Perkin-Elmer or one of its subsidiaries such that PerSeptive is not the surviving corporation, (B) permit any person other than Perkin-Elmer or one of its subsidiaries to merge into PerSeptive and PerSeptive is the surviving corporation, but in connection with such merger, the PerSeptive Common Stock is exchanged for any other securities or other property or the outstanding shares of PerSeptive Common Stock prior to such merger represent less than 50% of the PerSeptive Common Stock following such merger, or (C) sell or otherwise transfer all or substantially all of its assets to a person other than Perkin-Elmer or one of its subsidiaries, the option will be converted into an option (the "Substitute Option") to purchase securities of either the acquiring person, a person that controls the acquiring person or PerSeptive (if PerSeptive is the surviving entity), in all cases at the option of Perkin-Elmer. The Substitute Option would be subject to immediate exercise by Perkin-Elmer and repurchase by PerSeptive at the request of Perkin-Elmer, at prices, and subject to conditions, specified in the Stock Option Agreement.

    REPURCHASE OF OPTION AND OPTION SHARES. At any time commencing upon the first occurrence of a Repurchase Event (as defined below) and ending 12 months after the occurrence of a Purchase Event, PerSeptive (or any successor entity thereof) is required (i) at the request of Perkin-Elmer, to repurchase the option at a price equal to the excess, if any, of (x) the Applicable Price (as defined below) for a share of PerSeptive Common Stock over (y) the exercise price of the option (subject to adjustment), multiplied by the number of shares of PerSeptive Common Stock with respect to which the option has not been exercised; and (ii) at the request of an owner of shares of PerSeptive Common Stock issued upon exercise of the option, to repurchase such number of shares of such PerSeptive Common Stock as such owner shall designate at a price equal to the Applicable Price multiplied by the number of shares of PerSeptive Common Stock requested to be repurchased by such owner. "Applicable Price" is defined in the Stock Option Agreement to mean the highest of (A) the highest price per share at which a tender offer or exchange offer has been made for shares of PerSeptive Common Stock, (B) the price per share to be paid by any third party for shares of PerSeptive Common Stock or the consideration per share to be received by holders of PerSeptive Common Stock, in each case pursuant to an agreement for a merger or other business combination transaction with PerSeptive or (C) the highest closing sale price per share of PerSeptive Common Stock during the 60 days preceding such date.

    REGISTRATION RIGHTS. Perkin-Elmer has certain rights to require registration of any shares of PerSeptive Common Stock purchased pursuant to the option under the securities laws if necessary for Perkin-Elmer to be able to sell such shares.

    LIMITATION OF PROFITS. The Stock Option Agreement limits Perkin-Elmer's Total Profit (as defined below) to $11,000,000, and, if such Total Profit otherwise would exceed such amount, requires Perkin-Elmer to either (i) reduce the number of shares subject to the option, (ii) deliver shares of PerSeptive Common Stock for cancellation, (iii) pay cash to PerSeptive or (iv) any combination of the foregoing. "Total Profit" is defined in the Stock Option Agreement to mean: (i) the aggregate amount of (A) the excess of (x) the net cash amounts received by Perkin-Elmer pursuant to a sale of shares of PerSeptive Common Stock issued upon exercise of the option (or securities into which such shares are converted or exchanged) to any unaffiliated third party within 12 months after the exercise of the option, over (y) Perkin-Elmer's exercise price with respect to such shares (or other securities), PLUS (B) any amounts received by Perkin-Elmer on the transfer of the option, PLUS (C) any equivalent amounts with respect to the Substitute Option, PLUS (D) any termination fee received by Perkin-Elmer under the Merger Agreement (see "--Termination Fee" above), minus
(ii) the amount of cash or shares paid to PerSeptive as a result of such limitation on Total Profit.

    In addition to the above limitation, the Stock Option Agreement also limits the aggregate cash or other consideration Perkin-Elmer may receive in respect of
(i) the termination fee under the Merger Agreement and (ii) any sales or dispositions of the option, shares of PerSeptive Common Stock issued upon exercise thereof or any dividends on such shares to the sum of (A) $22,000,000 and (B) the exercise price of the option multiplied by the number of shares of PerSeptive Common Stock purchased by Perkin-Elmer thereunder.

    EFFECT OF STOCK OPTION AGREEMENT. The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated on the terms set forth in the Merger Agreement. Consequently, certain aspects of the Stock Option Agreement may have the effect of discouraging persons who now or prior to the Effective Time of the Merger might be interested in acquiring all of or a significant interest in PerSeptive from considering or proposing such an acquisition, even if such persons were prepared to offer higher consideration per share for PerSeptive Common Stock than that implicit in the Exchange Ratio.

AMENDMENT TO PERSEPTIVE RIGHTS AGREEMENT

    PerSeptive has amended the PerSeptive Rights Agreement (as defined under "Comparison of Stockholder Rights--Rights Plans") to provide that neither the approval, execution or delivery of the Merger Agreement or the Stock Option Agreement nor the consummation of the transactions contemplated by the Merger Agreement and the Stock Option Agreement will cause the PerSeptive Rights issued to become exercisable pursuant to the PerSeptive Rights Agreement. See "Comparison of Stockholder Rights--Rights Plans."

RESALE OF PERKIN-ELMER COMMON STOCK

    The Perkin-Elmer Common Stock (together with the attached Perkin-Elmer Rights) issued pursuant to the Merger will not be subject to any restrictions on transfer arising under the Securities Act, except for shares issued to any PerSeptive stockholder who may be deemed to be an "affiliate" of PerSeptive for purposes of Rule 145 under the Securities Act. This Proxy Statement/Prospectus does not cover resales of Perkin-Elmer Common Stock received by any person who may be deemed to be such an affiliate. In addition, it is expected that each such affiliate and each "affiliate" of Perkin-Elmer and PerSeptive (within the meaning of the Commission's Accounting Releases 130 and 135) will enter into an agreement with Perkin-Elmer providing that such affiliate will not transfer any PerSeptive Common Stock received in the Merger except in compliance with the Securities Act and, in order to preserve Perkin-Elmer's ability to account for the Merger as a pooling of interests, such affiliates will further agree that they will make no disposition of any Perkin-Elmer or PerSeptive stock (or any interest therein) during the period commencing 30 days prior to the Effective Time of the Merger through the date on which financial results covering at least 30 days of combined operations of Perkin-Elmer and PerSeptive after the Merger have been published.

NO APPRAISAL RIGHTS

    No holder of PerSeptive Common Stock will be entitled to appraisal rights under the DGCL in connection with, or as a result of, the matters to be acted upon at the Special Meeting.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed combined financial statements give effect to the Merger in a transaction to be accounted for as a pooling of interests. The unaudited pro forma condensed combined financial statements are based upon the respective historical consolidated financial statements of Perkin-Elmer and PerSeptive, and should be read in conjunction with such historical financial statements and the notes thereto, which are incorporated by reference in the Proxy Statement/Prospectus.

    Perkin-Elmer's fiscal year ends June 30 and PerSeptive's ends September 30. The unaudited pro forma condensed combined statement of financial position combines Perkin-Elmer's June 30, 1997 historical condensed consolidated statement of financial position with PerSeptive's June 28, 1997 unaudited historical condensed statement of financial position giving effect to the merger as though it had been consummated on June 30, 1997. The fiscal 1997 unaudited pro forma condensed combined statement of operations combines Perkin-Elmer's condensed historical statement of operation for the fiscal year ended June 30, 1997, with PerSeptive's unaudited condensed historical statement of operation for the nine months ended June 28, 1997 and the three months ended September 30, 1996. The fiscal 1996 and 1995 pro forma condensed combined statements of operations combine Perkin-Elmer's condensed historical statements of operations for the fiscal years ended June 30, 1996 and 1995 with the corresponding PerSeptive condensed historical statements of operations for the fiscal years ended September 30, 1996 and 1995, respectively. The results of operations of PerSeptive for the three months ended September 30, 1996 (reflecting net revenues of $19.3 million and a net loss of $20.0 million) have therefore been included in two periods.

    The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated on the date indicated, nor is it necessarily indicative of future operating results or financial position.

                          PERKIN-ELMER AND PERSEPTIVE

          PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                           PERKIN-ELMER  PERSEPTIVE                   1997
                                                           AT JUNE 30,   AT JUNE 28,               PRO FORMA
                                                               1997         1997         ADJ.       COMBINED
                                                           ------------  -----------  ----------  ------------
ASSETS
Current Assets
  Cash and cash equivalents..............................   $  194,745   $     7,069  $   --      $    201,814
  Short-term investments.................................        1,226        31,193      --            32,419
  Accounts receivable....................................      307,230        18,930      --           326,160
  Inventories............................................      188,720        23,828      --           212,548
  Prepaid expenses and other current assets..............      102,263         2,678      --           104,941
                                                           ------------  -----------  ----------  ------------
Total current assets.....................................      794,184        83,698      --           877,882
                                                           ------------  -----------  ----------  ------------
Property, plant and equipment, net.......................      173,037        28,579      --           201,616
Other long-term assets...................................      122,375         7,285      --           129,660
Goodwill.................................................       15,202        17,738      --            32,940
                                                           ------------  -----------  ----------  ------------
TOTAL ASSETS.............................................   $1,104,798   $   137,300  $   --      $  1,242,098
                                                           ------------  -----------  ----------  ------------
                                                           ------------  -----------  ----------  ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Loans payable..........................................   $   18,054   $     5,019  $   --      $     23,073
  Accounts payable.......................................      115,374        11,930       2,438(a)      129,742
  Accrued salaries and wages.............................       46,470       --            1,779(a)       48,249
  Accrued taxes on income................................       97,307       --            1,000(a)       98,307
  Other accrued expenses.................................      177,988        19,637      (5,217 (a)      203,408
                                                                                         (11,000 (c)
                                                           ------------  -----------  ----------  ------------
Total current liabilities................................      455,193        36,586      11,000       502,779
                                                           ------------  -----------  ----------  ------------
Long-term debt...........................................       33,599         4,666      --            38,265
Convertible subordinated notes...........................       --            27,230      --            27,230
Other long-term liabilities..............................      179,134         1,575      --           180,709
                                                           ------------  -----------  ----------  ------------
TOTAL LIABILITIES........................................      667,926        70,057      11,000       748,983
                                                           ------------  -----------  ----------  ------------
Shareholders' equity
  Capital stock
    Preferred stock......................................       --            19,123     (19,123 (b)      --
    Common stock.........................................       45,600           216       4,280(b)       50,096
  Capital in excess of par value.........................      198,570       159,374      14,843(b)      372,787
  Retained earnings (deficit)............................      278,760      (108,332)    (11,000 (c)      159,428
  Foreign currency translation adjustments...............         (267)       (3,848)     --            (4,115)
  Unrealized gain on investment..........................       --               710      --               710
  Minimum pension liability adjustment...................         (705)      --           --              (705)
  Treasury stock, at cost................................      (85,086)      --           --           (85,086)
                                                           ------------  -----------  ----------  ------------
Total shareholders' equity...............................      436,872        67,243     (11,000)      493,115
                                                           ------------  -----------  ----------  ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...............   $1,104,798   $   137,300  $   --      $  1,242,098
                                                           ------------  -----------  ----------  ------------
                                                           ------------  -----------  ----------  ------------

  See accompanying notes to pro forma condensed combined financial statements.

                          PERKIN-ELMER AND PERSEPTIVE

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

                                       PERKIN-ELMER             PERSEPTIVE
                                       ------------  ---------------------------------
                                         FOR THE
                                        YEAR ENDED   FOR THE NINE     FOR THE THREE                    1997
                                         JUNE 30,    MONTHS ENDED      MONTHS ENDED                 PRO FORMA
                                           1997      JUNE 28, 1997  SEPTEMBER 30, 1996    ADJ.       COMBINED
                                       ------------  -------------  ------------------  ---------  ------------
NET REVENUES.........................   $1,276,766     $  70,174        $   19,316      $  --      $  1,366,256
Cost of sales........................      642,264        35,578            15,017          1,100(d)      693,959
                                       ------------  -------------        --------      ---------  ------------
GROSS MARGIN.........................      634,502        34,596             4,299         (1,100)      672,297
                                       ------------  -------------        --------      ---------  ------------
Selling, general and
  administrative.....................      375,880        29,434             9,006         --           414,320
Research, development and
  engineering........................      105,660        10,892             3,622         --           120,174
Provision for restructured
  operations.........................       13,000        --                --             --            13,000
Acquired research and development....       26,801        --                --             --            26,801
Other charges                               --            --                10,743         --            10,743
Amortization.........................       --               780               320         (1,100 (d)      --
                                       ------------  -------------        --------      ---------  ------------
OPERATING INCOME (LOSS)..............      113,161        (6,510)          (19,392)        --            87,259
Gain on sale of investment...........       37,420        --                --             26,600(d)       64,020
Interest expense.....................        2,325         2,513               874         --             5,712
Interest income......................        7,574           301                73         --             7,948
Other income (expense), net..........        1,548        26,556               143        (26,600 (d)        1,647
                                       ------------  -------------        --------      ---------  ------------
INCOME (LOSS) BEFORE INCOME TAXES....      157,378        17,834           (20,050)        --           155,162
Provision (benefit) for income
  taxes..............................       42,223        --                  (100)        --            42,123
                                       ------------  -------------        --------      ---------  ------------
NET INCOME (LOSS)....................   $  115,155     $  17,834        $  (19,950)     $  --      $    113,039
                                       ------------  -------------        --------      ---------  ------------
                                       ------------  -------------        --------      ---------  ------------
NET INCOME (LOSS) PER SHARE..........   $     2.58     $    0.78        $    (1.08)                $       2.29
                                       ------------  -------------        --------                 ------------
                                       ------------  -------------        --------                 ------------
WEIGHTED AVERAGE SHARES AND
  EQUIVALENT SHARES..................       44,679        21,388            18,905                       49,308
                                       ------------  -------------        --------                 ------------
                                       ------------  -------------        --------                 ------------

  See accompanying notes to pro forma condensed combined financial statements.

                          PERKIN-ELMER AND PERSEPTIVE

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

                                                              FOR THE YEAR ENDED
                                                          ---------------------------
                                                          PERKIN-ELMER   PERSEPTIVE                    1996
                                                            JUNE 30,    SEPTEMBER 30,               PRO FORMA
                                                              1996          1996          ADJ.       COMBINED
                                                          ------------  -------------  ----------  ------------
NET REVENUES............................................   $1,162,949    $    86,018   $   --      $  1,248,967
Cost of sales...........................................      595,857         56,290        1,280(d)      653,427
                                                          ------------  -------------  ----------  ------------
GROSS MARGIN............................................      567,092         29,728       (1,280)      595,540
                                                          ------------  -------------  ----------  ------------
Selling, general and administrative.....................      339,994         39,518          878(d)      380,390
Research, development and engineering...................      102,338         11,342       --           113,680
Provision for restructured operations...................       71,600        --             3,261(d)       74,861
Acquired research and development.......................       27,093        --             6,785(d)       33,878
Other charges...........................................       --             24,239      (10,046 (d)       14,193
Amortization............................................       --              2,158       (2,158 (d)      --
                                                          ------------  -------------  ----------  ------------
OPERATING INCOME (LOSS).................................       26,067        (47,529)      --           (21,462)
Gain on sale of investment..............................       11,704        --            --            11,704
Interest expense........................................        4,971          3,473       --             8,444
Interest income.........................................        4,894            482       --             5,376
Other income (expense), net.............................       (2,193)            53       --            (2,140)
                                                          ------------  -------------  ----------  ------------
INCOME (LOSS) BEFORE INCOME TAXES.......................       35,501        (50,467)      --           (14,966)
Provision for income taxes..............................       21,557        --            --            21,557
                                                          ------------  -------------  ----------  ------------
NET INCOME (LOSS).......................................   $   13,944    $   (50,467)  $   --      $    (36,523)
                                                          ------------  -------------  ----------  ------------
                                                          ------------  -------------  ----------  ------------
NET INCOME (LOSS) PER SHARE.............................   $     0.32    $     (3.22)              $      (0.77)
                                                          ------------  -------------              ------------
                                                          ------------  -------------              ------------
WEIGHTED AVERAGE SHARES AND EQUIVALENT SHARES...........       43,747         16,296                     47,436
                                                          ------------  -------------              ------------
                                                          ------------  -------------              ------------

  See accompanying notes to pro forma condensed combined financial statements.

                          PERKIN-ELMER AND PERSEPTIVE

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

                                                               FOR THE YEAR ENDED
                                                           ---------------------------
                                                           PERKIN-ELMER   PERSEPTIVE                   1995
                                                             JUNE 30,    SEPTEMBER 30,              PRO FORMA
                                                               1995          1995         ADJ.       COMBINED
                                                           ------------  -------------  ---------  ------------
NET REVENUES.............................................   $1,063,506    $    89,429   $  --      $  1,152,935
Cost of sales............................................      560,402         50,137       1,280(d)      611,819
                                                           ------------  -------------  ---------  ------------
GROSS MARGIN.............................................      503,104         39,292      (1,280)      541,116
                                                           ------------  -------------  ---------  ------------
Selling, general and administrative......................      317,120         32,771       1,800(d)      351,691
Research, development and engineering....................       95,088          6,999      --           102,087
Provision for restructured operations....................       23,000        --           --            23,000
Acquired research and development........................       --            --            1,879(d)        1,879
Other charges............................................       --             15,459      (1,879 (d)       13,580
Amortization.............................................       --              3,080      (3,080 (d)      --
                                                           ------------  -------------  ---------  ------------
OPERATING INCOME (LOSS)..................................       67,896        (19,017)     --            48,879
Gain on sale of investment...............................       20,800        --           --            20,800
Interest expense.........................................        8,180          2,958      --            11,138
Interest income..........................................        3,500          1,209      --             4,709
Other income (expense), net..............................       (1,452)           196      --            (1,256)
                                                           ------------  -------------  ---------  ------------
INCOME (LOSS) BEFORE INCOME TAXES........................       82,564        (20,570)     --            61,994
                                                           ------------  -------------  ---------  ------------
                                                           ------------  -------------  ---------  ------------
Provision for income taxes...............................       15,687        --           --            15,687
                                                           ------------  -------------  ---------  ------------
                                                           ------------  -------------  ---------  ------------
NET INCOME (LOSS)........................................   $   66,877    $   (20,570)  $  --      $     46,307
                                                           ------------  -------------  ---------  ------------
                                                           ------------  -------------  ---------  ------------
NET INCOME (LOSS) PER SHARE..............................   $     1.57    $     (1.88)             $       1.02
                                                           ------------  -------------             ------------
                                                           ------------  -------------             ------------
WEIGHTED AVERAGE SHARES AND EQUIVALENT SHARES............       42,644         12,340                    45,617
                                                           ------------  -------------             ------------
                                                           ------------  -------------             ------------

  See accompanying notes to pro forma condensed combined financial statements.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION

    The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, giving effect to the Merger as accounted for by the pooling of interests method.

    Because the transaction has not been completed, only certain costs of the Merger transaction can be estimated at this time. The pro forma condensed combined statement of operations for the twelve months ended June 30, 1997 excludes: (i) the positive effects of potential cost savings expected to be achieved upon combining the manufacturing and distribution resources of the companies (which efficiency gains in the areas of manufacturing and distribution may be material to the operating results of the combined entity) and (ii) transaction costs of approximately $11 million to $15 million, including investment banking, legal and accounting fees, and other contractual costs of the transaction. Additionally, during the next several months, a study to review the impact of integrating the two operations following the Merger will be completed. Perkin-Elmer expects this study to identify opportunities for future cost reduction synergies which will result in additional nonrecurring charges. These charges may also include a writedown of certain assets impaired as a result of combining manufacturing resources. However, until the study is finalized and a formal integration plan developed, such charges cannot be reasonably estimated at this time.

    Perkin-Elmer is considering prepaying all of PerSeptive's outstanding indebtedness subsequent to consummation of the Merger. Such indebtedness aggregated $36.9 million at June 30, 1997, including $27.2 million aggregate principal amount of Convertible Notes outstanding as of such date. No decision has been made in this regard, however, and, accordingly, such prepayment is not reflected in the pro forma condensed combined financial statements.

    The pro forma condensed combined statement of financial position as of June 30, 1997 includes, in accordance with Commission reporting rules, the impact of all transactions, whether of a recurring or nonrecurring nature, that can be reasonably estimated and should be reflected as of that date.

(2) PRO FORMA ADJUSTMENTS

    There were no material transactions between Perkin-Elmer and PerSeptive during any period presented.

    (a) Pro Forma Condensed Combined Statement of Financial Position--certain reclassifications have been made to conform PerSeptive's reporting of compensation, other payables and income tax related accrual balances to that of Perkin-Elmer.

    (b) The pro forma adjustments reflect the issuance of 4,133,000 shares of Perkin-Elmer Common Stock in exchange for 21,461,000 shares of PerSeptive Common Stock outstanding as of June 28, 1997 (based on the maximum exchange ratio of 0.1926 for purposes of this analysis). Additionally, the adjustment reflects the conversion of 2,000 shares of PerSeptive Series A Preferred Stock outstanding at June 30, 1997 into 363,000 shares of Perkin-Elmer Common Stock (assuming a conversion price based on the closing price of PerSeptive Common Stock on June 30, 1997). Stock options and warrants were excluded for purposes of the pro forma adjustments because, pursuant to the Merger Agreement, such options and warrants will become options and warrants of Perkin-Elmer as of the Effective Time of the Merger. The actual number of shares of Perkin-Elmer Common Stock to be issued will be determined at the Effective Time of the Merger based on the actual number of shares of PerSeptive Common Stock and Series A Preferred Stock then outstanding. The adjustment to capital in excess of par value represents the excess of the recorded value of shares of PerSeptive Common Stock and Series A Preferred Stock received in the exchange over the par value of shares of Perkin-Elmer Common Stock issued.

    (c) The Pro Forma Condensed Combined Statement of Financial Position has been adjusted to reflect the minimum estimated transaction costs of $11.0 million associated with the Merger. The pro forma condensed combined statement of operations has not been adjusted to reflect the aforementioned costs.

    (d) Pro Forma Condensed Combined Statements of Operations--certain reclassifications have been made to conform PerSeptive's reporting of intangible amortization, acquired research and development costs, other charges and certain nonrecurring gains on sale of investments to that of Perkin-Elmer. Specifically, Perkin-Elmer records goodwill amortization to cost of sales and miscellaneous intangible amortization to selling, general and administrative expense.

                   DESCRIPTION OF PERKIN-ELMER CAPITAL STOCK

GENERAL

    The authorized capital stock of Perkin-Elmer presently consists of 90,000,000 shares of Perkin-Elmer Common Stock and 1,000,000 shares of preferred stock, par value $1.00 per share, of Perkin-Elmer (the "Perkin-Elmer Preferred Stock") issuable in series. At the 1997 Annual Meeting of Shareholders of Perkin-Elmer, Perkin-Elmer's shareholders approved an increase in the number of authorized shares of Perkin-Elmer Common Stock to 180,000,000 shares, and Perkin-Elmer intends to amend the Perkin-Elmer Charter accordingly. As of October 23, 1997, approximately 43,921,798 shares of Perkin-Elmer Common Stock and no shares of Perkin-Elmer Preferred Stock were outstanding.

    Because Perkin-Elmer has substantial subsidiaries which have outstanding debt obligations and other liabilities of their own, Perkin-Elmer's rights and the rights of its creditors and its stockholders to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to prior claims of the subsidiary's creditors, except to the extent that Perkin-Elmer may itself be a creditor with recognized claims against the subsidiary.

    The following is a summary of the terms of the Perkin-Elmer Common Stock and the Perkin-Elmer Preferred Stock. Such summary does not purport to be complete and is qualified in its entirety by reference to the Perkin-Elmer Charter and the Perkin-Elmer By-Laws, each of which is included as an exhibit to the Registration Statement. For a discussion of significant differences between the Perkin-Elmer Charter and the Perkin-Elmer By-Laws, on the one hand, and the PerSeptive Charter and the PerSeptive By-Laws, on the other hand, see "Comparison of Stockholder Rights."

COMMON STOCK

    The holders of Perkin-Elmer Common Stock will be entitled to receive dividends when and as declared by the Perkin-Elmer Board out of funds legally available therefor, subject to any superior rights of any Perkin-Elmer Preferred Stock at the time outstanding.

    The holders of Perkin-Elmer Common Stock will be entitled to one vote for each share on all matters voted on by stockholders, including the election of directors. The holders of Perkin-Elmer Common Stock will not have any cumulative voting, conversion, redemption or preemptive rights. The holders of Perkin-Elmer Common Stock are entitled to a pro rata share of all assets available for distribution upon a liquidation, dissolution or winding up of the affairs of Perkin-Elmer, after the payment of all liabilities and any liquidation preference on the Perkin-Elmer Preferred Stock.

    The outstanding shares of Perkin-Elmer Common Stock are listed on the NYSE and the PSE. BankBoston, N.A. is the transfer agent and registrar for the Perkin-Elmer Common Stock.

PREFERRED STOCK

    The Perkin-Elmer Board is authorized to issue one or more series of Perkin-Elmer Preferred Stock without further authorization of Perkin-Elmer stockholders (except as may be required under applicable stock exchange requirements), and to fix the number of shares, the annual dividend rate, the preferences, the voting rights, the redemption price, the right to be converted and any other rights, preferences and limitations of such shares. Thus, any such series may, if so determined by the Perkin-Elmer Board, have full voting rights with the Perkin-Elmer Common Stock or limited voting rights, be convertible into Perkin-Elmer Common Stock or another security of Perkin-Elmer, and have the annual dividend rate, preferences, voting rights, redemption price, right to be converted and any other relative rights, preferences and limitations, as the Perkin-Elmer Board shall determine. Except in connection with the Perkin-Elmer Rights Agreement (as defined under "Comparison of Stockholder Rights--Rights Plans"), the Perkin-Elmer Board has not authorized the issuance of any shares of Perkin-Elmer Preferred Stock.

    For a description of the rights and preferences of Perkin-Elmer's Participating Preferred Stock, see "Comparison of Stockholder Rights--Rights Plans."

                        COMPARISON OF STOCKHOLDER RIGHTS

    If the Merger is consummated, all holders of PerSeptive Common Stock will become holders of shares of Perkin-Elmer Common Stock. Perkin-Elmer is a corporation organized under and governed by New York law (including the NYBCL), the Perkin-Elmer Charter and the Perkin-Elmer By-laws. PerSeptive is a corporation organized under and governed by Delaware law (including the DGCL), the PerSeptive Charter and the PerSeptive By-laws. The rights of a holder of Perkin-Elmer Common Stock are similar in some respects and different in other respects from the rights of a holder of PerSeptive Common Stock. Certain of these similarities and differences are summarized below. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE NYBCL, THE DGCL, THE PERKIN-ELMER CHARTER, THE PERKIN-ELMER BY-LAWS, THE PERSEPTIVE CHARTER AND THE PERSEPTIVE BY-LAWS.

AUTHORIZED CAPITAL

    The total number of authorized shares of capital stock of Perkin-Elmer is 91,000,000, consisting of 90,000,000 shares of Perkin-Elmer Common Stock and 1,000,000 shares of Perkin-Elmer Preferred Stock. At the 1997 Annual Meeting of Shareholders of Perkin-Elmer, Perkin-Elmer's shareholders approved an increase in the number of authorized shares of Perkin-Elmer Common Stock to 180,000,000 shares, and Perkin-Elmer intends to amend the Perkin-Elmer Charter accordingly. The total number of authorized shares of capital stock of PerSeptive is 101,000,000, consisting of 100,000,000 shares of PerSeptive Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share (the "PerSeptive Preferred Stock").

    The Perkin-Elmer Charter authorizes the Perkin-Elmer Board to issue one or more series of Perkin-Elmer Preferred Stock without further authorization of stockholders (except as may be required under applicable stock exchange requirements), and to fix the number of shares, the annual dividend rate, the preferences, the voting rights, the redemption price, the right to be converted, and any other rights, preferences and limitations of such shares.

    The PerSeptive Charter authorizes the PerSeptive Board to provide for the issuance of PerSeptive Preferred Stock in one or more series, each with such designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolutions of the PerSeptive Board with respect to the creation of such series.

DIRECTORS

    NUMBER AND ELECTION; CLASSIFICATION OF BOARD OF DIRECTORS. The Perkin-Elmer Charter provides that the number of directors on the Perkin-Elmer Board be not less than three nor more than fifteen. The Perkin-Elmer By-laws provide that the number of directors on the Perkin-Elmer Board shall be fixed by a majority of the Perkin-Elmer Board. The PerSeptive Charter provides that the number of directors on the PerSeptive Board shall be determined by a majority of the PerSeptive Board, but such number shall be at least three.

    The Perkin-Elmer Board is not divided into separate classes but consists of a single class elected annually. The PerSeptive Board consists of three separate classes, consisting, as nearly as possible, of equal numbers and does not include fewer than three directors per class. At each annual meeting of stockholders, successors to the class of directors whose term expires at the annual meeting are elected for a three-year term.

    QUORUM. The Perkin-Elmer By-Laws provide that a majority of the entire board of directors then in office constitutes a quorum for the transaction of business by the Perkin-Elmer Board. Under the PerSeptive By-Laws, the presence of a majority of the total authorized number of directors constitutes a quorum for the transaction of business by the PerSeptive Board.

    REMOVAL. The NYBCL provides that any or all of the directors of a corporation may be removed for cause by vote of the stockholders entitled to vote. The NYBCL further allows an action to procure a judgment removing a director for cause to be brought by the attorney-general or by holders of 10% of the outstanding shares, whether or not entitled to vote. The Perkin-Elmer By-Laws provide that a director may be removed from office for cause by the vote of a majority of the Perkin-Elmer Board at a special meeting called for that purpose. In addition, the Perkin-Elmer By-Laws provide that any director may be removed with or without cause by the affirmative vote of a majority of the shares of Perkin-Elmer capital stock entitled to vote thereon at a special meeting called for that purpose.

    The DGCL provides that, unless the certificate of incorporation otherwise provides, in the case of a corporation with a classified board, stockholders may remove directors only for cause. The PerSeptive Charter provides that any or all directors may be removed without cause by the holders of 75% of the shares entitled to vote at an election of directors and with cause by the holders of a majority of the shares entitled to vote.

    VACANCIES. Any vacancy on the Perkin-Elmer Board caused by removal of a director by stockholders may be filled by the stockholders at the special meeting called for such removal. Under the PerSeptive By-laws, if any vacancy occurs on the PerSeptive Board, the directors then in office will continue to act. Such vacancy (or a newly created directorship) may be filled by a majority of the directors then in office, although less than a quorum.

CHARTER AND BY-LAW AMENDMENTS

    AMENDMENTS TO CERTIFICATE OF INCORPORATION. Under the NYBCL and the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a certificate of incorporation. In addition, amendments which make changes relating to the capital stock by increasing or decreasing the par value or the aggregate number of authorized shares of a class, or otherwise adversely affecting the rights of such class, must be approved by the majority vote of each class or series of stock affected, even if such stock would not otherwise have such voting rights. In addition, the amendment of certain provisions of the Perkin-Elmer Charter described under "Affiliated Transactions" below requires a vote of two-thirds of the shares held by disinterested stockholders. The PerSeptive Charter requires the affirmative vote of 75% of shares entitled to vote to amend certain provisions of the PerSeptive Charter relating to directors, stockholder actions by written consent, special meetings of stockholders and any amendment which would materially alter or change in an adverse manner the powers, preferences or special rights of the Series B Preferred Stock (as defined below). The PerSeptive Charter further provides that the terms of the Series A Preferred Stock may be amended by action of the PerSeptive Board and the vote or written consent of the holders of at least
66 2/3% of the Series A Preferred Stock, voting together with all other PerSeptive Preferred Stock then outstanding and affected in the same manner.

    AMENDMENT OF BY-LAWS. The Perkin-Elmer By-laws can be amended or repealed, or new by-laws can be adopted, by either the holders of a majority of the outstanding shares of capital stock entitled to vote thereon or by a majority of the entire Perkin-Elmer Board. The PerSeptive By-Laws provide that provisions relating to directors and stockholder actions by written consent may not be amended or repealed without the affirmative vote of the holders of at least 75% of all votes which PerSeptive's stockholders would be entitled to cast at any annual election of directors or class of directors. Other than the foregoing, the PerSeptive By-laws may be amended or repealed or new by-laws adopted, by holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire PerSeptive Board.

CUMULATIVE VOTING

    Neither the Perkin-Elmer Charter nor the PerSeptive Charter provides for cumulative voting for directors.

STOCKHOLDER MEETING PROCEDURES

    SPECIAL MEETINGS AND PROVISIONS FOR NOTICES. Under the NYBCL, stockholders may not call a special meeting unless there is a failure to elect a sufficient number of directors to conduct the business of the corporation or unless specifically authorized to do so by the corporation's certificate of incorporation or by-laws. The Perkin-Elmer By-Laws provide that special meetings of stockholders may be called only by the Perkin-Elmer Board, the Chairman of the Board, the President or the Secretary. Under the DGCL, special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by-laws. The PerSeptive By-Laws provide that special meetings of stockholders may be called only by the Chairman, Chief Executive Officer or President.

    The Perkin-Elmer By-Laws provide that Perkin-Elmer must give personally or by mail, not less than ten nor more than fifty days before the date of any meeting of stockholders, to each stockholder entitled to vote at such meeting, written notice stating the place, date, hour and purpose or purposes of the meeting. Any and all notices of a meeting may be waived by a stockholder by submitting a signed waiver either before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, will constitute a waiver of notice.

    Under the PerSeptive By-Laws, written notice of the place, date and hour of each meeting of the stockholders, whether annual or special and, in the case of a special meeting, the purpose or purposes for which such meeting is called, must be given not less than ten nor more than sixty days prior to the meeting to each stockholder of record entitled to vote at such meeting.

    QUORUM. The Perkin-Elmer By-Laws provide that the holders of record of a majority of the outstanding shares of Perkin-Elmer Common Stock entitled to vote at such meeting, whether present in person or represented by proxy, constitutes a quorum for the purposes of transacting business at any stockholder meeting. Under the PerSeptive By-Laws, the presence in person or by proxy of the holders of record of a majority of shares entitled to vote at a meeting of stockholders constitutes a quorum for the transaction of business at such meeting.

    STOCKHOLDER ACTION WITHOUT A MEETING. Under the NYBCL, any required or permitted action to be taken by stockholders may be taken without a meeting with the written consent of all outstanding shares entitled to vote thereon, unless the certificate of incorporation provides for a lesser number. The Perkin-Elmer Charter does not contain provisions with respect to stockholder action in lieu of a meeting.

    Under the DGCL, unless otherwise provided by a corporation's certificate of incorporation, any action which is to be taken by stockholders may be taken without a meeting if such action is authorized by written consents signed by stockholders having not less than the minimum number of votes necessary to take such action at a meeting at which all shares were present and voting. The PerSeptive Charter provides that stockholders may not take any action by written consent in lieu of a meeting.

VOTING BY STOCKHOLDERS

    BUSINESS COMBINATIONS AND CERTAIN OTHER TRANSACTIONS. The NYBCL requires the vote of two-thirds of all outstanding shares entitled to vote thereon for a plan of merger or consolidation adopted by the board of directors of a New York corporation, a guarantee given by a New York corporation not in furtherance of its corporate purposes, a disposition of all or substantially all the assets of a New York corporation if not made in the usual course of business, or a dissolution of a New York corporation. The DGCL requires the affirmative vote of a majority of the outstanding shares entitled to vote to approve mergers, consolidations, dissolutions and sales of all or substantially all of a corporation's assets.

    ISSUANCE OF RIGHTS OR OPTIONS TO DIRECTORS. Under the NYBCL, but not the DGCL, the issuance by a corporation to its directors, officers or employees of rights or options (other than substituted rights or options issued in connection with a business combination) to purchase from the corporation any of its shares, as an incentive to service or continued service with the corporation, or the adoption of a plan providing for such issuance, must be authorized by the vote of the holders of a majority of all outstanding shares entitled to vote thereon.

    LOANS TO DIRECTORS. The NYBCL prohibits a New York corporation from making loans to its directors without authorization by vote of the stockholders (excluding from such vote the affected director's shares). The DGCL has no comparable voting requirement but instead permits a corporation to make loans to or guarantees on behalf of, or otherwise assist officers and employees of a Delaware corporation, including those officers and employees who are also directors of the corporation, if, in the judgment of the board, such loan, guarantee or assistance may reasonably be expected to benefit the corporation.

AFFILIATED TRANSACTIONS

    Generally, under the NYBCL, no corporation shall engage at any time in any business combination with any interested shareholder of such corporation other than a business combination: (a) approved by the board of directors of such corporation prior to such interested shareholder's stock acquisition date; (b) approved by the affirmative vote, no earlier than five years after such interested shareholder's stock acquisition date, of the holders of a majority of the outstanding voting stock not beneficially owned by such interested shareholder or any affiliate or associate of such interested shareholder; or (c) that meets certain specified conditions.

    Further, the Perkin-Elmer Charter provides that no transaction between Perkin-Elmer and any Controlling Person (as defined in the Perkin-Elmer Charter) shall be valid, nor shall any such transaction be consummated, unless (a) such transaction is expressly approved by at least a vote of the Disinterested Directors (as defined in the Perkin-Elmer Charter), who at the time constitute at least a majority of the entire Perkin-Elmer Board; (b) such transaction is approved by the affirmative vote of not less than two-thirds of the voting power of the shares of each class of Perkin-Elmer's capital stock entitled to vote thereon held by Disinterested Shareholders (as defined in the Perkin-Elmer Charter); or (c) if such transaction would result in payment of cash or other property to the stockholders of Perkin-Elmer, such transaction is consummated and provides for the payment to each of the stockholders other than the Controlling Person upon the consummation thereof, in exchange for all the shares of Perkin-Elmer's capital stock held by each of such stockholders, consideration which is of certain minimum value. The Perkin-Elmer Charter also prohibits the purchase of shares of any stock of Perkin-Elmer by Perkin-Elmer from any Controlling Person at a price exceeding the average price paid by such Controlling Person for all shares of stock of Perkin-Elmer acquired by such Controlling Person during the two-year period preceding the date of such proposed purchase unless such purchase is approved by the affirmative vote of not less than a majority of the voting power of the shares of stock of Perkin-Elmer entitled to vote held by Disinterested Shareholders.

    The DGCL provides that, subject to certain specified exceptions, a corporation shall not engage in any business combination with any interested stockholder (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless: (a) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (i) by persons who are directors and also officers and (ii) employee stock option plans in which employee participants do not have the right to determine confidentially whether shares held will be tendered in a tender or exchange offer; or (c) at or subsequent to the time at which the interested stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

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
    The DGCL defines an "interested stockholder" as any person (other than the corporation or a subsidiary thereof) that (i) is the beneficial owner of 15% or more of the outstanding voting stock of the corporation or (ii) is an affiliate or associate of the corporation and was the beneficial owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is determined whether such stockholder is "interested", provided that the term interested stockholder generally shall not include (a) any person who owned shares (A) described in clause (i) above who acquired such shares prior to December 23, 1987 and either continued to own such shares or is a person described in (ii) above or (B) who acquired such shares from a person described in clause (A) above for no consideration or (b) whose ownership of shares in excess of the 15% limitation is the result of action taken by the corporation, so long as such person does not later acquire additional shares of the corporation except through further action of the corporation.

RIGHTS PLANS

    PERKIN-ELMER. Perkin-Elmer entered into a Shareholder Protection Rights Agreement (the "Perkin-Elmer Rights Agreement") with the First National Bank of Boston, as Rights Agent (the "Perkin-Elmer Rights Agent") pursuant to which on, April 20, 1989, the Perkin-Elmer Board declared a dividend distribution of one Perkin-Elmer Right for each outstanding share of Perkin-Elmer Common Stock to stockholders of record at the close of business on May 1, 1989 (the "Record Time"). Pursuant to the Perkin-Elmer Rights Agreement, each Perkin-Elmer Right entitles the registered holder to purchase from Perkin-Elmer after the Separation Time (as defined below), one one-hundredth of a share of Participating Preferred Stock for $90 (the "Exercise Price"), subject to adjustment.

    The Perkin-Elmer Rights will be evidenced by Perkin-Elmer Common Stock certificates until the Separation Time, defined as the close of business on the earlier of (i) the tenth day, unless otherwise extended by the Perkin-Elmer Board, after the date on which any person (other than Perkin-Elmer, a majority-owned subsidiary of Perkin-Elmer or an employee stock ownership or other employee benefit plan of Perkin-Elmer or a majority-owned subsidiary of Perkin-Elmer) commences a tender or exchange offer which, if consummated, would result in such person's becoming the beneficial owner of 20% or more of the outstanding shares of Perkin-Elmer Common Stock (any person having such beneficial ownership being referred to herein as the "Acquiring Person") and
(ii) the first date of public announcement by Perkin-Elmer or an Acquiring Person that an Acquiring Person has become such (a "Stock Acquisition Date"); PROVIDED, that if a tender or exchange offer referred to in clause (i) is canceled, terminated or otherwise withdrawn prior to the Separation Time, such offer shall be deemed never to have been made.

    Until the Separation Time, the Perkin-Elmer Rights will be transferred with and only with the Perkin-Elmer Common Stock. Perkin-Elmer Common Stock certificates issued after the Record Time but prior to the Separation Time shall evidence one Perkin-Elmer Right for each share of Perkin-Elmer Common Stock represented thereby and shall contain a legend incorporating by reference the terms of the Perkin-Elmer Rights Agreement. Notwithstanding the absence of the aforementioned legend, certificates evidencing shares of Perkin-Elmer Common Stock outstanding at the Record Time shall also evidence one Perkin-Elmer Right for each share of Perkin-Elmer Common Stock evidenced thereby. Promptly following the Separation Time, separate certificates evidencing the Perkin-Elmer Rights will be mailed to holders of record of Perkin-Elmer Common Stock at the Separation Time.

    The Perkin-Elmer Rights are not exercisable until the business day following the Separation Time and will expire on the earlier of (i) the close of business on April 30, 1999 and (ii) the date on which the Perkin-Elmer Rights are redeemed as described below (the "Expiration Time").

    In the event that prior to the Expiration Time, a Stock Acquisition Date occurs that is not the result of a Flip-over Transaction or Event, as defined below (a "Flip-in Date"), then, to the extent applicable law permits Perkin-Elmer Rights owned by the Acquiring Person or any affiliate or associate thereof to become void, Perkin-Elmer shall take such action as shall be necessary to ensure and provide that, except as provided below, each Perkin-Elmer Right shall constitute the right to purchase from Perkin-Elmer,

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
upon the exercise thereof in accordance with the terms of the Perkin-Elmer Rights Agreement, that number of shares of Perkin-Elmer Common Stock having an aggregate Market Price (as defined in the Perkin-Elmer Rights Agreement), on the Stock Acquisition Date, equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price. Notwithstanding the foregoing, to the extent permitted by applicable law, any Perkin-Elmer Rights that are or were beneficially owned on or after the Stock Acquisition Date by an Acquiring Person or an affiliate or associate thereof shall become void and any holder of such Perkin-Elmer Rights shall thereafter have no right to exercise or transfer such Perkin-Elmer Rights.

    In addition, the Perkin-Elmer Board may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the beneficial owner of more than 50% of the outstanding shares of Perkin-Elmer Common Stock, but only to the extent applicable law permits Perkin-Elmer Rights owned by the persons referred to above to become void, elect to exchange all (but not less than all) the then outstanding Perkin-Elmer Rights (other than Perkin-Elmer Rights beneficially owned by the Acquiring Person or any affiliate or associate thereof, which Perkin-Elmer Rights, to the extent permitted by applicable law, shall become void) for shares of Perkin-Elmer Common Stock at an exchange ratio (the "exchange ratio") of one share of Perkin-Elmer Common Stock per Perkin-Elmer Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time. Immediately upon such action by the Perkin-Elmer Board, the right to exercise the Perkin-Elmer Rights will terminate and each Perkin-Elmer Right will thereafter represent only the right to receive a number of shares of Perkin-Elmer Common Stock equal to the exchange ratio.

    Whenever Perkin-Elmer shall become obligated under the preceding paragraph to issue shares of Perkin-Elmer Common Stock upon exercise of or in exchange for Perkin-Elmer Rights, Perkin-Elmer, at its option, may substitute therefor shares of Perkin-Elmer Preferred Stock, at a ratio of one one-hundredth of a share of Perkin-Elmer Preferred Stock for each share of Perkin-Elmer Common Stock so issuable.

    Perkin-Elmer shall take such action as shall be necessary to ensure, and shall not enter into, consummate or permit to occur a Flip-over Transaction or Event until it shall have entered into a supplemental agreement with the person engaging in such Flip-over Transaction or Event (the "Flip-over Entity"), for the benefit of the holders of the Perkin-Elmer Rights, providing, that upon consummation or occurrence of the Flip-over Transaction or Event (i) each Perkin-Elmer Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms of the Perkin-Elmer Rights Agreement, that number of shares of common stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of Perkin-Elmer pursuant to the Perkin-Elmer Rights Agreement.

    A "Flip-over Transaction or Event" shall mean a transaction or series of transactions after the time that an Acquiring Person has become such, in which event, directly or indirectly, (a) Perkin-Elmer shall consolidate or merge with any other person, or (b) Perkin-Elmer shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (i) aggregating more than 50% of the assets (measured by either book value or fair market value) or (ii) generating more than 50% of the operating income or cash flow, of Perkin-Elmer and its subsidiaries (taken as a whole) to any other person (other than Perkin-Elmer or one or more of its wholly-owned subsidiaries) or to two or more such persons which are affiliated or otherwise acting in concert, or (c) any Acquiring Person shall (i) obtain, with or without consideration, over any period of 12 consecutive calendar months, any additional shares of any class of capital stock of Perkin-Elmer or any of its subsidiaries equal in the aggregate to more than 1% of the outstanding shares of such class, or securities exercisable or exchangeable for or convertible into more than 1% of the outstanding shares of any class of capital stock of Perkin-Elmer or any of its subsidiaries (in each case other than as part of a PRO RATA distribution to all holders of such stock or pursuant to the exercise of Perkin-Elmer Rights or warrants, or the conversion or exchange of securities, issued PRO RATA in such a distribution), (ii) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, to, from, or with, as the case may be, Perkin-Elmer or any of its subsidiaries, over any period of 12 consecutive calendar months, assets (x) having an aggregate fair market value of more than $15,000,000 or (y) on terms and conditions less favorable to Perkin-Elmer than Perkin-Elmer would be able to obtain through arm's-length negotiations with an unaffiliated third party, (iii) receive any compensation for services from Perkin-Elmer or any of its subsidiaries, other than compensation for full-time employment as a regular employee at rates in accordance with Perkin-Elmer's (or its subsidiaries') past practices, or (iv) receive the benefit, directly or indirectly (except proportionately as a shareholder), over any period of 12 consecutive calendar months, of any loans, advances, guarantees, pledges, insurance, reinsurance or other financial assistance or any tax credits or other tax advantage provided by Perkin-Elmer or any of its subsidiaries involving an aggregate principal amount in excess of $5,000,000 or an aggregate cost or transfer of benefits from Perkin-Elmer or any of its subsidiaries in excess of $5,000,000 or, in any case, on terms and conditions less favorable to Perkin-Elmer than Perkin-Elmer would be able to obtain through arm's-length negotiations with a third party, or (d) as a result of any reclassification of securities (including any reverse stock split), or recapitalization, of Perkin-Elmer, or any merger or consolidation of Perkin-Elmer with any of its subsidiaries or any other transaction or series of transactions (whether or not with or into or otherwise involving an Acquiring Person), the proportionate share of the outstanding shares of any class of equity or convertible securities of Perkin-Elmer or any of its subsidiaries which is directly or indirectly owned by any Acquiring Person is increased by more than 1%.

    The Perkin-Elmer Board may, at its option, at any time prior to the time that an Acquiring Person shall become such, redeem all (but not less than all) the then outstanding Perkin-Elmer Rights at a price (calculated to the nearest one one-hundredth of a cent) equal to the Exercise Price, as in effect at the Redemption Time, divided by 9,000 (initially $.01 per Perkin-Elmer Right) (the "Redemption Price"), as provided in the Perkin-Elmer Rights Agreement. Immediately upon the action of the Perkin-Elmer Board electing to redeem the Perkin-Elmer Rights, without any further action and without any notice, the right to exercise the Perkin-Elmer Rights will terminate and each Perkin-Elmer Right will thereafter represent only the right to receive the Redemption Price in cash for each Perkin-Elmer Right so held.

    The holders of the Perkin-Elmer Rights will, solely by reason of their ownership of Perkin-Elmer Rights, have no rights as shareholders of Perkin-Elmer, including, without limitation, the right to vote or to receive dividends.

    PERSEPTIVE. PerSeptive entered into a Rights Agreement, dated as of March 1, 1995 (the "PerSeptive Rights Agreement"), with American Stock Transfer Trust Company, as Rights Agent (the "PerSeptive Rights Agent") pursuant to which, on February 23, 1995, the PerSeptive Board declared a dividend of one PerSeptive Right for each outstanding share of PerSeptive's Common Stock to stockholders of record at the close of business on March 2, 1995 (the "Record Date"). Each PerSeptive Right entitles the registered holder to purchase from PerSeptive a unit consisting of one one-hundredth of a share (a "Unit") of Series B Junior Participating Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), at a purchase price of $47.00 per Unit (the "Purchase Price"), subject to adjustment.

    Under the PerSeptive Rights Agreement, the PerSeptive Rights will separate from the PerSeptive Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of more than 15% of the outstanding shares of PerSeptive Common Stock (the "Stock Acquisition Date"),
(ii) 10 business days following the commencement of a tender offer or exchange offer that may result in a person or group beneficially owning 15% or more of such outstanding shares of PerSeptive Common Stock or (iii) 10 business days after the Continuing Directors (as defined below) of PerSeptive shall declare any Person to be an Adverse Person, upon a determination that such Person, alone or together with its affiliates and associates, has become the Beneficial Owner of an amount of PerSeptive Common Stock which the Continuing Directors determine to be substantial (which amount shall in no event be less than 15% of the shares of PerSeptive

Common Stock then outstanding) and a majority of the Continuing Directors (with the concurrence of a majority of the Independent Directors (as defined below)) determines that such Adverse Person intends to cause PerSeptive to take action intended to provide such person with short-term financial gain under circumstances where such directors determine that the best long-term interests of PerSeptive and its stockholders would not be served by taking such action or such beneficial ownership is causing or is reasonably likely to cause a material adverse impact.

    The PerSeptive Rights are not exercisable until the Distribution Date and will expire at the close of business on March 2, 2005, unless earlier redeemed by PerSeptive as described below.

    In the event that the Continuing Directors determine that a person is an Adverse Person or, at any time following the Distribution Date, (i) PerSeptive is the surviving corporation in a merger with an Acquiring Person and its PerSeptive Common Stock is not changed or exchanged, (ii) a Person becomes the beneficial owner of more than 15% of the then outstanding shares of PerSeptive Common Stock (except pursuant to an offer for all outstanding shares of PerSeptive Common Stock which the Independent Directors determine to be fair to, and otherwise in the best interests of, PerSeptive and its stockholders), (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the PerSeptive Rights Agreement, or (iv) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., a reverse stock split), each holder of a PerSeptive Right will thereafter have the right to receive, upon exercise, that number of shares of PerSeptive Common Stock (or, in certain circumstances, cash, property or other securities of PerSeptive) which equals the exercise price of the PerSeptive Right divided by one-half of the current market price (as defined in the PerSeptive Rights Agreement) of the PerSeptive Common Stock at the date of the occurrence of the event. However, PerSeptive Rights are not exercisable following the occurrence of any of the events set forth above until such time as the PerSeptive Rights are no longer redeemable by PerSeptive as set forth below. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all PerSeptive Rights that are, or (under certain circumstances specified in the PerSeptive Rights Agreement) were, beneficially owned by an Acquiring Person or an Adverse Person will be null and void. Thus, at an exercise price of $47.00 per PerSeptive Right, each PerSeptive Right not owned by an Acquiring Person or an Adverse Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $94.00 worth of PerSeptive Common Stock (or other consideration, as noted above) for $47.00.

    In the event that, at any time following the Stock Acquisition Date, (i) PerSeptive is acquired in a merger or other business combination transaction in which PerSeptive is not the surviving corporation (other than a merger which follows an offer determined by the PerSeptive Board to be fair as described in clause (ii) of the preceding paragraph), or (ii) more than 50% of PerSeptive's assets or earning power is sold or transferred, each holder of a PerSeptive Right (except PerSeptive Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the exercise price of the PerSeptive Right divided by one-half of the current market price (as defined in the PerSeptive Rights Agreement) of such common stock at the date of the occurrence of the event. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

    At any time after the occurrence of certain Triggering Events, a majority of the Continuing Directors may exchange the PerSeptive Rights (other than PerSeptive Rights owned by an Acquiring Person or Adverse Person which have become void), in whole or in part, at an exchange ratio of one share of PerSeptive Common Stock, or one Common Stock Equivalent (as defined in the PerSeptive Rights Agreement), per PerSeptive Right (subject to adjustment).

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
    In general, PerSeptive may redeem the PerSeptive Rights in whole, but not in part, at any time until ten days following the Stock Acquisition Date, at a price of $.01 per PerSeptive Right (payable in cash, PerSeptive Common Stock or other consideration deemed appropriate by the PerSeptive Board). Under certain circumstances set forth in the PerSeptive Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors. PerSeptive may not redeem the PerSeptive Rights if the Continuing Directors have previously declared a person to be an Adverse Person. After the redemption period has expired, PerSeptive's right of redemption may be reinstated if either
(i) an Acquiring Person reduces its beneficial ownership to less than 15% of the outstanding shares of PerSeptive Common Stock in a transaction or a series of transactions not involving PerSeptive, or (ii) the PerSeptive Board approves the merger of PerSeptive with, or acquisition of PerSeptive by, a Person unrelated to the Acquiring Person. Immediately upon the action of the PerSeptive Board ordering redemption of the PerSeptive Rights, with, where required, the concurrence of the Continuing Directors, the PerSeptive Rights will terminate and the only right of the holders of PerSeptive Rights will be to receive the $.01 per PerSeptive Right redemption price.

    The term "Continuing Director" means any member of the PerSeptive Board who was a member of the PerSeptive Board on the date of the PerSeptive Rights Agreement, and any person who is subsequently elected to the PerSeptive Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, an Adverse Person or an affiliate or associate of an Acquiring Person or an Adverse Person, or any representative of the foregoing entities. The term "Independent Directors" means Continuing Directors who are not officers of PerSeptive.

    Until a PerSeptive Right is exercised, the holder thereof, as such, will have no rights as a stockholder of PerSeptive, including, without limitation, the right to vote or to receive dividends.

    On August 23, 1997, the PerSeptive Rights Agreement was amended to provide that neither Perkin-Elmer nor Merger Sub will become an "Acquiring Person" or an "Adverse Person" and that no "Triggering Event", "Stock Acquisition Date" or "Distribution Date" will occur as result of the approval, execution or delivery of the Merger Agreement or the Stock Option Agreement or the consummation of the Merger or the acquisition of shares of PerSeptive Common Stock by Perkin-Elmer pursuant to the Stock Option Agreement.

INDEMNIFICATION AND LIMITATION OF LIABILITY

    Delaware and New York have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit, with certain exceptions, corporations to adopt a provision in their certificate of incorporation eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty of care. There are, nonetheless, certain differences between the laws of the two states respecting indemnification and limitation of liability.

    The Perkin-Elmer By-laws provide that, except to the extent expressly prohibited by the NYBCL, Perkin-Elmer shall indemnify each person made or threatened to be made a party to, or called as a witness or asked to submit information in, any action or proceeding by reason of the fact that such person or such person's testator or intestate is or was a director or officer of Perkin-Elmer, or serves or served at the request of Perkin-Elmer any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was to legally entitled, and provided further that no such indemnification shall be required with respect to any settlement

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or other nonadjudicated disposition of any threatened or pending action or proceeding unless Perkin-Elmer has given its prior consent to such settlement or other disposition. In this by-law, reference to an action or proceeding includes, without limitation, any pending or threatened action, proceeding, hearing or investigation, whether civil or criminal, whether judicial, administrative or legislative in nature and whether or not in the nature of a direct or a stockholders' derivative action brought by or on behalf of Perkin-Elmer or any other corporation or enterprise which the director or officer of the corporation serves at Perkin-Elmer's request.

    The Perkin-Elmer By-laws provide that Perkin-Elmer shall advance or promptly reimburse upon request any person entitled to indemnification hereunder for all expenses, including attorney's fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled, provided, however, that such person shall cooperate in good faith with any request by Perkin-Elmer that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties. Perkin-Elmer shall also promptly pay or reimburse such person for all expenses, including fees and expenses of counsel, reasonably incurred by such person in successfully enforcing his or her rights pursuant to the by-law provisions described above.

    The NYBCL authorizes a New York corporation to indemnify any person who is, or is threatened to be made, a party in any civil or criminal proceeding (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by such person as a result of such action or proceeding or any appeal therein. With respect to actions by or in the right of the corporation, the NYBCL authorizes indemnification of such person against reasonable expenses including attorneys' fees and amounts paid in settlement. To be entitled to indemnification, a person must have acted in good faith, for a purpose which he or she reasonably believed to be in, or in the case of service for another organization, not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, in addition, had no reasonable cause to believe his or her conduct was unlawful. Court approval is required as a prerequisite to indemnification of expenses in respect of any claim as to which a person has been adjudged liable to the corporation.

    The NYBCL requires indemnification against expenses actually and reasonably incurred by any director, officer, employee or agent in connection with a proceeding against such person for action in such capacity to the extent that the person has been successful on the merits or otherwise. Advancement of expenses (i.e., payment prior to a determination on the merits) is permitted, but not required, by the NYBCL, which further requires that any director or officer must undertake to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification. The disinterested members of the board of directors (or independent legal counsel or the stockholders) must determine, in each instance where indemnification is not required by the NYBCL, that such director, officer, employee or agent is entitled to indemnification. The NYBCL provides that the indemnification provided by statute is not exclusive.

    The PerSeptive Charter provides that PerSeptive will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by a stockholder in the right of PerSeptive), by reason of the fact that he or she is or was or has agreed to become a director or officer of PerSeptive, or is or was serving or has agreed to serve at the request of PerSeptive as a director, officer or trustee of, or in a similar capacity, with another corporation, partnership, joint venture, trust or other

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enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of PerSeptive, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of PerSeptive, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. PerSeptive will not indemnify a director or officer seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the institution thereof was approved by the PerSeptive Board. The PerSeptive Charter further provides that if Delaware law is amended after adoption of the foregoing provisions to expand further the indemnification permitted to indemnitees thereunder, PerSeptive shall indemnify such persons to the fullest extent permitted by Delaware law, as so amended.

    The PerSeptive Charter provides that PerSeptive will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of PerSeptive to procure a judgment in its favor by reason of the fact that he or she is or was, or has agreed to become, a director or officer of PerSeptive, or is or was serving, or has agreed to serve, at the request of PerSeptive, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of PerSeptive, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to PerSeptive unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorney's fees) which the court shall deem proper.

    The DGCL authorizes a Delaware corporation to indemnify any person who is, or is threatened to be made, a party in any civil, criminal, administrative or investigative, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses (including attorneys' fees) judgments, fines, amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding. With respect to actions by or in the right of the corporation, the DGCL authorizes indemnification of such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding. To be entitled to indemnification, a person must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. With respect to actions by or in the right of the corporation, court approval is required as a prerequisite to indemnification of expenses in respect of any claim as to which a person has been adjudged liable to the corporation.

    The DGCL requires indemnification against expenses (including attorney's fees) actually and reasonably incurred by any director, officer, employee or agent of a corporation in connection with an action, suit or proceeding or in defense of any claim, issue or matter therein against such person for actions in such capacity to the extent that the person has been successful on the merits or otherwise. Advancement of expenses (i.e., payment prior to a determination on the merits) is permitted, but not required by the DGCL, which further requires that any director or officer must undertake to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification. The disinterested members of the board of directors (or independent legal counsel or the stockholders) must determine, in each instance where indemnification is not required by the DGCL, that such director, officer, employee or agent is entitled to indemnification. The DGCL provides that the indemnification provided by statute is not exclusive.

APPRAISAL RIGHTS

    The NYBCL provides dissenters' rights to holders entitled to vote thereon for (a) certain mergers and consolidations; (b) dispositions of assets requiring stockholder approval; and (c) certain amendments to the certificate of incorporation which adversely affect the rights of such stockholders. The procedures for perfecting dissenters' rights are similar under the DGCL and the NYBCL, except that the NYBCL provides a procedure for the corporation to make a written offer prior to the commencement of litigation to each dissenting stockholder to pay cash for his or her shares at a specified, uniform price which the corporation considers to be the fair value of the shares. If the effective date of the corporate action dissented from has occurred, the offer must be accompanied by an advance payment of 80% of the offer price to each dissenting stockholder who has submitted his or her stock certificates. If the effective date has not yet occurred, such advance payment shall be sent forthwith upon its occurrence. If the corporation and a dissenting stockholder agree upon a price to be paid for such dissenting stockholder's shares within 30 days after the making of the offer, payment in full must be made by the corporation within 60 days of the date on which the offer was made or within 60 days of the effective date, whichever is later. If any dissenting stockholder fails to agree with the corporation during the aforesaid 30-day period, or if an offer is not made within a specified period of time, only then may a proceeding for judicial appraisal be commenced.

    Under the DGCL, a stockholder of a corporation who does not vote in favor of or consent in writing to certain merger transactions and who demands appraisal of his or her shares in connection therewith may, under varying circumstances, be entitled to dissenters' rights pursuant to which such stockholder may receive cash in the amount of the fair value of his or her shares (as determined by a Delaware court) together with a fair rate of interest, if any, in lieu of the consideration he or she would otherwise receive in the transaction. Unless the corporation's certificate of incorporation provides otherwise (and the PerSeptive Charter has no such provision), such appraisal rights are not available in certain circumstances, including without limitation (a) the sale, lease or exchange of all or substantially all of the assets of a corporation,
(b) the merger or consolidation of a corporation the shares of which are either listed on a national securities exchange or on Nasdaq or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or on Nasdaq or held of record by more than 2,000 holders, plus cash in lieu of fractional shares or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

    The concept of "fair value" in payment for shares upon exercise of appraisal rights is different under the DGCL and the NYBCL. Under the DGCL, "fair value" must be determined exclusive of any element of value arising from the accomplishment or expectation of the relevant transaction. The NYBCL does not exclude such element of value but mandates that the court should consider the nature of the transaction, its effect on the corporation and its stockholders, and the concepts and methods of valuation then customary in the relevant financial and securities markets.

RIGHT TO EXAMINE STOCKHOLDER LIST

    Under the NYBCL, any person who shall have been a stockholder for at least six months preceding his demand, or any person holding, or thereunto authorized in writing by the holders of, at least five percent of any class of the outstanding shares, upon at least five days' written demand shall have the right to examine, during usual business hours, the corporation's minutes of proceedings of its stockholders and record of stockholders.

    Under the DGCL, stockholders, during usual business hours, have a right, for a period of at least ten days prior to any stockholder meeting and during such meeting, to examine a list of stockholders for any purpose germane to such meeting, arranged in alphabetical order and showing the address and the number of shares held by such stockholder, for any purpose germane to such meeting. The DGCL further provides that any stockholder, following a written request, has the right to inspect the corporation's books and records, including the stockholder list, during usual business hours for a proper purpose.

INTERESTED DIRECTOR TRANSACTIONS

    Under both the NYBCL and the DGCL, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable solely by reason of such interest provided that one of the following conditions is met: (a) such contract or transaction is approved by the stockholders or by a majority of disinterested members of the board of directors (under the NYBCL, if a quorum of the board is not present at such time, a unanimous vote of the disinterested directors is required) or, in certain circumstances, a committee thereof, if the material facts are disclosed (under the NYBCL, in good faith) or known thereto, or (b) the contract or transaction was fair (and, under the NYBCL, reasonable) to the corporation at the time it was approved.

                                    EXPERTS

    The financial statements of Perkin-Elmer incorporated herein by reference to its Annual Report on Form 10-K for the fiscal year ended June 30, 1997, have been audited by Price Waterhouse LLP, independent accountants for Perkin-Elmer, and have been so incorporated in reliance on the report of Price Waterhouse LLP set forth therein, given on the authority of such firm as experts in accounting and auditing.

    The consolidated balance sheets of PerSeptive as of September 28, 1996 and 1995 and the consolidated statements of income, retained earnings, and cash flows of PerSeptive for each of the two years in the period ended September 28, 1996 incorporated by reference in this Proxy Statement/Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent public accountants, given on the authority of such firm as experts in accounting and auditing.

    The consolidated statements of operations, of changes in stockholders' equity and of cash flows of PerSeptive for the fiscal year ended September 30, 1994 incorporated herein by reference to its Annual Report on Form 10-K for the fiscal year ended September 30, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Special Meeting, will have the opportunity to make a statement at the Special Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

                                 LEGAL OPINIONS

    The legality of the shares of Perkin-Elmer Common Stock to be issued to holders of shares of PerSeptive Common Stock pursuant to the Merger will be passed upon for Perkin-Elmer by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York.

    Certain federal income tax matters related to the Merger will be passed upon for Perkin-Elmer by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York, and for PerSeptive by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts. Certain partners of Testa, Hurwitz & Thibeault, LLP beneficially own, in the aggregate, 8,734 shares of PerSeptive Common Stock.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders of PerSeptive must be received no later than the close of business on January 5, 1998 at PerSeptive's principal executive offices in order to be included in PerSeptive's proxy statement for that meeting. Any such proposal must comply with the rules and regulations of the Commission. The PerSeptive By-Laws provide that in order for a stockholder of PerSeptive to bring business before, or propose director nominations at, an annual meeting, the stockholder must give written notice to the Secretary of PerSeptive no less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary, notice by the stockholder to be timely must be delivered not earlier than the close of business on the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by PerSeptive. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination.

                          THE PERKIN-ELMER CORPORATION
                                      AND
                          PERSEPTIVE BIOSYSTEMS, INC.

                              ANNEXES TO THE PROXY
                              STATEMENT/PROSPECTUS

                          I.  AGREEMENT AND PLAN OF MERGER

                          II.  STOCK OPTION AGREEMENT

                         III.  OPINION OF PAINEWEBBER INCORPORATED

                                                                         ANNEX I

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF AUGUST 23, 1997

                                     AMONG

                          THE PERKIN-ELMER CORPORATION

                            SEVEN ACQUISITION CORP.
                                      AND
                          PERSEPTIVE BIOSYSTEMS, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
                                                 ARTICLE I

                                                THE MERGER                                                            2

SECTION 1.01. The Merger...................................................................................           2

SECTION 1.02. Closing......................................................................................           2

SECTION 1.03. Effective Time of the Merger.................................................................           2

SECTION 1.04. Effects of the Merger........................................................................           2

SECTION 1.05. Certificate of Incorporation; By-Laws; Purposes..............................................           2

SECTION 1.06. Directors....................................................................................           2

SECTION 1.07. Officers.....................................................................................           2

                                                ARTICLE II

                 EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS                            2

SECTION 2.01. Effect on Capital Stock......................................................................           2

SECTION 2.02. Exchange of Certificates.....................................................................           3

SECTION 2.03. Treatment of Options.........................................................................           5

SECTION 2.04. Treatment of Debt Securities, Convertible Notes and Warrants.................................           6

                                                ARTICLE III

                                      REPRESENTATIONS AND WARRANTIES                                                  7

SECTION 3.01. Representations and Warranties of the Company................................................           7

SECTION 3.02. Representations and Warranties of Parent and Sub.............................................          17

                                                ARTICLE IV

                         COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER                                   21

SECTION 4.01. Conduct of Business..........................................................................          21

                                                 ARTICLE V

                                           ADDITIONAL AGREEMENTS                                                     25

SECTION 5.01. Preparation of Form S-4 and Proxy Statement; Stockholder Meeting.............................          25

SECTION 5.02. Access to Information; Confidentiality.......................................................          25

SECTION 5.03. Reasonable Best Efforts......................................................................          26

SECTION 5.04. Indemnification..............................................................................          26

SECTION 5.05. Public Announcements.........................................................................          27

SECTION 5.06. Affiliates...................................................................................          27

SECTION 5.07. No Solicitation..............................................................................          27

SECTION 5.08. Benefit Matters..............................................................................          28

SECTION 5.09. Stock Exchange Listing.......................................................................          29

SECTION 5.10. Letters of the Company's Accountants.........................................................          29

SECTION 5.11. Letters of Parent's Accountants..............................................................          29

                                                                                                                PAGE
                                                                                                                -----
                                                ARTICLE VI

                                           CONDITIONS PRECEDENT                                                      29

SECTION 6.01. Conditions to Each Party's Obligation To Effect the Merger...................................          29

SECTION 6.02. Conditions to Obligations of Parent and Sub..................................................          30

SECTION 6.03. Conditions to Obligation of the Company......................................................          31

                                                ARTICLE VII

                                     TERMINATION, AMENDMENT AND WAIVER                                               31

SECTION 7.01. Termination..................................................................................          31

SECTION 7.02. Effect of Termination........................................................................          32

SECTION 7.03. Amendment....................................................................................          32

SECTION 7.04. Extension; Waiver............................................................................          32

SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver....................................          32

                                               ARTICLE VIII

                                            GENERAL PROVISIONS                                                       33

SECTION 8.01. Nonsurvival of Representations and Warranties................................................          33

SECTION 8.02. Fees and Expenses............................................................................          33

SECTION 8.03. Notices......................................................................................          33

SECTION 8.04. Definitions..................................................................................          34

SECTION 8.05. Interpretation...............................................................................          36

SECTION 8.06. Counterparts.................................................................................          36

SECTION 8.07. Entire Agreement; No Third-Party Beneficiaries...............................................          36

SECTION 8.08. Governing Law................................................................................          36

SECTION 8.09. Assignment...................................................................................          36

SECTION 8.10. Enforcement..................................................................................          36

SCHEDULES [omitted]

Company Disclosure Schedule

Parent Disclosure Schedule

EXHIBITS [omitted]

Exhibit A    Stock Option Agreement

Exhibit B-1  Form of Company Affiliate Letter

Exhibit B-2  Form of Parent Affiliate Letter

    AGREEMENT AND PLAN OF MERGER, dated as of August 23, 1997, among The Perkin-Elmer Corporation, a New York Corporation ("PARENT"), Seven Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("SUB"), and PerSeptive Biosystems, Inc., a Delaware corporation (the "COMPANY").

    WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have determined that the merger of Sub with and into the Company (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective stockholders;

    WHEREAS, such Boards of Directors have approved the Merger, pursuant to which each share of common stock, par value $.01 per share, of the Company (the "COMPANY COMMON STOCK", which term also refers to and includes, unless the context otherwise requires, the associated Rights (as defined in Section 8.04)) issued and outstanding immediately prior to the Effective Time of the Merger (as defined in Section 1.03), other than shares owned, directly or indirectly, by the Company or any subsidiary (as defined in Section 8.04) of the Company or by Parent, Sub or any subsidiary of Parent, will be converted into the right to receive the Merger Consideration (as defined in Section 2.01(c));

    WHEREAS, the Merger and this Agreement require the vote of the holders of a majority of the outstanding shares of the Company Common Stock for the approval thereof (the "COMPANY STOCKHOLDER APPROVAL");

    WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition of and inducement to Parent's willingness to enter into this Agreement, Parent and the Company are entering into a stock option agreement, dated as of the date hereof, in the Form of Exhibit A hereto (the "STOCK OPTION AGREEMENT"), pursuant to which the Company is granting Parent an option to purchase shares of Company Common Stock;

    WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

    WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"); and

    WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests";

    NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and the Stock Option Agreement, the parties agree as follows:

                                     A-I-1

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time of the Merger. Upon the Effective Time of the Merger, the separate existence of Sub shall cease, and the Company shall continue as the surviving corporation.

    SECTION 1.02. CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7.01, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "CLOSING") will take place at 10:00 a.m. on the second business day after satisfaction of the conditions set forth in Section 6.01 (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Sections 6.02 and 6.03) (the "CLOSING DATE"), at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, unless another date, time or place is agreed to in writing by the parties hereto.

    SECTION 1.03. EFFECTIVE TIME OF THE MERGER. Upon the Closing, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "CERTIFICATE OF MERGER") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as is permissible in accordance with the DGCL and as Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "EFFECTIVE TIME OF THE MERGER").

    SECTION 1.04. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the DGCL. As used herein, "SURVIVING CORPORATION" shall mean and refer to the Company, at and after the Effective Time of the Merger, as the surviving corporation in the Merger.

    SECTION 1.05. CERTIFICATE OF INCORPORATION; BY-LAWS; PURPOSES. (a) At the Effective Time of the Merger, and without any further action on the part of the Company or Sub, the certificate of incorporation of Sub as in effect at the Effective Time of the Merger, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

    (b) At the Effective Time of the Merger, and without any further action on the part of the Company or Sub, the By-laws of Sub as in effect at the Effective Time of the Merger shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    SECTION 1.06. DIRECTORS. The directors of Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    SECTION 1.07. OFFICERS. The officers of the Company at the Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                            CONSTITUENT CORPORATIONS

    SECTION 2.01. EFFECT ON CAPITAL STOCK. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the Company, Sub or any holder of any shares of Company Common Stock or any shares of capital stock of Sub:

                                     A-I-2

    (a) COMMON STOCK OF SUB. Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one share of the common stock, par value $.01 per share, of the Surviving Corporation.

    (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED COMPANY COMMON
STOCK. Each share of Company Common Stock and each share of preferred stock, par value $.01 per share, of the Company ("COMPANY PREFERRED STOCK") that is owned by the Company or by any subsidiary of the Company, and each share of Company Common Stock and Company Preferred Stock that is owned by Parent, Sub or any other subsidiary of Parent shall automatically be cancelled and retired and shall cease to exist, and no cash, Parent Common Stock (as defined in Section 2.01(c)) or other consideration shall be delivered or deliverable in exchange therefor.

    (c) CONVERSION OF COMPANY COMMON STOCK. Subject to Section 2.02(e) each issued and outstanding share of Company Common Stock (other than shares cancelled pursuant to Section 2.01(b)) shall be converted into a fraction equal to the Exchange Ratio (as defined in Section 8.04) of a share of Common Stock, par value $1.00 per share, of Parent (the "PARENT COMMON STOCK") (the amount of Parent Common Stock into which each such share of Company Common Stock is converted being referred to herein as the "MERGER CONSIDERATION").

    (d) CONVERSION OF SERIES A PREFERRED STOCK. Immediately prior to the Effective Time of the Merger, pursuant to Section 3(b) of the Certificate of Designations with respect to the Series A Redeemable Convertible Preferred Stock, $.01 par value per share, of the Company (the "SERIES A PREFERRED STOCK"), each issued and outstanding share of Series A Preferred Stock shall be converted into that number of shares of Company Common Stock determined by dividing $10,000 by the average Closing Price (as defined in Section 7 of such Certificate of Designations) of such Company Common Stock for each of the ten trading days ending on the fifth business day immediately prior to the Effective Time of the Merger, and pursuant to Section 2.01(c) hereof, each such share of Company Common Stock issued upon such conversion shall be converted in the Merger into the Merger Consideration (and cash in lieu of fractional shares of Parent Common Stock).

    (e) CANCELLATION AND RETIREMENT OF COMPANY COMMON STOCK. As of the Effective Time of the Merger, all shares of Company Common Stock (including shares of Company Common Stock issued upon conversion of the Series A Preferred Stock) issued and outstanding immediately prior to the Effective Time of the Merger shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock or any such shares of Series A Preferred Stock so converted (collectively, the "CERTIFICATES") shall, to the extent such Certificate represents such shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration (and cash in lieu of fractional shares of Parent Common Stock) to be issued or paid in consideration therefor upon surrender of such certificate in accordance with
Section 2.02.

    SECTION 2.02. EXCHANGE OF CERTIFICATES. (a) EXCHANGE AGENT. As of or as soon as reasonably practicable after the Effective Time of the Merger, Parent shall enter into an agreement with such bank or trust company as may be designated by Parent (the "EXCHANGE AGENT") which shall provide that Parent shall deposit with the Exchange Agent, for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time of the Merger, and any cash payable in lieu of any fractional shares of Parent Common Stock being hereinafter referred to as the "EXCHANGE FUND") issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock.

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of Certificates immediately prior to the Effective Time of the Merger whose shares were converted into shares of Parent Common Stock pursuant to Section

                                     A-I-3

2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this
Article II (after taking into account all shares of Company Common Stock (including Company Common Stock issued upon conversion of Series A Preferred Stock) then held by such holder), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock or Series A Preferred Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section
2.02 each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the Parent Common Stock into which the shares of Company Common Stock (including Company Common Stock issued upon conversion of Series A Preferred Stock) represented by such Certificate have been converted as provided in this Article II and the right to receive upon such surrender cash in lieu of any fractional shares of Parent Common Stock as contemplated by this
Section 2.02.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the surrender of such certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of any dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid (but withheld pursuant to the immediately preceding sentence) with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of any dividends or other distributions with a record date after the Effective Time of the Merger but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

    (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK OR SERIES A PREFERRED STOCK. All shares of Parent Common Stock issued upon conversion of shares of Company Common Stock (including shares of Company Common Stock issued upon conversion of Series A Preferred Stock) in accordance with the terms hereof, and all cash paid pursuant to Sections 2.02(c) and 2.02(e), shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock (including with respect to the Rights), and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock or Series A Preferred Stock which were outstanding prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

    (e) NO FRACTIONAL SHARES. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of such issuance

                                     A-I-4
of fractional shares, Parent shall pay each holder of Certificates an amount in cash equal to the product obtained by multiplying (a) the fractional share interest to which such holder (after taking into account all shares of Company Common Stock (including Company Common Stock issued upon conversion of Series A Preferred Stock) held immediately prior to the Effective Time of the Merger by such holder) would otherwise be entitled by (b) the average of the closing sale prices for a share of Parent Common Stock on the New York Stock Exchange ("NYSE") Composite Transaction Tape for the ten trading days immediately preceding the Effective Time of the Merger.

        (ii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates, subject to and in accordance with the terms of Section 2.02(c).

    (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund deposited with the Exchange Agent pursuant to this Section 2.02 which remains undistributed to the holders of the Certificates for six months after the Effective Time of the Merger shall be delivered to the Parent, upon demand, and any holders of Certificates prior to the Merger who have not theretofore complied with this Article II shall thereafter look only to the Parent and only as general creditors thereof for payment of their claim for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock to which such holders may be entitled.

    (g) NO LIABILITY. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to three years after the Effective Time of the Merger, or immediately prior to such earlier date on which any Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect to Parent Common Stock would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(d)), any such Merger Consideration or cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

    (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

    SECTION 2.03. TREATMENT OF OPTIONS. (a) At the Effective Time of the Merger, each outstanding option to purchase Company Common Stock (a "COMPANY STOCK OPTION") issued pursuant to the Company's 1989 Stock Plan, 1992 Non-Employee Director Stock Option Plan, 1992 Stock Plan and 1997 Non-Qualified Stock Plan (collectively, the "COMPANY STOCK PLANS"), whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option (each such Company Stock Option, other than certain Company Stock Options under the 1992 Non-Employee Director Stock Option Plan, being fully vested and exercisable as of the Effective Time of the Merger, in accordance with its terms), the same number of shares of Parent Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time of the Merger, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Stock Option; PROVIDED, HOWEVER, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under
Section 422 of the Code ("INCENTIVE STOCK OPTIONS"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

                                     A-I-5

    (b) As soon as practicable after the Effective Time of the Merger, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Stock Plans and the agreements evidencing the grants of such Company Stock Options shall continue in effect on the same terms and conditions (subject to adjustments required by this Section 2.03 after giving effect to the Merger and the provisions set forth above and until otherwise determined). If necessary, Parent shall comply with the terms of the Company Stock Plans and ensure, to the extent required by, and subject to the provisions of, the Company Stock Plans, that Company Stock Options that qualified as incentive stock options prior to the Effective Time of the Merger continue to qualify as incentive stock options after the Effective Time of the Merger.

    (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options. As soon as practicable after the Effective Time of the Merger, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form, with respect to the shares of Parent Common Stock subject to such options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), where applicable, Parent shall administer the Company Stock Plan in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Company Stock Plans complied with such rule prior to the Merger.

    SECTION 2.04. TREATMENT OF DEBT SECURITIES, CONVERTIBLE NOTES AND
WARRANTS. (a) All debt securities of the Company which are outstanding as of the Effective Time of the Merger shall remain outstanding after the Effective Time of the Merger in accordance with their respective terms and provisions. Pursuant to Section 4.12 of the Indenture, dated as of August 26, 1994 (the "CONVERTIBLE NOTES INDENTURE"), between the Company and State Street Bank and Trust Company, as trustee, relating to the Company's 8 1/4% Convertible Subordinated Notes (the "CONVERTIBLE NOTES"), prior to the Effective Time of the Merger, the Company and Parent shall enter into a supplemental indenture providing that each holder of Convertible Notes outstanding at the Effective Time of the Merger shall have the right to convert such Convertible Notes into the number of shares of Parent Common Stock which would be receivable at the Effective Time of the Merger by a holder of the number of shares of Company Common Stock deliverable upon conversion of such Convertible Notes immediately prior to the Effective Time of the Merger, and subject to future adjustments of the conversion price of the Convertible Notes as provided for in Article IV of the Convertible Notes Indenture.

    (b) At the Effective Time of the Merger, each Warrant (as defined in Section 3.01(c)) which is outstanding and unexercised immediately prior thereto shall, pursuant to the terms of such Warrant, cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into a warrant to purchase such number of shares of Parent Common Stock as the holder of such Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such warrant in full immediately prior to the Effective Time of the Merger, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Warrant divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Warrant, and subject to future adjustments in accordance with the terms of such Warrant. Notwithstanding the foregoing, in the case of the Class F Warrants, Parent shall issue a new warrant certificate in exchange for the old warrant certificate.

    (c) As soon as practicable after the Effective Time of the Merger, Parent shall deliver to the holders of Convertible Notes and Warrants appropriate notices setting forth such holders' rights pursuant to the Convertible Notes Indenture and the applicable warrant agreements with respect thereto to the extent

                                     A-I-6
required by the terms of the Convertible Notes Indenture and the warrant agreements with respect thereto.

    (d) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon conversion of the Convertible Notes and exercise of the Warrants. As soon as practicable after the Effective Time of the Merger, Parent shall file a registration statement or registration statements on Form S-3 (or any successor or other appropriate form), with respect to the shares of Parent Common Stock issuable upon exercise of the Warrants and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Warrants remain outstanding.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

    SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Parent and Sub as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Company and each of its Subsidiaries (as defined in Section 3.01(b)) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction (domestic or foreign) in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect (as defined in Section 8.04) with respect to the Company. Attached as Section 3.01(a) of the disclosure schedule delivered by the Company to Parent and Sub at the time of execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") are complete and correct copies of the Company's Amended and Restated Certificate of Incorporation, as amended (the "CERTIFICATE OF INCORPORATION"), and the Company's Amended and Restated By-laws, as amended (the "BY-LAWS"), as currently in effect. The Company has made available to Parent and Sub complete and correct copies of the certificates of incorporation and by-laws (or other organizational documents) of each of its Subsidiaries, in each case as amended to the date of this Agreement.

    (b) SUBSIDIARIES. The only direct or indirect subsidiaries (as defined in Section 8.04) of the Company (other than any subsidiary of the Company that does not constitute a "Significant Subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC")) are those listed in Section 3.01(b) of the Company Disclosure Schedule (the "SUBSIDIARIES"). All of the outstanding shares of capital stock of each subsidiary of the Company have been validly issued and are fully paid and nonassessable and, except as disclosed in Section 3.01(b) of the Company Disclosure Schedule, are owned (of record and beneficially) by the Company, by another wholly owned subsidiary of the Company or by the Company and another such wholly owned subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS"). Except for the ownership interests set forth in Section 3.01(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, business association, joint venture or other entity.

    (c) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, par value $.01 per share, and 1,000,000 shares of Company Preferred Stock, par value $.01 per share. As of the close of business on August 18, 1997, there were: (i) 22,504,061 shares of Company Common Stock issued and outstanding (after giving effect to the issuance of the 1,019,108 shares issued on August 22, 1997 in connection with the redemption on August 22, 1997 of 1,000 shares of Series A Preferred Stock on August 22, 1997); (ii) 28,774 shares of Company Common Stock held in the

                                     A-I-7
treasury of the Company; (iii) 123,690 shares of Company Common Stock reserved for issuance upon exercise of Company Stock Options available for grant pursuant to the Company Stock Plans (adjusted for 28,800 Company Stock Options granted and an increase in the number of shares reserved for issuance under the 1997 Non-Qualified Stock Option Plan by 300,000 on August 21, 1997), and no shares of Company Common Stock reserved for issuance pursuant to the Company Stock Plans (other than upon exercise of Company Stock Options); (iv) 4,921,214 shares of Company Common Stock issuable upon exercise of awarded but unexercised Company Stock Options, with an exercise price per each awarded but unexercised Company Stock Option as is set forth in Section 3.01(c)(iv) of the Company Disclosure Schedule (after giving effect to the grant of 28,800 Company Stock Options granted on August 21, 1997); (v) 59,039 shares of Company Common Stock reserved for issuance pursuant to the Company's 1992 Employee Stock Purchase Plan (the "STOCK PURCHASE PLAN"); (vi) 941,107 shares of Company Common Stock issuable upon exercise of currently outstanding warrants to purchase Company Common Stock, as more particularly described in Section 3.01(c)(vi) of the Company Disclosure Schedule (the "WARRANTS") and with an exercise price for each such Warrant as is set forth in such Section of the Company Disclosure Schedule;
(vii) 1,973,183 shares of Company Common Stock issuable upon conversion of the Convertible Notes; (viii) 1,000 shares of Series A Preferred Stock issued and outstanding (after giving effect to the redemption of 1,000 shares of Series A Preferred Stock on August 22, 1997); (ix) no shares of Series B Junior Participating Preferred Stock, par value $.01 per share, of the Company (the "SERIES B PREFERRED STOCK") issued and outstanding; (x) 400,000 shares of Series B Preferred Stock reserved for issuance pursuant to the Rights Agreement, dated as of March 1, 1995 (as amended, the "RIGHTS AGREEMENT"), and (xi) no shares of Company Preferred Stock in the treasury of the Company. Except as set forth above, and except for shares of Company Common Stock issuable pursuant to the Rights Agreement between the Company and American Stock Transfer and Trust Company, as of the close of business on August 18, 1997, there were no shares of capital stock or other equity securities of the Company issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plans and the Warrants will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. All securities issued by the Company were issued in compliance in all material respects with all applicable federal and state securities laws and all applicable rules and regulations promulgated thereunder. Except for $27,230,000 principal amount of Convertible Notes, there are no outstanding bonds, debentures, notes or other indebtedness or debt securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote (collectively, "VOTING DEBT"). Except as set forth above and except pursuant to the Stock Option Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Other than the Stock Option Agreement and except as disclosed in Section 3.01(c) of the Company Disclosure Schedule, (i) there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company or any of its subsidiaries and (ii) to the knowledge of the Company, there are no irrevocable proxies with respect to shares of capital stock of the Company or any subsidiary of the Company. Except as set forth in Section 3.01(c) of the Company Disclosure Schedule, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or other agreements or arrangements with or, to the knowledge of the Company, among any securityholders of the Company with respect to securities of the Company.

                                     A-I-8

    Since August 18, 1997, the Company has not (A) issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of the Company or any of its subsidiaries, other than (1) pursuant to the Stock Option Agreement, (2) the grant of any employee stock options prior to the date of this Agreement pursuant to the Company Stock Plans, (3) the issuance of Company Common Stock upon exercise of the options granted pursuant to the Company Stock Plans prior to the date of this Agreement and (4) upon conversion or exercise of Convertible Notes, Warrants or Series A Preferred Stock outstanding on the date of this Agreement; (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more subsidiaries, any shares of capital stock of the Company or any of its subsidiaries; or (C) declared, set aside, made or paid to the stockholders of the Company dividends or other distributions on the outstanding shares of capital stock of the Company.

    The Company has terminated its Stock Purchase Plan effective as of the date of this Agreement pursuant to Article 15 thereof; PROVIDED, HOWEVER, that such termination shall not affect the options issued prior to the date of this Agreement with respect to the Payment Period (as defined therein) ending November 30, 1997.

    (d) AUTHORITY; NONCONTRAVENTION. The Company has the requisite corporate power and authority to enter into this Agreement and the Stock Option Agreement and, subject to the Company Stockholder Approval in the case of this Agreement, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to the Company Stockholder Approval. This Agreement and the Stock Option Agreement have been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Sub) constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Except as set forth in Section 3.01(d) of the Company Disclosure Schedule, the execution and delivery of this Agreement and the Stock Option Agreement do not, and the consummation by the Company of the transactions contemplated by this Agreement and the Stock Option Agreement and compliance by the Company with the provisions hereof and thereof will not, conflict with, or result in any breach or violation of, or any default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or a "put" right with respect to any obligation under, or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the Certificate of Incorporation or By-laws or the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, note purchase agreement, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations under the Stock Option Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement and the Stock Option Agreement by the Company or the consummation by the Company of the transactions contemplated

                                     A-I-9
hereby and thereby or the performance by the Company of its obligations hereunder or thereunder, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the filing of such applications by the Company as may be required pursuant to antitrust or similar laws or regulations in effect in Germany, France, Japan, the United Kingdom or any political subdivision thereof, (ii) the filing with the SEC and the National Association of Securities Dealers (the "NASD") of (A) a proxy statement relating to the Company Stockholder Approval (such proxy statement as amended or supplemented from time to time, the "PROXY STATEMENT") and (B) such reports under the Exchange Act as may be required in connection with this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby,
(iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to make or obtain, individually or in the aggregate, could not reasonably be expected to (x) prevent or materially delay consummation of the Merger or the other transactions contemplated hereby or performance of the Company's obligations hereunder or under the Stock Option Agreement or (y) have a Material Adverse Effect with respect to the Company.

    (e) SEC DOCUMENTS; UNDISCLOSED LIABILITIES. The Company has filed with the SEC all reports, schedules, forms, statements and other documents required pursuant to the Securities Act and the Exchange Act since October 1, 1994 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents. As of their respective dates, (i) none of the SEC Documents (including any and all financial statements included therein) filed pursuant to the Securities Act or any rule or regulation thereunder contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) none of the SEC Documents (including any and all financial statements included therein) filed pursuant to the Exchange Act or any rule or regulation thereunder contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents (including any and all financial statements included therein) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in all SEC Documents filed since October 1, 1994 (the "SEC FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC), applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto). The SEC Financial Statements fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal recurring audit adjustments). Except as disclosed in
Section 3.01(e) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of the Company and its subsidiaries or in the notes thereto, except (i) liabilities reflected in the consolidated audited balance sheet of the Company as of September 30, 1996 or the notes thereto (the "1996 BALANCE SHEET"), (ii) liabilities disclosed in any SEC Document filed by the Company prior to the date of this

                                     A-I-10

Agreement with respect to any period ending, or date occurring, after September 30, 1996 and (iii) liabilities incurred since September 30, 1996 in the ordinary course of business consistent with past practice.

    (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "FORM S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 5.01(c)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Parent or Sub specifically for inclusion or incorporation by reference therein.

    (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Section 3.01(g) of the Company Disclosure Schedule or in the Recent SEC Documents (as defined in Section 8.04), since September 30, 1996, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (i) since September 30, 1996, any Material Adverse Change (as defined in Section 8.04) with respect to the Company; (ii) since September 30, 1996, any condition, event or occurrence which as of the date of this Agreement, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to the Company; (iii) since June 30, 1997, any action which, if it had been taken or occurred after the execution of this Agreement, would have required the consent of Parent pursuant to this Agreement; or (iv) since September 30, 1996, any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

    (h) LITIGATION; LABOR MATTERS; COMPLIANCE WITH LAWS. (i) Except as disclosed in Section 3.01(h)(i) of the Company Disclosure Schedule or in the Recent SEC Documents, there is (1) no suit, action, arbitration or proceeding pending, and
(2) to the knowledge of the Company, no suit, action, arbitration or proceeding threatened against or investigation pending with respect to the Company or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder, nor is there any judgment, decree, citation, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries which, individually or in the aggregate, has or could reasonably be expected to have, any such effect.

        (ii) Except as disclosed in Section 3.01(h)(ii) of the Company Disclosure Schedule or in the Recent SEC Documents, (1) neither the Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; (2) to the knowledge of the Company, neither the Company nor any of its subsidiaries is the subject of any proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (3) there is no strike, work stoppage or other similar labor dispute involving it or any of its subsidiaries pending or, to its knowledge, threatened; (4) no grievance is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with

                                     A-I-11
    respect to the Company; (5) to the knowledge of the Company, the Company and each subsidiary is in compliance with all applicable laws (domestic and foreign), agreements, contracts, and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment except for failures so to comply, if any, that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect with respect to the Company; (6) the Company has complied in all material respects with its payment obligations to all employees of the Company and its subsidiaries in respect of all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees under any Company policy, practice, agreement, plan, program or any statute or other law; (7) the Company is not liable for any severance pay or other payments to any employee or former employee arising from the termination of employment under any benefit or severance policy, practice, agreement, plan, or program of the Company, nor to the knowledge of the Company will the Company have any liability which exists or arises, or may be deemed to exist or arise, under any applicable law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Company of any persons employed by the Company or any of its subsidiaries on or prior to the Effective Time of the Merger; and (8) the Company is in compliance with its obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), to the extent applicable, and all other employee notification and bargaining obligations arising under any collective bargaining agreement or statute.

        (iii) The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of the Company and its subsidiaries, taken as a whole (the "COMPANY PERMITS"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company. Except as disclosed in Section 3.01(h)(iii) of the Company Disclosure Schedule, the businesses of the Company and its subsidiaries are not being conducted in violation of any law (domestic or foreign), ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not and could not reasonably be expected to have a Material Adverse Effect with respect to the Company.

    (i) EMPLOYEE BENEFIT PLANS. (i) Section 3.01(i) of the Company Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements relating to employment, benefits or entitlements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not under which any employee or former employee of the Company or any of its subsidiaries has any present or future right to benefits or under which the Company or any of its subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements are herein collectively referred to as the "COMPANY PLANS".

        (ii) Except as set forth in Schedule 3.01(i)(ii), with respect to each Company Plan, the Company has delivered to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (A) any related trust agreement, annuity contract or other funding instrument; (B) the most recent determination letter; (C) the current summary plan description and other written communications (or a description of any oral communications) by the Company to its employees concerning the extent of the benefits provided under a Company Plan; and (D) for the three most recent years (I) the Form 5500 and attached schedules; (II)

                                     A-I-12
    audited financial statements; (III) actuarial valuation reports; and (IV) attorney's response to an auditor's request for information.

        (iii) Except as disclosed in Section 3.01(i) of the Company Disclosure
    Schedule: (A) Each Company Plan has been established and administered in material compliance with its terms and with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations (including the applicable laws, rules and regulations of any foreign jurisdiction), in each case, in all material respects; (B) each Company Plan which is intended to be qualified within the meaning of Code Section 401(a) is so qualified and has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; (C) with respect to any Company Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the best knowledge of the Company, threatened; no facts or circumstances exist which could give rise to any such actions, suits or claims and the Company will promptly notify Parent in writing of any pending claims or, to the knowledge of the Company, any threatened claims arising between the date hereof and the Effective Time of the Merger; (D) neither the Company nor, to the knowledge of the Company, any other party has engaged in a prohibited transaction, as such term is defined under Code Section 4975 or ERISA Section 406, which would subject the Company or Parent or its subsidiaries to any material taxes, penalties or other liabilities under the Code or ERISA; (E) no event has occurred and no condition exists that would subject the Company, either directly or by reason of its affiliation with any member of its "CONTROLLED GROUP" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o)), to any material tax, fine or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations (including the applicable laws, rules and regulations of any foreign jurisdiction); (F) all insurance premiums required to be paid and all contributions required to be made under the terms of any Company Plan, the Code, ERISA or other applicable laws, rules and regulations (including the applicable laws, rules and regulations of any foreign jurisdiction) as of the Effective Time of the Merger have been or will be timely paid or made prior thereto and adequate reserves have been provided for on the Company's balance sheet for any premiums (or portions thereof) and for all benefits attributable to service on or prior to the Effective Time of the Merger; (G) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; and (H) no Company Plan provides for an increase in benefits on or after the Effective Time of the Merger.

        (iv) No Company Plan is subject to Title IV of ERISA, and no Company Plan is a multiemployer plan as defined in Section 4001(A)(3) of ERISA. The Company has never contributed to or sponsored any multiemployer plan or any plan subject to Title IV of ERISA. No Company Plan or related trust is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code or Code Section 501(c)(9).

        (v) Section 3.01(i)(v) of the Company Disclosure Schedule sets forth, on a plan by plan basis, the present value of benefits payable presently or in the future to present or former employees of the Company under each unfunded Company Plan that must be accounted for in accordance with SFAS No. 87, 106 or 112.

        (vi) Except as set forth in Section 3.01(i)(vi) of the Company Disclosure Schedule, no Company Plan exists which could result in the payment to any Company employee of any money or other property or rights or accelerate or provide any other rights or benefits to any Company employee as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

    (j) TAXES. Except as disclosed in Section 3.01(j) of the Company Disclosure
Schedule: (i) the Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group of

                                     A-I-13
which the Company or any of its subsidiaries is or has been a member has timely filed all Tax Returns required to be filed by it, or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired; (ii) the Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group of which the Company or any of it subsidiaries is or has been a member has paid all Taxes shown as due on such returns, and has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on such Tax Returns; (iii) no material claim for unpaid Taxes has been asserted by a Tax authority or has become a lien against the property of the Company or any of its subsidiaries (other than with respect to Taxes not yet due and payable) or is being asserted against the Company or any of its subsidiaries; (iv) no audit or other proceeding with respect to any Taxes due from or with respect to the Company or any of its subsidiaries or any Tax Return filed by the Company or any of its subsidiaries is being conducted by any governmental or Tax authority and the Company and its subsidiaries have not received notification in writing that any such audit or other proceeding with respect to Taxes or any Tax Return is pending; (v) no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its subsidiaries; and (vi) neither the Company nor any of its subsidiaries is subject to liability for Taxes of any Person (other than the Company or its subsidiaries), including, without limitation, liability arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise. As used herein, "TAXES" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "TAX RETURN" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

    (k) PROPERTIES. Except as disclosed in Section 3.01(k) of the Company Disclosure Schedule, the Company or one of its subsidiaries (i) has good and marketable title to all the properties and assets (A) reflected in the 1996 Balance Sheet as being owned by the Company or one of its subsidiaries (other than any such properties or assets sold or disposed of since such date in the ordinary course of business consistent with past practice) or (B) acquired after September 30, 1996 which are material to the Company's business on a consolidated basis, free and clear of all Liens, except statutory Liens securing payments not yet due and such Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates (x) reflected in the 1996 Balance Sheet or (y) acquired after September 30, 1996 which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto (except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing), and there is no default thereunder by the lessee or, to the Company's knowledge, as of the date hereof, the lessor that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company. The Company has not received written notice and does not otherwise have knowledge of any pending, threatened or contemplated condemnation proceeding affecting any premises owned or leased by the Company or any of its subsidiaries or any part thereof or of any sale or other disposition of any such owned or leased premises or any part thereof in lieu of condemnation.

    (l) ENVIRONMENTAL MATTERS. Except as could not reasonably be expected to result in any liability under Environmental Laws (as defined in Section 8.04) to the Company or any of its subsidiaries which,

                                     A-I-14
individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company:

        (i) the Company and its subsidiaries hold and are in compliance with all Environmental Permits (as defined in Section 8.04), and the Company and its subsidiaries are, and have been, otherwise in compliance with all Environmental Laws and, to the knowledge of the Company, there are no conditions that might prevent or interfere with such compliance in the future;

        (ii) neither the Company nor any of its subsidiaries has received any written Environmental Claim or has knowledge of any other Environmental Claim or threatened Environmental Claim;

        (iii) neither the Company nor any of its subsidiaries has entered into any consent decree, order or agreement under any Environmental Law;

        (iv) there are no (A) underground storage tanks, (B) polychlorinated biphenyls, (C) friable asbestos or asbestos-containing materials, (D) sumps,
    (E) surface impoundments, (F) landfills, or (G) sewers or septic systems present at any facility currently owned, leased, operated or otherwise used by the Company or any of its subsidiaries that could reasonably be expected to give rise to liability of the Company or any of its subsidiaries under any Environmental Laws;

        (v) there are no past (including, without limitation, with respect to assets or businesses formerly owned, leased or operated by the Company or any of its subsidiaries) or present actions, activities, events, conditions or circumstances, including without limitation the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Materials, that could reasonably be expected to give rise to liability of the Company or any of its subsidiaries under any Environmental Laws;

        (vi) no modification, revocation, reissuance, alteration, transfer, or amendment of the Environmental Permits, or any review by, or approval of, any third party of the Environmental Permits is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or the continuation of the business of the Company or its subsidiaries following such consummation;

        (vii) Hazardous Materials (as defined in Section 8.04) have not been generated, transported, treated, stored, disposed of, arranged to be disposed of, released or threatened to be released at, on, from or under any of the properties or facilities currently owned, leased or otherwise used by the Company or any of its subsidiaries, in violation of, or so as could result in liability under, any Environmental Laws; and

        (viii) neither the Company nor any of its subsidiaries has contractually assumed any liabilities or obligations under any Environmental Laws.

    (m) CONTRACTS; DEBT INSTRUMENTS. (i) Neither the Company nor any of its subsidiaries is, or has received any notice or has any knowledge that any other party is, in default in any respect under any contract, agreement, commitment, arrangement, lease, policy or other instrument to which it or any of its subsidiaries is a party or by which it or any such subsidiary is bound, except for those defaults which could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect with respect to the Company; and, to the knowledge of the Company, there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

        (ii) The Company has made available to Parent (x) true and correct copies (or accurate English translations) of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness (as defined in section 8.04) of the Company or any of its subsidiaries in an aggregate principal amount in excess of $200,000 is outstanding or may be incurred and (y) accurate information regarding the respective principal amounts currently outstanding thereunder.

                                     A-I-15

        (iii) Except as set forth in Section 3.01(m) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or bound by any agreement which, pursuant to the requirements of Form 10-K under the Exchange Act, would be required to be filed as an exhibit to an Annual Report on Form 10-K of the Company, except agreements included or incorporated by reference as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 or any other Recent SEC Document.

    (n) BROKERS. Except as disclosed in Section 3.01(n) of the Company Disclosure Schedule, no broker, investment banker, financial advisor or other person, other than PaineWebber Incorporated ("PAINEWEBBER"), the fees and expenses of which will be paid by the Company (pursuant to fee agreements, copies of which have been provided to Parent), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company agrees to indemnify Parent and Sub and to hold Parent and Sub harmless from and against any and all claims, liabilities or obligations with respect to any other fee, commission or expense asserted by any person on the basis of any act or statement alleged to have been made by the Company or its affiliates.

    (o) OPINION OF FINANCIAL ADVISOR. The Company has received as of the date of this Agreement the opinion of PaineWebber to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than Parent and its affiliates).

    (p) BOARD RECOMMENDATION; STATE ANTITAKEOVER LAW. The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote of those directors present (i) determined that this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby, including the Merger, taken together, are fair to and in the best interests of the stockholders of the Company and has taken all actions necessary on the part of the Company to render the restrictions on business combinations contained in
Section 203 of the DGCL inapplicable to this Agreement, and the Merger and the Stock Option Agreement, and (ii) resolved to recommend that the holders of the shares of Company Common Stock approve this Agreement and the transactions contemplated herein, including the Merger.

    (q) REQUIRED COMPANY VOTE. The Company Stockholder Approval, being the affirmative vote of a majority of the outstanding shares of the Company Common Stock, is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby. There is no vote of the holders of any class or series of the Company's securities necessary to approve the Stock Option Agreement.

    (r) RIGHTS AGREEMENT. The Rights Agreement has been amended so as to provide that neither Parent nor Sub will become an "Acquiring Person" or an "Adverse Person" and that no "Triggering Event", "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement or the Stock Option Agreement or the consummation of the Merger or the acquisition of shares of Company Common Stock by Parent pursuant to the Stock Option Agreement.

    (s) INTELLECTUAL PROPERTY. (i) Section 3.01(s)(i) of the Company Disclosure Schedule sets forth all Intellectual Property (as defined in Section 8.04) owned by the Company or its subsidiaries that is registered or filed with any Governmental Entity (the "REGISTERED INTELLECTUAL PROPERTY"), all licenses of patented Intellectual Property to or from third parties (the "LICENSED PATENT INTELLECTUAL PROPERTY") and all other licenses of Intellectual Property to or from third parties by the Company or any of its subsidiaries that are material to the business of the Company and its subsidiaries (together with the Registered Intellectual Property and the Licensed Patent Intellectual Property, the "MATERIAL INTELLECTUAL PROPERTY").

                                     A-I-16

        (ii) The Company and its subsidiaries own or have the right to use all Intellectual Property necessary for the Company and its subsidiaries to conduct their business substantially as it is currently conducted and consistent with past practice.

        (iii) Except as set forth on Section 3.01(s)(iii) of the Company Disclosure Schedule: (1) all of the Registered Intellectual Property owned or used by the Company or any of its subsidiaries is subsisting and unexpired, has not been abandoned and, to the knowledge of the Company, does not infringe or otherwise impair the intellectual property rights of any third party; (2) none of the Material Intellectual Property owned or used by the Company or any of its subsidiaries is the subject of any license, security interest, Lien or other agreement granting rights therein to any third party other than licenses listed on Schedule 3.01(s)(i) and except for rights reserved by the U.S. Government pursuant to research funding laws and regulations; (3) the Company has not misappropriated the trade secrets, technology, know-how, inventions or the like of any third party; (4) no judgment, decree, injunction, rule or order has been rendered by any U.S. federal or state or foreign Governmental Entity which would limit, cancel or question the validity of, or the Company's or its subsidiaries' rights in and to any Intellectual Property in any respect that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company; (5) the Company has not received written notice, and does not otherwise have knowledge, of any pending or threatened suit, action or proceeding that seeks to limit, cancel or question the validity of, or the Company's or its subsidiaries' rights in and to any Intellectual Property, which, if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company; and (6) the Company and its subsidiaries have taken reasonable steps to protect, maintain and safeguard their material Intellectual Property, including any material Intellectual Property for which improper or unauthorized disclosure would impair its value or validity, and have executed appropriate nondisclosure agreements and made appropriate filings and registrations in connection with the foregoing.

    (t) OWNERSHIP OF PARENT COMMON STOCK. Neither the Company nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Parent, which in the aggregate represent 5% or more of the outstanding shares of such capital stock.

    (u) ACCOUNTING MATTERS. To the Company's knowledge, neither the Company nor any of its affiliates has through the date hereof taken or agreed to take any action that would prevent the Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests".

    SECTION 3.02. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Parent and Sub represent and warrant to the Company as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of Parent, Sub and each of Parent's "significant subsidiaries" (within the meaning of Rule 1-02 of Regulation S-X of the SEC) (collectively, the "PARENT SUBSIDIARIES") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent, Sub and each of the Parent Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction (domestic or foreign) in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect with respect to Parent. Parent has made available to the Company complete and correct copies of its articles of incorporation and by-laws and the certificate of incorporation and by-laws of Sub.

    (b) CAPITAL STRUCTURE. As of the date of this Agreement, the authorized capital stock of Parent consists of 90,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock of Parent (the

                                     A-I-17

"PARENT PREFERRED STOCK"). As of the close of business on July 25, 1997, there were: (i) 45,599,755 shares of Parent Common Stock issued and outstanding; (ii) 1,773,597 shares of Parent Common Stock held in the treasury of Parent; (iii) 5,233,411 shares of Parent Common Stock reserved for issuance pursuant to Parent's stock option plans, Parent's employee stock purchase plans and Parent's Director Stock Purchase and Deferred Compensation Plan (such plans, collectively with the 1997 Stock Incentive Plan approved on August 21, 1997 subject to stockholder approval, the "PARENT STOCK PLANS"); (iv) 3,356,441 shares of Parent Common Stock issuable upon exercise of awarded but unexercised stock options; and (v) no shares of Parent Preferred Stock outstanding. Except as set forth above and except for shares of junior participating preferred stock issuable pursuant to the Shareholder Protection Rights Agreement, dated as of April 30, 1989, between Parent and The First National Bank of Boston, as of the close of business on July 25, 1997 there were no shares of capital stock or other equity securities of Parent issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued as described above will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There is no outstanding Voting Debt of Parent. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of Parent or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Parent to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Parent.

    During the period from July 25, 1997 through the date of this Agreement, except as set forth in Section 3.02(b) of the Parent Disclosure Schedule, Parent did not (A) issue or permit to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of Parent, other than pursuant to or as permitted by the terms of the Parent Stock Plans; (B) repurchase, redeem or otherwise acquire, directly or indirectly through one or more subsidiaries, any shares of capital stock of Parent; or (C) declare, set aside, make or pay to the stockholders of Parent dividends or other distributions on the outstanding shares of capital stock of Parent (other than regular quarterly cash dividends on the Parent Common Stock).

    As of the date hereof, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent, free and clear of any Lien, and as of the Closing Date, all the issued and outstanding shares of the common stock of Sub will be owned by Parent free and clear of any Lien.

    (c) AUTHORITY; NONCONTRAVENTION. Parent and Sub have all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement and the Stock Option Agreement have been duly executed and delivered by each of Parent and Sub and (assuming due authorization, execution and delivery by the Company) constitute valid and binding obligations of Parent and Sub, enforceable against them in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The execution and delivery of this Agreement and the Stock Option Agreement do not, and the consummation by Parent and Sub of the transactions contemplated by this Agreement and compliance by Sub with the provisions of this Agreement and the Stock Option Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination,

                                     A-I-18
cancellation or acceleration of, or a "put" right with respect to any obligation under, or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent, Sub or any of Parent's other subsidiaries under, (i) the certificate of incorporation or by-laws of Parent, Sub or such other subsidiary, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Sub, such other subsidiaries or any of their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Parent, Sub, any of Parent's other subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect with respect to Parent or prevent or materially delay the ability of Parent and Sub to consummate the transactions contemplated by this Agreement and the Stock Option Agreement or perform their respective obligations hereunder or thereunder. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement or the Stock Option Agreement by Parent and Sub or the consummation by Parent and Sub of any of the transactions contemplated hereby or thereby, except for (i) the filing of a premerger notification and report form under the HSR Act and the filing of such applications by Parent and Sub as may be required pursuant to antitrust or similar laws or regulations in effect in Germany, France, Japan, the United Kingdom or any political subdivision thereof, (ii) the filing with the SEC, the NYSE and the Pacific Stock Exchange of (A) the Form S-4 and (B) such reports under the Exchange Act as may be required in connection with this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business,
(iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be required under the "takeover" or "blue sky" laws of various states and (v) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to make or obtain, individually or in the aggregate, could not reasonably be expected to (x) prevent or materially delay consummation of the Merger or the other transactions contemplated hereby or performance of Parent's and Sub's obligations hereunder and under the Stock Option Agreement or (y) have a Material Adverse Effect with respect to Parent.

    (d) PARENT SEC DOCUMENTS; UNDISCLOSED LIABILITIES. Parent has filed with the SEC all reports, schedules, forms, statements and other documents required pursuant to the Securities Act and the Exchange Act since July 1, 1994 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "PARENT SEC DOCUMENTS"). Except as set forth in Section 3.02(d) of the disclosure schedule delivered by Parent and Sub to the Company at the time of the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE"), as of their respective dates, the Parent SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in Section 3.02(d) of the Parent Disclosure Schedule, except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, none of the Parent SEC Documents (including any and all financial statements included therein) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in all Parent SEC Documents filed since July 1, 1994 (the "PARENT SEC FINANCIAL STATEMENTS") comply as to form in all material respects with

                                     A-I-19
applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC), applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal recurring year-end audit adjustments). Except as disclosed in Section 3.02(d) of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of Parent and its subsidiaries or in the notes thereto, except (i) liabilities reflected in the audited consolidated balance sheet of the Parent as of June 30, 1996, (ii) liabilities disclosed in any SEC Document filed by Parent prior to the date of this Agreement with respect to any period ending, or date occurring, after June 30, 1996 and (iii) liabilities incurred since June 30, 1996, in the ordinary course of business consistent with past practice.

    (e) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied in writing by the Company specifically for inclusion or incorporation by reference therein.

    (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Section 3.02(f) of the Parent Disclosure Schedule, since June 30, 1996, there is not and has not been: (i) any Material Adverse Change with respect to Parent; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to Parent; (iii) any action which, if it had been taken or occurred after the execution of this Agreement, would have required the consent of the Company pursuant to this Agreement; or (iv) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay the ability of Parent and Sub to consummate the transactions contemplated by this Agreement or perform its obligations hereunder or under the Stock Option Agreement.

    (g) LITIGATION; COMPLIANCE WITH LAWS. (i) Except as disclosed in Section 3.02(g)(i) of the Parent Disclosure Schedule, there is (1) no suit, action, arbitration or proceeding pending, and (2) to the knowledge of Parent, no suit, action, arbitration or proceeding threatened against or investigation pending with respect to Parent or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to Parent or prevent or materially delay the ability of Parent and Sub to consummate the transactions contemplated by this Agreement or to perform their obligations hereunder and under the Stock Option Agreement, nor is there any judgment, decree, citation, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries which, individually or in the aggregate, has or could reasonably be expected to have, any such effect.

        (ii) Except as disclosed in Section 3.02(g)(ii) of the Parent Disclosure Schedule, the businesses of Parent and its subsidiaries are not being conducted in violation of any law (domestic or foreign),

                                     A-I-20
    ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not and could not reasonably be expected to have a Material Adverse Effect with respect to Parent.

    (h) BROKERS. No broker, investment banker, financial advisor or other person, other than Morgan Stanley and Co. Incorporated ("MORGAN STANLEY"), the fees and expenses of which will be paid by Parent (pursuant to fee agreements, copies of which have been provided to the Company), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub. Parent agrees to indemnify the Company and to hold the Company harmless from and against any and all claims, liabilities or obligations with respect to any other fee, commission or expense asserted by any person on the basis of any act or statement alleged to have been made by Parent or its affiliates.

    (i) OPINION OF FINANCIAL ADVISOR. Parent has received the opinion of Morgan Stanley, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to Parent from a financial point of view.

    (j) INTERIM OPERATIONS OF SUB. Sub was formed on August 18, 1997 solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

    (k) OWNERSHIP OF COMPANY COMMON STOCK. Other than pursuant to the Stock Option Agreement, as of the date hereof, neither Parent nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company, which in the aggregate represent 5% or more of the outstanding shares of such capital stock.

    (l) ACCOUNTING MATTERS. Neither Parent nor, to its best knowledge, any of its affiliates, has through the date hereof taken or agreed to take any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a "POOLING OF INTERESTS".

    (m) REQUIRED VOTE. This Agreement has been approved by Parent, as the sole stockholder of Sub. No other vote of holders of any class or series of securities of Parent or Sub is necessary to approve this Agreement, the Merger, the Stock Option Agreement and the transactions contemplated hereby and thereby.

                                   ARTICLE IV
           COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER.

    SECTION 4.01. CONDUCT OF BUSINESS. (a) CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement to the Effective Time of the Merger (except as otherwise expressly contemplated by the terms of this Agreement), and except as approved by Parent, which approval shall not be unreasonably withheld or delayed, the Company shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business consistent with past practice and use its and their respective reasonable best efforts to preserve substantially intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having significant business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, the Company shall not, and shall not permit any of its subsidiaries to:

        (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned

                                     A-I-21
    domestic subsidiary of the Company to its parent, (y) split, combine or reclassify any capital stock of the Company or any subsidiary or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company or any subsidiary, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except that the Company may redeem shares of its Series A Preferred Stock to the extent required by the Certificate of Designations with respect thereto as in effect on the date of this Agreement, PROVIDED that the redemption price for the shares of Series A Preferred Stock so redeemed shall be paid by the Company solely in shares of Company Common Stock;

        (ii) authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights), other than the issuance of Company Common Stock upon (i) the exercise of Warrants outstanding on the date of this Agreement in accordance with their present terms, (ii) the exercise of Company Stock Options awarded prior to the date of this Agreement but unexercised on the date of this Agreement in accordance with their present terms, (iii) the exercise of options awarded pursuant to the Stock Purchase Plan of the Company prior to the date of this Agreement but unexercised on the date of this Agreement in accordance with their present terms, (iii) the conversion of the Convertible Notes in accordance with their present terms or (iv) the redemption of the Series A Preferred Stock in accordance with the Certificate of Designations with respect thereto as in effect on the date of this Agreement;

        (iii) amend (A) the Certificate of Incorporation or By-Laws or comparable charter or organizational documents of any subsidiary of the Company or (B) the Rights Agreement;

        (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

        (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets other than any such properties or assets the value of which do not exceed $100,000 individually and $1,000,000 in the aggregate, except (A) sales of inventory and receivables in the ordinary course of business consistent with past practice, (B) the granting of purchase money security interests in the ordinary course of business consistent with past practice and (C) the granting of end-user licenses and the right to grant end-user sublicenses in the ordinary course of business consistent with past practice to customers of the Company or its subsidiaries to the extent such licenses are necessary to permit such customers to use products purchased from the Company or such subsidiaries;

        (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice and intercompany indebtedness between the Company and its wholly-owned subsidiaries or between such wholly owned subsidiaries, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned subsidiary of the Company;

                                     A-I-22

        (vii) acquire or agree to acquire any assets, other than inventory in the ordinary course of business consistent with past practice, or make or agree to make any capital expenditures, except capital expenditures which, individually or in the aggregate, do not exceed $1,000,000;

        (viii) pay, discharge or satisfy any claims (including claims of stockholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of (x) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof or (y) claims settled or compromised to the extent permitted by Section 4.01(a)(xii), or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing material license, lease, contract or other document, other than in the ordinary course of business consistent with past practice;

        (ix) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

        (x) enter into or amend any collective bargaining agreement;

        (xi) change any material accounting principle used by it, except as required by generally accepted accounting principles;

        (xii) settle or compromise any litigation or claim (whether or not commenced prior to the date of this Agreement), other than settlements or compromises of litigation or claims that do not provide for injunctive or similar relief and where the amount paid (after giving effect to insurance proceeds actually received or reasonably believed by management of the Company to be receivable) in settlement or compromise does not exceed $150,000 provided that the aggregate amount paid in connection with the settlement or compromise of all such litigation matters shall not exceed $500,000;

        (xiii) engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the Company's affiliates, including, without limitation, any transactions, agreements, arrangements or understandings with any affiliate or other Person covered under Item 404 of SEC Regulation S-K that would be required to be disclosed under such Item 404, other than such transactions of the same general nature, scope and magnitude as are disclosed in the Company SEC Documents;

        (xiv) sell any shares of common stock of Millenium Pharmaceuticals, Inc.;

        (xv) transfer to any person or entity any rights to its Intellectual Property other than the granting of end-user licenses and the right to grant end-user sublicenses in the ordinary course of business consistent with past practice to customers of the Company or its subsidiaries to the extent such licenses are necessary to permit such customers to use products purchased from the Company or such subsidiaries;

        (xvi) enter into or amend any agreement pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology; or

        (xvii) authorize, or commit or agree to take, any of the foregoing actions.

    (b) CONDUCT OF BUSINESS BY PARENT. During the period from the date of this Agreement to the Effective Time of the Merger, Parent shall not:

        (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than regular quarterly cash dividends (in an amount determined in a manner consistent with Parent's past practice) with customary record and payment dates or (y) split,

                                     A-I-23
    combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in lieu of or in substitution for shares of its capital stock;

        (ii) amend Parent's articles of incorporation or by-laws in a manner that would be materially adverse to the holders of Parent Common Stock (it being understood that an amendment to the articles of incorporation of Parent increasing the number of authorized shares of Parent Common Stock or other capital stock of Parent shall not be deemed to be materially adverse to the holders of Parent Common Stock); or

        (iii) authorize, or commit or agree to take, any of the foregoing actions.

    (c) CHANGES IN EMPLOYMENT ARRANGEMENTS. Neither the Company nor any of its subsidiaries shall (i) adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee, director or former director or employee or (ii) other than increases for individuals (other than officers and directors) in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any director, employee or former director or employee or pay any benefit not required by any existing plan, arrangement or agreement.

    (d) SEVERANCE. Neither the Company nor any of its subsidiaries shall grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof.

    (e) WARN. Neither the Company nor any of its subsidiaries shall effectuate a "plant closing" or "mass layoff", as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any subsidiary, without notifying Sub or its affiliates in advance and without complying with the notice requirements and other provisions of WARN.

    (f) TAX ELECTIONS. Except in the ordinary course of business and consistent with past practice, neither the Company nor any of its subsidiaries shall make any tax election or settle or compromise any federal, state, local or foreign tax liability.

    (g) POOLING AND TAX-FREE REORGANIZATION TREATMENT. Neither Company nor Parent shall, and shall not permit any of their respective subsidiaries to, intentionally take or cause to be taken any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code; PROVIDED, HOWEVER, that nothing hereunder shall limit the ability of Parent to exercise its rights under the Stock Option Agreement.

    (h) OTHER ACTIONS. Neither the Company nor Parent shall, or shall permit any of its subsidiaries to, (i) intentionally take any action that, if taken on or prior to the date of this Agreement, would have resulted in any of its representations and warranties set forth in this Agreement being untrue in any material respect, or (ii) intentionally take any action that would or reasonably might be expected to, result in any of the conditions to the Merger set forth in
Article VI not being satisfied or in a violation of any provision of the Stock Option Agreement. The Company and Parent shall promptly advise the other party orally and in writing of (x) any action of the type set forth in clause (i) above, (y) the failure by such party to comply with any covenant, condition or agreement hereunder or under the Stock Option Agreement and (z) any event which could reasonably be expected to cause the conditions set forth in Article VI not being satisfied; PROVIDED, HOWEVER, that no such notice shall affect the representations, warranties, covenants and agreement of the parties or the conditions to their obligations hereunder.

                                     A-I-24

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    SECTION 5.01. PREPARATION OF FORM S-4 AND PROXY STATEMENT; STOCKHOLDER MEETING. (a) Promptly following the date of this Agreement, the Company shall prepare the Proxy Statement, and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included. Parent and the Company shall each use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any state in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the registration and qualification of the Parent Common Stock to be issued in the Merger, and the Company shall furnish all information relating to the Company and its stockholders as may be reasonably requested in connection with any such action. The information provided and to be provided by Parent, Sub and the Company, respectively, (i) for use in the Form S-4, at the time the Form S-4 becomes effective, shall be true and accurate in all material respects and shall not omit to state a material fact required to be stated therein or necessary to make such information not misleading and (ii) for use in the Proxy Statement, on the date the Proxy Statement is mailed to the Company's stockholders and on the date of the Stockholders Meeting referred to below, shall be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information, in the light of the circumstances under which the statements therein were made, not misleading, and the Company and Parent each agree to correct any information provided by it for use in the Form S-4 and the Proxy Statement which shall have become false or misleading.

    (b) All mailings to the Company's stockholders in connection with the Merger, including the Proxy Statement, shall be subject to the prior review, comment and approval of Parent (such approval not to be unreasonably withheld or delayed).

    (c) The Company will, as promptly as practicable following the date of this Agreement and in consultation with Parent, duly call, give notice of, convene and hold a meeting of its stockholders (the "STOCKHOLDERS MEETING") for the purpose of approving this Agreement and the transactions contemplated by this Agreement to the extent required by the DGCL. The Company will, through its Board of Directors, recommend to its stockholders approval of the foregoing matters, as set forth in Section 3.01(p); PROVIDED, HOWEVER, that the Board of Directors of the Company may fail to make or withdraw or modify such recommendation, but only to the extent that the Board of Directors of the Company shall have concluded in good faith on the basis of written advice (or advice confirmed in writing) from outside counsel that the failure to take such action would be contrary to the fiduciary duties of the Board of Directors of the Company to the stockholders of the Company under applicable law. Any such recommendation, together with a copy of the opinion referred to in Section 3.01(o) shall be included in the Proxy Statement. The Company will use its best efforts to hold such meeting as soon as practicable after the Form S-4 shall have been declared effective.

    SECTION 5.02. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Each of the Company and Parent shall, and shall cause its subsidiaries, officers, employees, counsel, financial advisors and other representatives to, afford to the other party and its representatives reasonable access during normal business hours, during the period prior to the Effective Time of the Merger to its properties, books, contracts, commitments, personnel and records, and, during such period, each of the Company and Parent shall, and shall cause its subsidiaries, officers, employees and representatives to, furnish promptly to the other party
(i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time

                                     A-I-25
reasonably request. Each of the Company and Parent will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of each of the confidentiality agreements, dated December 13, 1996 and August 8, 1997, respectively, between Parent and the Company (collectively, the "CONFIDENTIALITY AGREEMENTS").

    (b) No investigation pursuant to this Section 5.02 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

    SECTION 5.03. REASONABLE BEST EFFORTS. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) obtaining all consents, approvals, waivers, licenses, permits or authorizations as are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any Governmental Entities or third parties in connection with the transactions contemplated by this Agreement, (ii) if required by any Governmental Entity as a condition to the obtaining of any consent of such Governmental Entity or the agreement of such Governmental Entity not to raise any objection to the transaction, agreeing to dispose of any operations of the Company the disposal of which could not reasonably be expected to have a Material Adverse Effect with respect to the Company, (iii) defending any lawsuits or other proceedings challenging this Agreement and (iv) accepting and delivering additional instruments necessary to consummate the transactions contemplated by this Agreement. The Company agrees that Parent shall have the opportunity to negotiate and consult directly with all applicable Governmental Entities in connection with their consideration of the transactions contemplated by this Agreement, including, without limitation, the opportunity to select (to the extent permitted by the applicable Governmental Entity), any operations to be disposed of pursuant to clause (ii) above.

    SECTION 5.04. INDEMNIFICATION. (a) From and after the Effective Time of the Merger, Parent and the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time of the Merger eligible for indemnification pursuant to the Certificate of Incorporation and By-Laws (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of the Company, pertaining to any matter existing or occurring at or prior to the Effective Time of the Merger, whether asserted or claimed prior to, or at or after, the Effective Time of the Merger ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the extent the Company would have been permitted under the Certificate of Incorporation and By-laws to indemnify such person. Nothing contained herein shall limit any rights to indemnification which any director or officer of the Company may have under any indemnification agreement or the Certificate of Incorporation or By-Laws. In the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time of the Merger), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time of the Merger shall be reasonably satisfactory to Parent and the Surviving Corporation (it being understood that Testa, Hurwitz & Thibeault, LLP is acceptable to Parent and the Surviving Corporation); (ii) after the Effective Time of the Merger, Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (iii) after the Effective Time of the Merger, the Surviving Corporation will cooperate in the defense of any

                                     A-I-26
such matter, provided that the Surviving Corporation shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.04, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Parent and the Surviving Corporation (but the failure so to notify the Surviving Corporation shall not relieve them from any liability which they may have under this Section 5.04 except to the extent such failure materially prejudices Parent and the Surviving Corporation), and shall deliver to Parent and the Surviving Corporation the undertaking, if any, required by Section 145(e) of the DGCL. Parent and the Surviving Corporation shall be liable for the fees and expenses hereunder with respect to only one law firm to represent the Indemnified Parties as a group with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more Indemnified Parties that would preclude or render inadvisable joint or multiple representation of such parties.

    (b) Parent shall cause to be maintained in effect for six years from the Effective Time of the Merger directors' and officers' liability insurance coverage covering persons who are directors and officers of the Company on the date of this Agreement, with respect to matters occurring prior to the Effective Time of the Merger, and containing terms and conditions which are not less advantageous to such persons than the policies of the Company in effect on the date hereof (the "COMPANY INSURANCE"); PROVIDED that Parent shall not be required to spend annually in excess of 150% of the annual premium for the Company Insurance paid by the Company as of the date of this Agreement (the "CURRENT PREMIUM"); PROVIDED, FURTHER, that if Parent would be required to spend annually in excess of 150% of the Current Premium to obtain insurance having terms not less advantageous than the Company Insurance, the Surviving Corporation will be required to spend up to such amount to maintain or procure as much insurance coverage as can be procured for such premium.

    SECTION 5.05. PUBLIC ANNOUNCEMENTS. Neither Parent and Sub, on the one hand, nor the Company, on the other hand, will issue any press release or public statement with respect to the transactions contemplated by this Agreement and the Stock Option Agreement, including the Merger, without the other party's prior consent (such consent not to be unreasonably withheld or delayed), except as may be required by applicable law, court process or by obligations pursuant to any agreement with any securities exchange or quotation system on which securities of the disclosing party are listed or quoted. In addition to the foregoing, Parent, Sub and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to such transactions. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

    SECTION 5.06. AFFILIATES. At least 40 days prior to the Closing Date, (i) the Company shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, executive officers and directors of the Company and all other persons that, to the knowledge of the Company, are "affiliates" of the Company (as that term is used in Rule 145 under the Securities Act or SEC Accounting Releases 130 and 135) and shall use all reasonable efforts to cause each person named on the letter delivered by it to deliver to Parent at least 30 days prior to the Closing Date a written agreement, substantially in the form attached as Exhibit B-1 and (ii) Parent shall deliver to Company a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, executive officers of Parent and all other persons that, to the knowledge of Parent are "affiliates" of Parent (as that term is used in SEC Accounting Releases 130 and 135) and shall use all reasonable efforts to cause each person named on the letter delivered by it to deliver to the Company at least 30 days prior to the Closing Date a written agreement, substantially in the form attached as Exhibit B-2.

    SECTION 5.07. NO SOLICITATION. Neither the Company nor any of its subsidiaries shall (whether directly or indirectly through advisors, agents or other intermediaries), nor shall the Company or any of its

                                     A-I-27
subsidiaries authorize or permit any of its or their officers, directors, agents, representatives, advisors or subsidiaries to, (a) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any person (other than Sub or Parent) relating to (i) any acquisition or purchase of 15% or more of the consolidated assets of the Company and its subsidiaries or of over 15% of any class of equity securities of the Company or any of its subsidiaries, (ii) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any Person (as defined in Section 8.02) beneficially owning 15% or more of any class of equity securities of the Company or any of its subsidiaries, (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 15% of the consolidated assets of the Company other than the transactions contemplated by this Agreement, or (iv) any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger (collectively, "TRANSACTION PROPOSALS"), or agree to or endorse any Transaction Proposal, or
(b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any other person (other than Sub or Parent) to do or seek any of the foregoing; PROVIDED, HOWEVER, that the foregoing shall not prohibit the Company (either directly or indirectly through advisors, agents or other intermediaries) from (i) furnishing information pursuant to an appropriate confidentiality letter (which letter shall not be less favorable to the Company in any material respect than the Confidentiality Agreement, dated as of December 13, 1996, between the Company and Parent, and a copy of which shall be provided for informational purposes only to Parent) concerning the Company and its businesses, properties or assets to a third party who has made a bona fide Transaction Proposal, (ii) engaging in discussions or negotiations with such a third party who has made a bona fide Transaction Proposal, (iii) following receipt of a bona fide Transaction Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its stockholders, (iv) following receipt of a bona fide Transaction Proposal, failing to make or withdrawing or modifying its recommendation referred to in Section 3.01(p), and/or (v) taking any action required to be taken by the Company pursuant to a non-appealable, final order by any court of competent jurisdiction, but in each case referred to in the foregoing clauses (i) through (v) only to the extent that the Board of Directors of the Company shall have concluded in good faith on the basis of written advice (or advice confirmed in writing) from outside counsel that the failure to take such action would be contrary to the fiduciary duties of the Board of Directors of the Company to the stockholders of the Company under applicable law; PROVIDED, FURTHER, that, to the extent that it may do so without acting in a manner contrary to its fiduciary duties under applicable law, the Board of Directors of the Company shall not take any of the foregoing actions referred to in clauses (i) through (iv) until after reasonable notice to Parent with respect to such action and that such Board of Directors shall continue to advise Parent after taking such action and, in addition, if the Board of Directors of the Company receives a Transaction Proposal, then the Company shall promptly inform Parent of the material terms and conditions of such proposal and the identity of the person making it. The Company will immediately cease and cause its advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and shall use its reasonable best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party.

    SECTION 5.08. BENEFIT MATTERS. (a) During the period from the Effective Time of the Merger until the first anniversary of the Effective Time of the Merger, Parent shall cause the Surviving Corporation to maintain employee benefit plans (as defined in Section 3(3) of ERISA) for the benefit of employees of the Company or its subsidiaries, which are no less favorable in the aggregate to those benefits provided under the Company Plans in effect on the date hereof.

                                     A-I-28

    (b) Parent will cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the employees of the Company under any Parent welfare plan that such employees may be eligible to participate in after the Effective Time of the Merger and (ii) provide each employee of the Company with credit for any co-payments and deductibles paid prior to the Effective Time of the Merger in satisfying any applicable deductible or out-of-pocket requirements under any Parent welfare plans that such employees are eligible to participate in after the Effective Time of the Merger.

    SECTION 5.09. STOCK EXCHANGE LISTING. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Stock Options, Warrants and the Convertible Notes to be approved for listing on the NYSE and the Pacific Stock Exchange, subject to official notice of issuance.

    SECTION 5.10. LETTERS OF THE COMPANY'S ACCOUNTANTS. The Company shall use its reasonable best efforts to cause to be delivered to Parent a letter of Coopers & Lybrand LLP, the Company's independent public accountants, dated a date within two business days before the Form S-4 shall become effective and a letter of Coopers & Lybrand LLP dated a date within two business days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

    SECTION 5.11. LETTERS OF PARENT'S ACCOUNTANTS. Parent shall use its reasonable best efforts to cause to be delivered to the Company a letter of Price Waterhouse LLP, Parent's independent public accountants, dated a date within two business days before the Form S-4 shall become effective and a letter of Price Waterhouse LLP dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

    SECTION 6.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) COMPANY STOCKHOLDER APPROVAL. The Company Stockholder Approval shall have been obtained.

    (b) HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

    (c) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; PROVIDED, HOWEVER, that the parties hereto shall use their best efforts to have any such injunction, order, restraint or prohibition vacated.

    (d) FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration and qualification of the Parent Common Stock issuable or required to be reserved for issuance pursuant to this Agreement shall have been complied with.

    (e) STOCK EXCHANGE LISTING. The shares of Parent Common Stock issuable to Company stockholders pursuant to this Agreement and such other shares of Parent Common Stock required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE and the Pacific Stock Exchange upon official notice of issuance.

                                     A-I-29

    (f) POOLING. Parent shall have received a letter from Price Waterhouse LLP to the effect that the Merger qualifies for "pooling of interests" accounting treatment if consummated in accordance with this Agreement and such letter shall not have been withdrawn. The Company shall have received a letter from Coopers & Lybrand LLP to the effect that the Company is eligible to be acquired in a transaction to be accounted for using "pooling of interests" accounting treatment and such letter shall not have been withdrawn.

    SECTION 6.02. CONDITIONS TO OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct, in each case, as of the date of this Agreement and, if and to the extent such representations and warranties speak as of a later date, as of such later date, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer, the president and the chief financial officer of the Company to the effect set forth in this paragraph.

    (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer, the president and the chief financial officer of the Company to the effect set forth in this paragraph.

    (c) CONSENTS, ETC. Parent and Sub shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of (i) any United States federal or state governmental authorities and governmental authorities in Germany, Japan, France, the United Kingdom or any political subdivision thereof or (ii) any other governmental authorities or third parties as are necessary in connection with the transactions contemplated hereby have been obtained, except in the case of clause (ii) where the failure to obtain such licenses, permits, consents, approvals, authorizations, qualifications and orders could not, individually or in the aggregate with all other failures, reasonably be expected to have a Material Adverse Effect with respect to the Company.

    (d) NO LITIGATION. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Stock Option Agreement or seeking to obtain from the Company, Parent, Sub or any of their affiliates any damages that could reasonably be expected to have a Material Adverse Effect with respect to the Company, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company and its subsidiaries taken as a whole or to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries taken as a whole, as a result of the Merger or any of the other transactions contemplated by this Agreement or the Stock Option Agreement, (iii) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of the common stock of the Surviving Corporation, including, without limitation, the right to vote such common stock on all matters properly presented to the stockholders of the Surviving Corporation or (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and its subsidiaries taken as a whole. No suit, action or proceeding by any other person shall be pending that seeks any of the relief or remedies described in clauses (i) through (iv) of the immediately preceding sentence as to which there is a reasonable possibility of success or that otherwise could reasonably be expected to have a Material Adverse Effect with respect to the Company.

                                     A-I-30

    (e) AFFILIATE LETTERS. Parent shall have received the agreements to which it is party referred to in Section 5.06.

    (f) TAX OPINION. Parent shall have received the opinion of Simpson Thacher & Bartlett, counsel to Parent, dated the Closing Date, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) Parent, Sub and the Company will each be a party to that reorganization within the meaning of
Section 368(b) of the Code. The parties to this Agreement agree to make reasonable representations as requested by counsel for the purpose of rendering such opinion.

    (g) RIGHTS AGREEMENT. None of the events described in Section 11(a)(ii) or 13 of the Rights Agreement shall have occurred, and the Rights shall not have become nonredeemable and shall not become nonredeemable upon consummation of the Merger.

    SECTION 6.03. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct, in each case, as of the date of this Agreement and, if and to the extent such representations and warranties speak as of a later date, as of such later date, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect with respect to Parent. The Company shall have received a certificate signed on behalf of Parent and Sub by an authorized officer of Parent and Sub to the effect set forth in this paragraph.

    (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND SUB. Parent and Sub shall have performed in all material respects all obligations required to be performed by each of them under this Agreement at or prior to the Closing Date. The Company shall have received a certificate signed on behalf of Parent and Sub by an authorized officer of Parent and Sub to the effect set forth in this paragraph.

    (c) TAX OPINION. The Company shall have received the opinion of Testa, Hurwitz & Thibeault, LLP, counsel to the Company, dated the Closing Date, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) Parent, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. The parties to this Agreement agree to make reasonable representations as requested by counsel for the purpose of rendering such opinion.

    (d) AFFILIATE LETTERS. The Company shall have received the agreements to which it is party referred to in Section 5.06.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 7.01. TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Merger, whether before or after the Company Stockholder Approval:

    (a) by mutual written consent of Parent and the Company; or

    (b) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

    (c) by either Parent or the Company if the Merger shall not have been consummated on or before January 31, 1998 (other than due to the failure of the party seeking to terminate this Agreement to

                                     A-I-31
perform its obligations under this Agreement required to be performed at or prior to the Effective Time of the Merger); or

    (d) by either Parent or the Company if at the duly held meeting of the stockholders of the Company (including any adjournment thereof) held for the purpose of voting on the Merger, this Agreement and the consummation of the transactions contemplated hereby, the holders of a majority of the outstanding shares of Company Common Stock shall not have approved the Merger, this Agreement and the consummation of the transactions contemplated hereby; or

    (e) by Parent, if the Company or its Board of Directors shall have (1) withdrawn, modified or amended in any respect adverse to Parent its approval or recommendation of this Agreement or any of the transactions contemplated herein,
(2) failed as promptly as practicable after the Form S-4 is declared effective to mail the Proxy Statement to its stockholders or failed to include in such statement such recommendation, (3) recommended any Transaction Proposal from a person other than Parent or any of its affiliates, (4) resolved to do any of the foregoing or (5) in response to the commencement of any tender offer or exchange offer for more than 15% of the outstanding shares of Company Common Stock, not recommended rejection of such tender offer or exchange offer; or

    (f) by the Company, if, pursuant to and in compliance with Section 5.07 hereof, the Board of Directors of the Company concludes in good faith, based on written advice (or advice confirmed in writing) from outside counsel, that in order to avoid acting in a manner contrary to the fiduciary duties of the Board of Directors of the Company to the stockholders of the Company under the DGCL, the Board of Directors must not make or must withdraw or modify its recommendation referred to in Section 3.01(p) and the Board of Directors does not make or withdraws or modifies such recommendation.

    SECTION 7.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(n), Section 3.02(h), the last sentence of Section 5.02(a), this Section 7.02, Section 8.02 and Section 8.07. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

    SECTION 7.03. AMENDMENT. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; PROVIDED, HOWEVER, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    SECTION 7.04. EXTENSION; WAIVER. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 7.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

    SECTION 7.05. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to Section
7.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                     A-I-32

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    SECTION 8.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger and all such representations and warranties will be extinguished on consummation of the Merger and neither the Company, the Parent, Sub, nor any officer, director or employee or shareholder of any of them shall be under any liability whatsoever with respect to any such representation or warranty after such time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

    SECTION 8.02. FEES AND EXPENSES. (a) (i) If this Agreement shall have been terminated in accordance with its terms (except pursuant to Section 7.01(b)) AND either of the following shall have occurred: (A) prior to such termination, any corporation (including the Company or any of its subsidiaries or affiliates), partnership, person, other entity or "group" (as referred to in Section 13(d)(3) of the Exchange Act) other than Parent, Sub or any of its affiliates (collectively, "PERSONS"), shall have become the beneficial owner of more than 15% of the outstanding shares of Company Common Stock; or (B)(x) prior to such termination, any Person shall have made, or proposed, communicated or disclosed in a manner which is or otherwise becomes public (including being known by stockholders of the Company owning of record or beneficially in the aggregate 5% or more of the outstanding shares of Company Common Stock) a bona fide intention to make a Transaction Proposal (including by making such a Transaction Proposal) AND (y) on or prior to August 23, 1998, the Company either consummates with a Person a transaction the proposal of which would otherwise qualify as a Transaction Proposal under Section 5.07 or enters into a definitive agreement with a Person with respect to a transaction the proposal of which would otherwise qualify as a Transaction Proposal under Section 5.07 (whether or not such Person is the Person referred to in clause (x) above); or

        (ii) if this Agreement is terminated pursuant to Section 7.01(e) or
    Section 7.01(f);

then the Company shall, (1) in the case of clause (a)(i)(A) and (a)(ii) above, promptly, but in no event later than one business day after the termination of this Agreement and (2) in the case of clause (a)(i)(B) above, promptly, but in no event later than one business day after an event specified in subclause (y) thereof shall have occurred, pay Parent a fee of $11,000,000 in cash, which amount shall be payable in same day funds. No termination of this Agreement at a time when a fee is reasonably expected to be payable pursuant to this Section 8.02(a) following termination of this Agreement shall be effective until such fee is paid.

    (b) In the event that the Merger is consummated, Parent shall (i) pay all out-of-pocket costs, fees and expenses otherwise payable by the Surviving Corporation directly and solely in connection with the transactions contemplated by this Agreement and the Stock Option Agreement and (ii) pay the Repurchase Price (as defined in the Convertible Notes Indenture) with respect to any Convertible Notes required to be repurchased by the Company pursuant to the terms of the Convertible Notes Indenture.

    (c) Except as provided otherwise in paragraphs (a) and (b) above, all costs and expenses incurred in connection with this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that the cost of filing, printing and distributing the Proxy Statement and the Form S-4 shall be borne equally by Parent and the Company.

    SECTION 8.03. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight

                                     A-I-33
courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Parent or Sub, to

       The Perkin-Elmer Corporation
       761 Main Street
       Norwalk, Connecticut 06897

       Attention: Chief Executive Officer

    with a copy to:

       Simpson Thacher & Bartlett
       425 Lexington Avenue
       New York, NY 10017

       Attention: James M. Cotter, Esq.
                Richard A. Garvey, Esq.

    (b) if to the Company, to

       PerSeptive Biosystems, Inc.
       500 Old Connecticut Path
       Framingham, MA 01701

       Attention: Chief Executive Officer

    with a copy to:

       Testa, Hurwitz & Thibeault, LLP
       High Street Tower
       125 High Street
       Boston, Massachusetts 02110

        Attention: George Lloyd, Esq.
                Rufus C. King, Esq.

    SECTION 8.04. DEFINITIONS. For purposes of this Agreement:

    (a) an "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

    (b) "ENVIRONMENTAL CLAIM" means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (A) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, whether or not owned, leased or operated by the Company or any of its subsidiaries or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit or (C) otherwise relating to obligations or liabilities under any Environmental Laws;

    (c) "ENVIRONMENTAL PERMITS" means all permits, licenses, registrations and other governmental authorizations required under Environmental Laws for the Company and its subsidiaries to conduct their operations and businesses on the date hereof and consistent with past practices;

    (d) "ENVIRONMENTAL LAWS" means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Clean Air Act, the Clean Water Act,

                                     A-I-34
the Toxic Substances Control Act, the Occupational Safety and Health Act, the Emergency Planning and Community-Right-to-Know Act, the Safe Drinking Water Act, all as amended, and similar state laws;

    (e) "EXCHANGE RATIO" means $13.00 divided by the Parent Common Stock Price, rounded to the nearest 1/10,000, provided that the Exchange Ratio shall not be less than .1486 nor more than .1926.

    (f) "HAZARDOUS MATERIALS" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, friable asbestos and asbestos-containing materials, pollutants, contaminants and all other materials, and substances regulated pursuant to, or that could reasonably be expected to provide the basis of liability under, any Environmental Law;

    (g) "INDEBTEDNESS" means, with respect to any person, without duplication,
(A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (D) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (E) all capitalized lease obligations of such person, (F) all obligations of others secured by any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (G) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (H) all letters of credit issued for the account of such person and (I) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person;

    (h) "INTELLECTUAL PROPERTY" means all rights, privileges and priorities provided under federal, state, foreign and multinational law relating to intellectual property, including without limitation all (i) (a) inventions, discoveries, processes, formulae, designs, methods, techniques, procedures, concepts, developments, technology, new and useful improvements thereof and know-how relating thereto, whether or not patented or eligible for patent protection; (b) copyrights and copyrightable works, including computer applications, programs, software, databases and related items; (c) trademarks, service marks, trade names, brand names, corporate names, logos and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; (d) trade secrets and other confidential information; and (ii) all registrations, applications, recordings, and licenses or other similar agreements related to the foregoing;

    (i) "KNOWLEDGE" means, with respect to any matter, (i) in the case of Parent, the knowledge of any director, executive officer or the General Counsel of Parent after due inquiry into such matter and (ii) in the case of the Company, the knowledge of Noubar Afeyan, John Smith, Donald Schoeny, Dick Farrahar, Gerry Ruane, Archie Szeto, Samuel Hunt, Jeffrey Moore, and Marvin Vestal after due inquiry into such matter.

    (j) "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, when used in connection with the Company or Parent, any change, effect, event or occurrence that either individually or in the aggregate with all other such changes, effects, events and occurrences is materially adverse to the business, properties, financial condition or results of operations of the Company or Parent, as the case may be, and its subsidiaries taken as a whole.

    (k) "PARENT COMMON STOCK PRICE" means the average of the closing sales prices of Parent Common Stock on the New York Stock Exchange Composite Transactions Tape on each of the 20 consecutive trading days immediately preceding the second trading day prior to the Effective Time of the Merger.

    (l) "PERSON" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

                                     A-I-35

    (m) "RECENT SEC DOCUMENTS" means any SEC Documents filed by the Company prior to the date of this Agreement with respect to any period ending, or any date occurring, on or after September 30, 1996.

    (n) "RIGHTS" means the rights to acquire one-hundredth of a share of Series B Preferred Stock issued pursuant to the Rights Agreement; and

    (o) a "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

    SECTION 8.05. INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

    SECTION 8.06. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    SECTION 8.07. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement, other than Section 5.04 and Section 5.08, is not intended to confer upon any person other than the parties any rights or remedies.

    SECTION 8.08. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

    SECTION 8.09. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    SECTION 8.10. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

                                     A-I-36

    IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                THE PERKIN-ELMER CORPORATION

                                By:  /s/ PETER BARRETT
                                     -----------------------------------------
                                     Name: Peter Barrett
                                     Title: Vice President

                                SEVEN ACQUISITION CORP.

                                By:  /s/ PETER BARRETT
                                     -----------------------------------------
                                     Name: Peter Barrett
                                     Title: Vice President

                                PERSEPTIVE BIOSYSTEMS, INC.

                                By:  /s/ NOUBAR B. AFEYAN
                                     -----------------------------------------
                                     Name: Noubar B. Afeyan
                                     Title: Chief Executive Officer and
                                          Chairman of the Board of Directors

                                     A-I-37

                                                                        ANNEX II

                             STOCK OPTION AGREEMENT

    STOCK OPTION AGREEMENT, dated as of August 23, 1997 (the "Agreement"), by and between PerSeptive Biosystems, Inc., a Delaware corporation ("Issuer"), and The Perkin-Elmer Corporation, a New York corporation ("Grantee").

    WHEREAS, Grantee, Issuer and Seven Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Grantee ("Sub"), are concurrently herewith entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Sub with and into Issuer with Issuer as the surviving corporation; and

    WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, Issuer and Grantee agree as follows:

    1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 4,478,308 (as adjusted as set forth herein) shares (the "Option Shares") of Common Stock, par value $.01 per share, of Issuer (the "Issuer Common Stock") at a purchase price of $13.00 per Option Share (the "Purchase Price").

    2. EXERCISE OF OPTION. (a) If not in material breach of the Merger Agreement, Grantee may exercise the Option, in whole or in part, at any time (or, to the extent permitted pursuant to Section 2(c) hereof, from time to time) following the occurrence of a Purchase Event (as defined below); PROVIDED that, except as otherwise provided herein, the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time of the Merger, (ii) 12 months after the first occurrence of a Purchase Event or
(iii) termination of the Merger Agreement prior to the occurrence of a Purchase Event. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

    (b) As used herein, a "Purchase Event" means the termination of the Merger Agreement under any circumstance which would entitle Grantee or Issuer to receive any fee from Issuer pursuant to Section 8.02(a) of the Merger Agreement, PROVIDED, HOWEVER, that the termination of the Merger Agreement (except pursuant to Section 7.01(b) thereof) after the occurrence of any event described in
Section 8.02(a)(i)(B)(x) thereof shall constitute a Purchase Event hereunder whether or not any event described forth in Section 8.02(a)(i)(B)(y) of the Merger Agreement shall have occurred.

    (c) Except as otherwise provided in this Section 2(c), Grantee shall be entitled to exercise the Option, in whole or in part, on only one occasion and, if Grantee elects to exercise the Option only in part, the unexercised portion of the Option shall be forfeited and cancelled. Notwithstanding the foregoing, in the event that by virtue of (i) any statute, law, rule or regulation applicable to Grantee or Issuer, (ii) any order, decree or injunction to which Grantee or Issuer is subject, (iii) any provision of Issuer's Certificate of Incorporation or By-Laws, (iv) any agreement, instrument or other document to which Issuer is a party or by which it is bound or (v) the terms of any security issued by Issuer, (A) Grantee shall be prohibited from acquiring or holding any of the Option Shares, (B) Grantee shall be unable to exercise full rights of ownership with respect to any of the Option Shares (including, without limitation, the right to vote such Option Shares on all matters properly presented to the stockholders of Issuer) or (C) any of such Option Shares shall be in any way distinguishable from, or of lesser economic value than, any other shares of Issuer Common Stock (any of the conditions described in clauses (A) through (C), an "Impairment"; and

                                     A-II-1
the portion of the Option Shares affected by an Impairment, the "Impaired Portion" of the Option Shares), then upon a partial exercise of the Option by Grantee, the portion of the Option relating to the Impaired Portion of the Option Shares shall not be forfeited or cancelled but shall remain exercisable by Grantee in accordance with the terms of this Agreement. When all Impairments relating to any Impaired Portion of the Option Shares have been eliminated, Grantee may from time to time exercise the Option with respect to Option Shares previously affected by such Impairment and upon any such exercise, the unexercised portion of the Option (other than any remaining Impaired Portion) shall be forfeited and cancelled.

    (d) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (the "Closing"; and the date of such Closing, the "Closing Date"); PROVIDED that the Closing shall be held only if (i) such purchase would not otherwise violate or cause the violation of applicable law (including the HSR Act) and (ii) no statute, rule, regulation, decree, order or injunction shall have been promulgated, enacted, entered into, or enforced by any Governmental Entity which prohibits delivery of the Option Shares, whether temporary, preliminary or permanent (PROVIDED, HOWEVER, that the parties hereto shall use their best efforts to have any such decree, order or injunction vacated or reversed). If the Closing cannot be consummated by reason of a restriction set forth in clause (i) or (ii) above, notwithstanding the provisions of Section 2(a), the Closing Date shall be within 10 business days following the elimination of such restriction.

    3. PAYMENT AND DELIVERY OF CERTIFICATES. (a) On each Closing Date, Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated by Issuer an amount equal to the Purchase Price multiplied by the Option Shares to be purchased on such Closing Date.

    (b) At each Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all Liens, and Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable law or the provisions of this Agreement. If at the time of issuance of any Option Shares pursuant to an exercise of all or part of the Option hereunder, Issuer shall not have redeemed the Rights, or shall have issued any similar securities, then each Option Share issued pursuant to such exercise shall also represent a corresponding Right or new rights with terms substantially the same as and at least as favorable to Grantee as are provided under the Rights Agreement or any similar agreement then in effect.

    (c) Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

        THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF AUGUST 23, 1997. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and
(ii) the reference to restrictions pursuant to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such

                                     A-II-2
reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

    4. AUTHORIZED STOCK. Issuer hereby represents and warrants to Grantee that Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all Liens, including any preemptive rights of any stockholder of Issuer.

    5. PURCHASE NOT FOR DISTRIBUTION. Grantee hereby represents and warrants to Issuer that any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

    6. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement at a price per share less than the Purchase Price, the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

    (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger shall after such merger represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (I) the Acquiring Corporation (as defined below) or (II) any person that controls the Acquiring Corporation (any such person specified in clause (I) or (II) being referred to as "Substitute Option Issuer").

    (c) The Substitute Option shall have the same terms as the Option; PROVIDED that the exercise price therefor and number of shares subject thereto shall be as set forth in this Section 6 and the repurchase rights relating thereto shall be as set forth in Section 8; PROVIDED, FURTHER, that the Substitute Option shall be

                                     A-II-3
exercisable immediately upon issuance without the occurrence of a Purchase Event with respect to the Substitute Option; and PROVIDED, FURTHER, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option (subject to the variations described in the foregoing provisos), such terms shall be as similar as possible and in no event less advantageous to Grantee. Substitute Option Issuer shall also enter into an agreement with Grantee in substantially the same form as this Agreement (subject to the variations described in the foregoing provisos), which shall be applicable to the Substitute Option.

    (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as defined below) as is equal to the Assigned Value (as defined below) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as defined below), rounded up to the nearest whole share. The exercise price per share of Substitute Common Stock of the Substitute Option (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

    (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of outstanding Substitute Common Stock but for the limitation in the first sentence of this Section 6(e), Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 6(e) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 6(e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee.

    (f) Issuer shall not enter into any transaction described in Section 6(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Agreement are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights comparable to the Rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value than other shares of common stock issued by Substitute Option Issuer (other than any diminution in value resulting from the fact, if applicable, that the shares of Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision)).

    (g) For purposes of this Agreement, the following terms have the following meanings:

        (1) "Acquiring Corporation" means (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer),
    (ii) Issuer in a merger in which Issuer is the continuing or surviving corporation and (iii) the transferee of all or substantially all of Issuer's assets.

        (2) "Assigned Value" means the highest of (w) the price per share of Issuer Common Stock at which a tender offer or exchange offer for Issuer Common Stock has been made after the date hereof and prior to the consummation of the consolidation, merger or sale referred to in Section 6(b), (x) the price per share to be paid by any third party or the consideration per share to received by holders of Issuer Common Stock, in each case pursuant to the agreement with Issuer with respect to the consolidation, merger or sale referred to in Section 6(b), (y) the highest closing sales price per share for Issuer Common Stock quoted on the NYSE (or if such Issuer Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotation System or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the 12-month period immediately preceding the consolidation, merger or sale referred to in

                                     A-II-4

    Section 6(b) and (z) in the event the transaction referred to in Section 6(b) is a sale of all or substantially all of Issuer's assets, an amount equal to (i) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer, as determined by a nationally recognized investment banking firm selected by Grantee divided by
    (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a tender offer or exchange offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Grantee.

        (3) "Average Price" means the average closing sales price per share of a share of Substitute Common Stock quoted on the NYSE (or if such Substitute Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotation System or, if the shares of Substitute Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) for the twenty trading days immediately preceding the fifth business day prior to the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; PROVIDED that if Substitute Option Issuer is Issuer, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Grantee may elect.

        (4) "Substitute Common Stock" means the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

    7. REPURCHASE OF OPTION AND OPTION SHARES. (a) Notwithstanding the provisions of Section 2(a), at any time commencing upon the first occurrence of a Repurchase Event (as defined below) and ending 12 months after the occurrence of a Purchase Event, Issuer (or any successor entity thereof) shall:

        (i) at the request of Grantee, repurchase from Grantee the Option (if and to the extent not previously terminated) at a price equal to the excess, if any, of (x) the Applicable Price (as defined below) as of the Section 7 Request Date (as defined below) for a share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 6(a)), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised (the "Option Repurchase Price"); and

        (ii) at the request of an owner of Option Shares from time to time, repurchase such number of Option Shares as such owner shall designate at a price equal to the Applicable Price as of the Section 7 Request Date multiplied by the number of Option Shares requested to be repurchased by such owner (the "Option Share Repurchase Price").

    (b) If Grantee or an owner of Option Shares exercises its rights under this
Section 7, Issuer shall, within 10 business days after the Section 7 Request Date, pay the Option Repurchase Price or Option Share Repurchase Price, as the case may be, in immediately available funds, and Grantee or such owner, as the case may be, shall surrender to Issuer the Option or Option Shares, as the case may be.

    (c) For purposes of this Agreement, the following terms have the following dmeanings:

        (i) "Applicable Price," as of any date, means the highest of (A) the highest price per share at which a tender offer or exchange offer has been made for shares of Issuer Common Stock after the date hereof and on or prior to such date, (B) the price per share to be paid by any third party for shares of Issuer Common Stock or the consideration per share to be received by holders of Issuer Common Stock, in each case pursuant to an agreement for a merger or other business combination transaction with Issuer entered into on or prior to such date or (C) the highest closing sales price per

                                     A-II-5
    share of Issuer Common Stock quoted on the NYSE (or if Issuer Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotations System or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the 60 business days preceding such date. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (A) or (B) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

        (ii) "Repurchase Event" means the occurrence of a Purchase Event followed by the consummation of any transaction the proposal of which would constitute a Transaction Proposal; and

       (iii) "Section 7 Request Date" means the date on which Grantee or an owner of Option Shares exercises its rights under this Section.

    8. REPURCHASE OF SUBSTITUTE OPTION. (a) At any time after issuance of the Substitute Option, Substitute Option Issuer (or any successor entity thereof) shall:

        (i) at the request of Grantee, repurchase from Grantee the Substitute Option (if and to the extent not previously terminated) at a price equal to the excess, if any, of (x) the Highest Closing Price as of the Section 8 Request Date (as defined below) for a share of Substitute Common Stock over
    (y) the Purchase Price (subject to adjustment pursuant to Section 6(a)), multiplied by the number of shares of Substitute Common Stock with respect to which the Substitute Option has not been exercised (the "Substitute Option Repurchase Price"); and

        (ii) at the request of an owner of shares of Substitute Common Stock issued upon exercise of the Substitute Option, repurchase such number of shares of Substitute Common Stock as such owner shall designate at a price equal to the Highest Closing Price as of the Section 8 Request Date multiplied by the number of shares of Substitute Common Stock requested to be repurchased by such owner (the "Substitute Share Repurchase Price").

    (b) If Grantee or an owner of shares of Substitute Common Stock issued upon exercise of the Substitute Option exercises its rights under this Section 8, Issuer shall, within 10 business days after the Section 8 Request Date, pay the Option Repurchase Price or Option Share Repurchase Price, as the case may be, in immediately available funds, and Grantee or such owner, as the case may be, shall surrender to Issuer the Option or shares of Substitute Common Stock, as the case may be.

    (c) For purposes of this Agreement, the following terms have the following meanings:

        (i) "Highest Closing Price" means the highest closing sales price for shares of Substitute Common Stock quoted on the NYSE (or if the Substitute Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotations System or, if the shares of Substitute Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the six-month period preceding the Section 8 Request Date; and

        (ii) "Section 8 Request Date" means the date on which Grantee or an Owner exercises its rights under this Section.

    9. REGISTRATION RIGHTS. Issuer shall, if requested by Grantee or any owner of Option Shares (collectively with Grantee, the "Owners") at any time and from time to time within two years of the first exercise of the Option, as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to such Owners upon exercise of the Option in accordance with the intended method of sale or other disposition stated by such Owners, including a

                                     A-II-6

"shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities under any applicable state securities laws. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 30 days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer. Any registration statement prepared and filed under this Section 9, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Owners' counsel related thereto. The Owners shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If during the time period referred to in the first sentence of this Section 9 Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it shall allow the Owners the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two registration statements for the Owners under this Section 9; PROVIDED that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer shall include the shares requested to be included therein by the Owners pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 9, Issuer and the Owners shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

    10. LISTING. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the NYSE, Issuer, upon the request of any Owner, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NYSE and will use its best efforts to obtain approval of such listing as soon as practicable.

    11. LOSS, THEFT, ETC. OF AGREEMENT. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

    12. LIMITATION OF GRANTEE PROFIT. (a) Notwithstanding any other provision herein, in no event shall Grantee's Total Profit (as defined below) exceed $11,000,000, and, if it otherwise would exceed such amount, Grantee, at its sole discretion, shall either (i) reduce the number of shares subject to the Option,
(ii) deliver to Issuer for cancellation shares of Issuer Common Stock (or other securities into which such Option Shares are converted or exchanged), (iii) pay cash to Issuer, or (iv) any combination of the foregoing, so that Grantee's actually realized Total Profit shall not exceed $11,000,000 after taking into account the foregoing actions.

    (b) For purposes of this Agreement, "Total Profit" shall mean: (i) the aggregate amount of (A) the excess of (x) the net cash amounts received by Grantee pursuant to a sale of Option Shares (or securities into which such shares are converted or exchanged) to any unaffiliated third party within 12 months after the exercise of the Option, over (y) the Grantee's purchase price of such Option Shares (or other securities), PLUS (B) any amounts received by Grantee on the transfer of the Option, PLUS (C) any

                                     A-II-7
equivalent amounts with respect to the Substitute Option, PLUS (D) the amount received by Grantee pursuant to Section 8.02(a) of the Merger Agreement, minus
(ii) the amount of cash paid to Issuer pursuant to this Section 12 plus the value of the Option Shares (or other securities) delivered to Issuer for cancellation pursuant to this Section 12.

    (c) If Grantee receives cash or other consideration in the aggregate, pursuant to Section 8.02(a) of the Merger Agreement together with proceeds in connection with any sales or dispositions of the Option, Option Shares and any dividends received by Grantee declared on Option Shares, more than the sum of
(i) $22,000,000 and (ii) the Purchase Price multiplied by the number of Option Shares purchased by Grantee pursuant to the Option, than all proceeds of Grantee in excess of such sum shall be remitted to Issuer within 30 days of the receipt of such cash or other consideration.

    (c) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Grantee to receive, nor relieve Issuer's obligation to pay, the fee pursuant to Section 8.02(a) of the Merger Agreement; PROVIDED that if and to the extent the Total Profit received by Grantee would exceed $11,000,000 following receipt of such fee, without limiting Issuer's right of set-off, Grantee shall be obligated to comply with the terms of Section 12(a) within 30 days of the latest of (i) the date of receipt of such fee, (ii) the date of receipt of the net cash by Grantee pursuant to the sale of Option Shares (or securities into which such Option Shares are converted or exchanged) to any unaffiliated party within 12 months after the exercise of this Option with respect to such Option Shares, (iii) the date of receipt of net cash from disposition of the Option and (iv) the date of receipt of equivalent amounts pursuant to the sale of the Substitute Option or shares of Substitute Common Stock (or other securities into which such Substitute Common Stock is converted or exchanged).

    (d) For purposes of Section 12(a) and clause (ii) of Section 12(b), the value of any Option Shares delivered to Issuer shall be the Assigned Value of such Option Shares and the value of any Substitute Common Stock delivered to Issuer shall be the Highest Closing Price of such Substitute Common Stock.

    13. MISCELLANEOUS. (a) EXPENSES. Except as otherwise provided in Section 9 hereof, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    (b) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

    (c) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARY; SEVERABILITY. Except as otherwise set forth in the Merger Agreement, this Agreement, together with the Merger Agreement, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer (or Substitute Option Issuer) to repurchase, the full number of shares of Issuer Common Stock (or Substitute Common Stock) as provided in Sections 2 and 7 (or in the case of Substitute Common Stock Sections 2 and
8), as adjusted pursuant to Section 6, it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

                                     A-II-8

    (D) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY APPLICABLE CONFLICTS OF LAW RULES.

    (e) DESCRIPTIVE HEADINGS. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    (f) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    If to Grantee to:
    The Perkin-Elmer Corporation
    761 Main Street
    Norwalk, Connecticut 06859
    Attention: Chief Executive Officer
    Telecopier No.: 1-203-761-5015
    with a copy to:
    Simpson Thacher & Bartlett
    425 Lexington Avenue
    New York, New York 10017
    Attention: James M. Cotter, Esq.
            Richard A. Garvey, Esq.
    Telecopier No.: (212) 455-2502
    If to Issuer to:
    PerSeptive Biosystems, Inc.
    500 Old Connecticut Path
    Framingham, Massachusetts 01701
    Attention: Chief Executive Officer
    Telecopier No.: 1-508-383-7852
    with a copy to:
    Testa, Hurwitz & Thibeault, LLP
    125 High Street
    High Street Tower
    Boston, Massachusetts 02110
    Attention: George Lloyd, Esq.
            Rufus C. King, Esq.
    Telecopier No.: 1-617-248-7100

    (g) COUNTERPARTS. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

    (h) ASSIGNMENT. Grantee may assign this Agreement in whole to any affiliate of Grantee at any time. Except as provided in the next sentence, Grantee may not, without the prior written consent of Issuer (which shall not be unreasonably withheld), assign this Agreement to any other person. Upon the

                                     A-II-9
occurrence of a Purchase Event, Grantee may sell, transfer, assign or otherwise dispose of, in whole at any time, its rights and obligations hereunder. In the case of any sale, transfer, assignment or disposition of this Option, Issuer shall do all things reasonably necessary to facilitate such transaction. This Agreement shall not be assignable by Issuer except by operation of law. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Sections 3.01(a) and 3.02(a) of the Merger Agreement, and, to the extent they relate to this Stock Option Agreement, in Sections 3.01(d), (p), (q) and (r) and 3.02(c) of the Merger Agreement, are incorporated herein by reference.

    (j) FURTHER ASSURANCES. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

    (k) SPECIFIC PERFORMANCE. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

    IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                PERSEPTIVE BIOSYSTEMS, INC.

                                by   /s/ NOUBAR B. AFEYAN
                                     -----------------------------------------
                                     Name: Noubar B. Afeyan
                                     Title:  Chief Executive Officer and
                                     Chairman of the Board of Directors

                                THE PERKIN-ELMER CORPORATION

                                by   /s/ PETER BARRETT
                                     -----------------------------------------
                                     Name: Peter Barrett
                                     Title:  Vice President

                                    A-II-10

INVESTMENT BANKING DIVISION
PaineWebber Incorporated
1285 Avenue of the Americas
New York, NY 10019
212 713-2000

                                                              [LOGO]

August 23, 1997

Board of Directors
PerSeptive Biosystems, Inc.
500 Old Connecticut Path
Framingham, MA 01701

Gentlemen:

    PerSeptive Biosystems, Inc. (the "Company") proposes to enter into an Agreement and Plan of Merger (the "Agreement") with The Perkin-Elmer Corporation ("Parent") and Seven Acquisition Corporation ("Sub"), a wholly owned subsidiary of Parent, pursuant to which Sub will be merged with and into the Company ("Merger"). At the Effective Time of the Merger (as defined in the Agreement), each outstanding share of common stock, par value $.01 per share ("Company Common Stock"), of the Company (other than shares owned by the Company, Parent or any of their respective subsidiaries) will be converted solely into the right to receive the Merger Consideration (as hereinafter defined). The "Merger Consideration" means that number of shares of common stock, par value $1.00 per share ("Parent Common Stock") of Parent equal to (i) $13.00, divided by (ii) the Parent Common Stock Price (as hereinafter defined); provided that such number of shares shall not be less than .1486 nor more than .1926. The "Parent Common Stock Price" means the average of the closing sales prices of Parent Common Stock on each of the 20 consecutive trading days immediately preceding the second trading day prior to the Effective Time of the Merger.

    You have asked us whether or not, in our opinion, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than Parent and its affiliates).

    In arriving at the opinion set forth below, we have, among other things:

(1) Reviewed, among other public information, the Company's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended September 30, 1996 and the Company's Form 10-Q and the related unaudited financial information for the nine months ended June 30, 1997;

(2) Reviewed, among other public information, Parent's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended June 30, 1996 and the related unaudited financial information for the fiscal year ended June 30, 1997;

                                    A-III-1

PAINEWEBBER

Board of Directors
PerSeptive Biosystems, Inc.
August 23, 1997
Page 2

(3) Reviewed certain information, including financial forecasts (including, with respect to the Company, internally prepared financial forecasts and, with respect to Parent, certain publicly available estimates of future performance, which estimates were discussed with members of senior management of Parent (collectively, the "Projections")), relating to the business, earnings, cash flow, assets and prospects of the Company and Parent, furnished to us by or on behalf of the Company and Parent, respectively;

(4) Conducted discussions with members of senior management of the Company and Parent concerning their respective businesses and prospects;

(5) Conducted discussions with members of senior management of the Company concerning information relating to certain strategic, financial and operational benefits anticipated by such management to result from the Merger;

(6) Compared the historical market prices and trading activity for the Company Common Stock and the Parent Common Stock with those of certain publicly traded companies which we deemed relevant;

(7) Compared the financial position and operating results of the Company and Parent with those of certain other publicly traded companies which we deemed relevant;

(8) Compared the financial terms of the Merger with the financial terms of certain other business combinations which we deemed relevant;

(9) Considered the potential pro forma effects of the Merger on Parent;

(10) Reviewed a draft of the Agreement in the form presented to the Board of Directors of the Company; and

(11) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of regulatory, general economic, market and monetary conditions.

    In preparing our opinion, we have relied on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to us by or on behalf of the Company and Parent, and we have not assumed any responsibility to independently verify such information. With respect to the Projections, we have assumed, with your consent, that they were reasonably prepared on bases reflecting the best currently available estimates as to the future performance of the Company and Parent, respectively.

                                    A-III-2

PAINEWEBBER
Board of Directors
PerSeptive Biosystems, Inc.
August 23, 1997
Page 3

We have not undertaken an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Parent, nor have we been furnished with any such evaluations or appraisals. We have also assumed, with your consent, that (i) all material assets and liabilities (contingent or otherwise, known or unknown) of the Company and Parent are as set forth in their respective financial statements; and (ii) the Merger will be accounted for under the pooling-of-interests method of accounting and will qualify as a tax-free reorganization. Our opinion is based upon regulatory, economic, monetary and market conditions existing on the date hereof. Furthermore, we express no opinion as to the price or trading ranges at which the Company Common Stock or Parent Common Stock will trade from the date hereof.

    Our opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote on the Merger. This opinion does not address the relative merits of the Merger and other transactions or business strategies that may have been discussed by the Board of Directors of the Company as alternatives to the Merger or the decision of the Board of Directors of the Company to proceed with the Merger. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any portion of the Company.

    This opinion has been prepared at the request and for the use of the Board of Directors of the Company and shall not be reproduced, summarized, described or referred to or given to any other person or otherwise made public without the prior written consent of PaineWebber Incorporated; provided, however, that this letter may be reproduced in full in the Proxy Statement/Prospectus relating to the Merger.

    PaineWebber Incorporated is currently acting as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee upon the delivery of this opinion and upon consummation of the Merger.

    In the ordinary course of our business, we may trade the securities of the Company and Parent for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.

                                    A-III-3

PAINEWEBBER
Board of Directors
PerSeptive Biosystems, Inc.
August 23, 1997
Page 4

    On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than Parent and its affiliates).

                                Very truly yours,

                                PAINEWEBBER INCORPORATED

                                       /S/ PAINEWEBBER INCORPORATED
                                ------------------------------------------

                                    A-III-4

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The New York Business Corporation Law (the "NYBCL") authorizes a New York corporation to indemnify any person who is, or is threatened to be made, a party in any civil or criminal proceeding (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by such person as a result of such action or proceeding or any appeal therein. With respect to actions by or in the right of the corporation, the NYBCL authorizes indemnification of such person against reasonable expenses including attorneys' fees and amounts paid in settlement. To be entitled to indemnification, a person must have acted in good faith, for a purpose which he reasonably believed to be in, or in the case of service for another organization, not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, in addition, had no reasonable cause to believe his conduct was unlawful. Court approval is required as a prerequisite to indemnification of expenses in respect of any claim as to which a person has been adjudged liable to the corporation.

    The NYBCL requires indemnification against expenses actually and reasonably incurred by any director, officer, employee or agent in connection with a proceeding against such person for action in such capacity to the extent that the person has been successful on the merits or otherwise. Advancement of expenses (i.e., payment prior to a determination on the merits) is permitted, but not required, by the NYBCL, which further requires that any director or officer must undertake to repay such expenses if it is ultimately determined that he is not entitled to indemnification. The disinterested members of the board of directors (or independent legal counsel or the stockholders) must determine, in each instance where indemnification is not required by the NYBCL, that such director, officer, employee or agent is entitled to indemnification. The NYBCL provides that the indemnification provided by statute is not exclusive.

    The Perkin-Elmer By-Laws provide that, except to the extent expressly prohibited by the NYBCL, Perkin-Elmer shall indemnify each person made or threatened to be made a party to, or called as a witness or asked to submit information in, any action or proceeding by reason of the fact that such person or such person's testator or intestate is or was a director or officer of Perkin-Elmer, or serves or served at the request of Perkin-Elmer any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless Perkin-Elmer has given its prior consent to such settlement or other disposition. Reference to an action or proceeding in the Perkin-Elmer By-Laws includes, without limitation, any pending or threatened action, proceeding, hearing or investigation, whether civil or criminal, whether judicial, administrative or legislative in nature and whether or not in the nature of a direct or a stockholders' derivative action brought by or on behalf of Perkin-Elmer or any other corporation or enterprise which the director or officer of the corporation serves at Perkin-Elmer's request.

    The Perkin-Elmer By-Laws provide that Perkin-Elmer shall advance or promptly reimburse upon request any person entitled to indemnification thereunder for all expenses, including attorney's fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled, provided, however, that such person shall cooperate in good faith with any request by Perkin-Elmer that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties. Perkin-Elmer shall also promptly pay or reimburse such person for all expenses, including fees and expenses of counsel, reasonably incurred by such person in successfully enforcing his or her rights pursuant to the By-Law provisions described above.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    EXHIBITS

       2.1   Agreement and Plan of Merger, dated as of August 23, 1997, among Perkin-Elmer, Merger Sub and
             PerSeptive (included as Annex I to the Proxy Statement/Prospectus).

       2.2   Stock Option Agreement, dated as of August 23, 1997, between PerSeptive and Perkin-Elmer
             (included as Annex II to the Proxy Statement/Prospectus).

       3.1   Restated Certificate of Incorporation of Perkin-Elmer (incorporated by reference to Exhibit
             3(i) of Perkin-Elmer's Quarterly Report on Form 10-Q for the fiscal quarter ended September
             30, 1996 (Commission File No. 1-4389)).

       3.2   Amended and Restated By-Laws of Perkin-Elmer, as amended (incorporated by reference to Exhibit
             3(ii) of Perkin-Elmer's Annual Report on Form 10-K for the fiscal year ended June 30, 1993
             (Commission File No. 1-4389)).

       4     Shareholder Protection Rights Agreement, dated as of April 30, 1989, between Perkin-Elmer and
             The First National Bank of Boston (incorporated by reference to Exhibit 4 to Perkin-Elmer's
             Current Report on Form 8-K dated April 20, 1989 (Commission File No. 1-4389)).

       5     Opinion of Simpson Thacher & Bartlett.

       8.1   Opinion of Simpson Thacher & Bartlett as to tax matters.

       8.2   Opinion of Testa, Hurwitz & Thibeault, LLP as to tax matters.

      23.1   Consent of Price Waterhouse, independent accountants of PerSeptive.

      23.2   Consent of Coopers & Lybrand, independent accountants of PerSeptive.

      23.3   Consent of Price Waterhouse, independent accountants of Perkin-Elmer.

      23.4   Consent of Simpson Thacher & Bartlett (contained in exhibits 5 and 8.1).

      23.5   Consent of Testa, Hurwitz & Thibeault, LLP (contained in exhibit 8.2).

      23.6   Consent of PaineWebber Incorporated.

      24     Powers of Attorney.

      99.1   Opinion of PaineWebber Incorporated (included as Annex III to the Proxy Statement/Prospectus).

      99.2   Chairman's letter to stockholders of PerSeptive.

      99.3   Notice of Special Meeting of stockholders of PerSeptive.

      99.4   Form of Proxy for Special Meeting of stockholders of PerSeptive.

ITEM 22. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the

    Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date corresponding to the request.

    (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on October 28, 1997.

                                THE PERKIN-ELMER CORPORATION

                                By                       *
                                     -----------------------------------------

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
                                Chairman of the Board of
              *                   Directors, President and
------------------------------    Chief Executive Officer     October 28, 1997
        Tony L. White             (principal executive
                                  officer)

                                Senior Vice President,
              *                   Chief Financial Officer
------------------------------    and Treasurer (principal    October 28, 1997
       Dennis L. Winger           financial officer)

              *                 Corporate Controller
------------------------------    (principal accounting       October 28, 1997
        Ugo D. Deblasi            officer)

              *                 Director
------------------------------                                October 28, 1997
     Joseph F. Abely, Jr.

              *                 Director
------------------------------                                October 28, 1997
       Richard H. Ayers

              *                 Director
------------------------------                                October 28, 1997
      Jean-Luc Belingard

              *                 Director
------------------------------                                October 28, 1997
       Robert H. Hayes

              *                 Director
------------------------------                                October 28, 1997
 Georges C. St. Laurent, Jr.

              *                 Director
------------------------------                                October 28, 1997
      Carolyn W. Slayman

              *                 Director
------------------------------                                October 28, 1997
        Orin R. Smith

*William B. Sawch hereby signs this Registration Statement on October 28, 1997 on behalf of each of the above-named Directors and Officers of the Registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such Directors and Officers and filed with the Securities and Exchange Commission as exhibits to this Registration Statement.

                                                    /s/ William B. Sawch
                                                -----------------------------
                                                      Attorney-in-fact

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                              DESCRIPTION
-----------  ----------------------------------------------------------------------------------------------

       2.1   Agreement and Plan of Merger, dated as of August 23, 1997, among Perkin-Elmer, Merger Sub and
             PerSeptive (included as Annex I to the Proxy Statement/ Prospectus).

       2.2.  Stock Option Agreement, dated as of August 23, 1997, between PerSeptive and Perkin-Elmer
             (included as Annex II to the Proxy Statement/Prospectus).

       3.1   Restated Certificate of Incorporation of Perkin-Elmer (incorporated by reference to Exhibit
             3(i) of Perkin-Elmer's Quarterly Report on Form 10-Q for the fiscal quarter ended September
             30, 1996 (Commission File No. 1-4389)).

       3.2   Amended and Restated By-Laws of Perkin-Elmer, as amended (incorporated by reference to Exhibit
             3(ii) of Perkin-Elmer's Annual Report on Form 10-K for the fiscal year ended June 30, 1993
             (Commission File No. 1-4389)).

       4     Shareholder Protection Rights Agreement, dated as of April 30, 1989, between Perkin-Elmer and
             The First National Bank of Boston (incorporated by reference to Exhibit 4 to Perkin-Elmer's
             Current Report on Form 8-K dated April 20, 1989 (Commission File No. 1-4389)).

       5     Opinion of Simpson Thacher & Bartlett.

       8.1   Opinion of Simpson Thacher & Bartlett as to tax matters.

       8.2   Opinion of Testa, Hurwitz & Thibeault, LLP as to tax matters.

      23.1   Consent of Price Waterhouse, independent accountants of PerSeptive.

      23.2   Consent of Coopers & Lybrand, independent accountants of PerSeptive.

      23.3   Consent of Price Waterhouse, independent accountants of Perkin-Elmer.

      23.4   Consent of Simpson Thacher & Bartlett (contained in exhibits 5 and 8.1).

      23.5   Consent of Testa, Hurwitz & Thibeault, LLP (contained in exhibit 8.2).

      23.6   Consent of PaineWebber Incorporated.

      24     Powers of Attorney.

      99.1   Opinion of PaineWebber Incorporated (included as Annex III to the Proxy Statement/Prospectus).

      99.2   Chairman's letter to stockholders of PerSeptive.

      99.3   Notice of Special Meeting of stockholders of PerSeptive.

      99.4   Form of Proxy for Special Meeting of stockholders of PerSeptive.